Prospectus Supplement No. 7 (to Prospectus dated May 14, 2026)	Filed Pursuant to Rule 424(b)(3) Registration No. 333-295732

SUNCRETE, INC.

52,299,704 Shares of Class A Common Stock

(Inclusive of 23,714,609 shares of Class A Common Stock Issuable Upon Conversion of Class B Common Stock, 473,800 shares of Class A Common Stock Underlying Warrants, 2,525,094 shares of Class A Common Stock Underlying Pre-Funded Warrants, 1,444,445 shares of Class A Common Stock Underlying Series A Convertible Perpetual Preferred Stock and 695,110 shares of Class A Common Stock Issuable Upon Exchange of Holdco Class B Common Shares)

473,800 Warrants to Purchase Shares of Class A Common Stock

This prospectus supplement updates and supplements the prospectus of Suncrete, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), dated May 14, 2026, which forms a part of our Registration Statement on Form S-1 (Registration No. 333-295732) (the “Prospectus”). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on July 7, 2026 (“Form 8-K”). Accordingly, we have attached the Form 8-K to this prospectus supplement. Any information included in the Form 8-K that is furnished shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

This prospectus supplement should be read in conjunction with the Prospectus. This prospectus supplement updates and supplements the information in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

We are a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market, LLC (“Nasdaq”). As a controlled company, we are exempt from certain Nasdaq governance requirements that otherwise apply to the composition and function of our board of directors (the “Board”). As a result, (i) our Board does not have a majority of independent directors, (ii) the compensation of our executive officers is not determined by a majority of the independent directors or a committee of independent directors, and (iii) director nominees are not selected or recommended by a majority of the independent directors or a committee of independent directors. As of May 5, 2026, the SunTx Group (as defined in the Prospectus) beneficially owned approximately 82.6% of the voting power of our outstanding common stock. If at any time we cease to be a controlled company, we will take all action necessary to comply with the listing rules of Nasdaq, including appointing a majority of independent directors to our Board and ensuring our compensation committee and nominating and corporate governance committee are each composed entirely of independent directors, subject to any permitted “phase-in” periods.

Our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), is listed on The Nasdaq Global Market and Nasdaq Texas under the symbol “RMIX.” On July 6, 2026, the last reported sales price of the Class A Common Stock was $21.23 per share. We are an “emerging growth company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our securities involves risk. See the sections entitled “Risk Factors” beginning on page 18 of the Prospectus and under similar headings in any further amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 7, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2026

Suncrete, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43227	39-4989597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

521 E. 2nd Street

Tulsa, Oklahoma 74120

(Address of principal executive offices, including zip code)

(918) 355-5700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RMIX	The Nasdaq Stock Market LLC
(indicate by check)
Nasdaq Texas, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, Concrete Partners, LLC (the “Borrower”), a subsidiary of Suncrete, Inc. (the “Company”), and the Company and certain of the Company’s wholly owned subsidiaries in their capacity as guarantors (collectively with the Borrower and the Company, the “Loan Parties”), are party to a credit agreement with Bank of America, N.A., as administrative agent, swingline lender and L/C issuer (the “Administrative Agent”), BofA Securities, Inc., as joint lead arranger and sole bookrunner, and the lenders party thereto (collectively, the “Lenders” and such agreement, as amended prior to the date of the Amendment (as defined below), the “Credit Agreement”), which previously provided for (i) a fully drawn senior secured first lien term loan in the aggregate principal amount of $205.0 million (the “Term Loan”) and (ii) a $25.0 million revolving credit facility (the “Revolving Credit Facility”).

On June 30, 2026 (the “Effective Date”), the Loan Parties entered into that certain Commitment Increase and Fifth Amendment to Credit Agreement (the “Amendment,” and the Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”) with the Lenders, pursuant to which the Credit Agreement was amended to, among other things, (i) increase the aggregate commitments under the Revolving Credit Facility from $25.0 million to $50.0 million and (ii) provide for a $175.0 million delayed draw term loan facility (the “Delayed Draw Term Loan Facility”), with the same maturity date as the other loans under the Amended Credit Agreement of July 29, 2029 (the “Maturity Date”).

Pursuant to the Amendment, the Delayed Draw Term Lenders (as defined in the Amendment) agreed to make loans to the Borrower from time to time, but limited to a maximum of 10 drawings by the Borrower, each in a minimum principal amount of $5.0 million, until the earlier of (i) December 31, 2027 and (ii) the date on which the aggregate amount of commitments under the Delayed Draw Term Loan Facility (the “Delayed Draw Term Commitments”) is reduced to zero pursuant to the terms of the Amended Credit Agreement (the “Delayed Draw Termination Date”). Any undrawn commitments under the Delayed Draw Term Loan Facility will be subject to a customary commitment fee.

Proceeds from the Delayed Draw Term Loan Facility are required to be used only to (i) retroactively refinance certain previously completed acquisitions and (ii) finance certain permitted acquisitions, including the payment of permitted earnouts and to pay transaction expenses incurred in connection therewith. Under the Amended Credit Agreement, borrowings under the Delayed Draw Term Loan Facility will amortize in quarterly installments, commencing with the fiscal quarter ending December 31, 2026 (each, a “Delayed Draw Term Loan Repayment Date”), in an amount, subject, in each case, to adjustments for prior mandatory and voluntary prepayments of principal, equal to the original aggregate principal amount of all funded loans under the Delayed Draw Term Loan Facility (the “Delayed Draw Term Loans”) as of the applicable Delayed Draw Term Loan Repayment Date multiplied by (i) 1.875% for each Delayed Draw Term Loan Repayment Date occurring from December 31, 2026 through and including September 30, 2027 and (ii) 2.5% for each Delayed Draw Term Loan Repayment Date occurring from December 31, 2027 through and including June 30, 2029, with the entire unpaid principal amount of the Delayed Draw Term Loans due on the Maturity Date. The Borrower has the same selection of interest rate options and interest periods for borrowings under the Delayed Draw Term Loan Facility as the Term Loan and the Revolving Credit Facility.

In addition, the Amendment (i) provides a carve-out from the mandatory prepayment requirements in the Amended Credit Agreement that permits the Loan Parties to receive up to $400.0 million in net cash proceeds from equity issuances made prior to the Delayed Draw Termination Date, so long as the net cash proceeds are intended to be used to consummate permitted acquisitions and pay the costs and expenses in connection therewith, (ii) (a) revises the joinder requirements and permitted acquisition baskets and (b) provides for certain permitted earnout payments and, in each case, to increase operational flexibility and to support the Company’s acquisition strategy, (iii) modifies the definition of “Consolidated EBITDA” used to calculate certain financial ratios, (iv) permits the Loan Parties to enter into a captive insurance program, subject to certain conditions and (v) increases the threshold of what constitutes a “Material Acquisition” from $25.0 million to $50.0 million.

The Amendment also modifies certain financial covenants, including (i) replacing the requirement to maintain a minimum consolidated senior leverage ratio with a requirement to maintain a minimum consolidated senior net leverage ratio as of the end of each fiscal quarter of (a) 4.00-to-1.00 for fiscal quarters ending between the Effective Date and June 30, 2027 and (b) 3.50-to-1.00 for fiscal quarters ending after September 30, 2027, subject to certain adjustments, including at the Borrower’s option following a Material Acquisition, subject to certain conditions, and

(ii) modifying the calculation of the consolidated fixed charge coverage ratio to, among other things, carve out certain payments made in connection with the Company’s recently completed de-SPAC transaction.

As of the Effective Date, (i) the principal amount outstanding under the Revolving Credit Facility was approximately $22.0 million, after drawing down approximately $7.0 million on the Effective Date, (ii) the principal amount outstanding under the Term Loan was approximately $189.2 million after giving effect to application of proceeds from the Amendment and (iii) the Borrower had not made any borrowings under the Delayed Draw Term Loan Facility. The obligations of the Borrower under the Amended Credit Agreement are secured by a first priority lien on substantially all personal property assets of the Company and its wholly owned subsidiaries.

Except as modified by the Amendment, the terms of the Credit Agreement remain unchanged.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Lenders that are parties to the Amended Credit Agreement and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of these financial institutions and their respective affiliates have provided, and may in the future provide, such services to the Loan Parties and to persons and entities with relationships with the Loan Parties, for which they received or will receive customary fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1#

Commitment Increase and Fifth Amendment to Credit Agreement, dated as of June 30, 2026, by and among, Concrete Partners, LLC, Concrete Partners Holding, LLC, the Company, Eagle Concrete Holdings, LLC, Eagle Redi-Mix Concrete, LLC, RAM Transportation, LLC, Schwarz Sand, LLC, Haymaker Acquisition Corp. 4, Suncrete Intermediate, Inc. and Bank of America, N.A., as administrative agent, swingline lender and L/C issuer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

# Schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedules to the Securities and Exchange Commission upon request. Certain confidential information has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such excluded information is not material and is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCRETE, INC.

Date: July 7, 2026	By:	/s/ Randall Edgar
Name: Randall Edgar
Title: Chief Executive Officer

Exhibit 10.1

CERTAIN INFORMATION, MARKED IN THIS EXHIBIT WITH BRACKETS, HAS BEEN EXCLUDED FROM THIS EXHIBIT IN RELIANCE ON REGULATION S-K, ITEM 601(B)(10)(IV) BECAUSE SUCH INFORMATION IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS CONFIDENTIAL.

COMMITMENT INCREASE AND FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS COMMITMENT INCREASE AND FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of June 30, 2026, is by and among Concrete Partners, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors, the banks listed on the signature pages hereof, and BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and L/C Issuer (in its capacity as Administrative Agent, the “Administrative Agent”).

BACKGROUND

A.   The Borrower, the Lenders, the Guarantors and the Administrative Agent are parties to that certain Credit Agreement, dated as of July 29, 2024, as amended by that certain First Amendment and Commitment Increase to Credit Agreement, dated as of October 17, 2025, that certain Second Amendment to Credit Agreement and First Amendment to Security and Pledge Agreement, dated as of March 25, 2026, that certain Limited Consent and Third Amendment to Credit Agreement, dated as of April 7, 2026 and that certain Limited Consent and Fourth Amendment to Credit Agreement, dated as of April 28, 2026 (as amended, modified or supplemented, the “Credit Agreement”; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

B.   The Borrower has requested that the Lenders amend the Credit Agreement to (i) increase the existing Revolving Facility by $25,000,000, (ii) establish a delayed draw term facility in an aggregate amount of $175,000,000, (iii) add Wells Fargo Bank, N.A. and Regions Bank, as Lenders under the Credit Agreement (collectively, the “New Lenders”), and (v) make certain other amendments thereto, as more fully set forth herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

1.   INCREASE IN REVOLVING COMMITMENTS.

Subject to the terms and conditions set forth herein, the Borrower, the Administrative Agent, and each Lender party hereto (including the New Lenders) agree that, on the Fifth Amendment Effective Date, the Revolving Commitments of the Revolving Lenders shall be increased to the amounts set forth on Schedule 1.01(b) attached to Annex II hereto.

2.   ESTABLISHMENT OF DELAYED DRAW TERM LOAN COMMITMENTS.

Subject to the terms and conditions set forth herein, the Borrower, the Administrative Agent, and each Lender party hereto (including the New Lenders) agree that, on the Fifth Amendment Effective Date, the Delayed Draw Term Loan Commitments of the Term Lenders shall be established in the amounts set forth on Schedule 1.01(b) attached to Annex II hereto

Commitment Increase and Fifth Amendment to Credit Agreement – Page 1

3.     AMENDMENTS TO CREDIT AGREEMENT. Subject to the terms and conditions set forth in Section 5 below,

(a)   the Credit Agreement (excluding the Schedules and Exhibits thereto) is hereby amended in its entirety and replaced with the document attached hereto as Annex I.

(b)   Schedule 1.01(b) to the Credit Agreement is hereby amended in its entirety and replaced with the document attached as Schedule 1.01(b) to Annex II.

(c)    Exhibits C and T to the Credit Agreement are hereby amended in their entirety and replaced with the documents attached as Exhibits C and T to Annex II.

(d)    A new Exhibit U is hereby added to the Credit Agreement in the form of Exhibit U to Annex II.

4.     REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, each Loan Party represents and warrants that, as of the date hereof and after giving effect to this Amendment:

(a)   the representations and warranties of the Borrower and each other Loan Party contained in the Credit Agreement and the other Loan Documents that are subject to materiality or Material Adverse Effect qualifications are true and correct in all respects on and as of the date hereof as made on and as of such date, and the representations and warranties contained in the Credit Agreement and the other Loan Documents that are not subject to materiality or Material Adverse Effect qualifications are true and correct in all material respects on and as of the date hereof as made on and as of such date, except (i) in each case to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (ii) that the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Credit Agreement;

(b)   no event has occurred and is continuing which constitutes a Default or Event of Default;

(c)   (i) (A) the Borrower and the other Loan Parties have the full power and authority to execute and deliver this Amendment, and (B) the Borrower has the full power and authority to execute and deliver each Revolving Note in the amount of the Revolving Commitments held by each Revolving Lender after giving effect to this Amendment (the “Replacement Revolving Notes”) and each Delayed Draw Term Loan Note; (ii) (A) this Amendment has been duly executed and delivered by the Borrower and the other Loan Parties and (B) each of the Replacement Revolving Notes and the Delayed Draw Term Loan Notes has been duly executed and delivered by the Borrower; and (iii) this Amendment, the Replacement Revolving Notes, the Delayed Draw Term Loan Notes and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Loan Parties, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity;

Commitment Increase and Fifth Amendment to Credit Agreement – Page 2

(d)   neither the execution, delivery and performance of this Amendment, the Replacement Revolving Notes, the Delayed Draw Term Loan Notes, or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will (i) contravene the terms of any of the Loan Parties’ Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Applicable Law; and

(e)   no approval, consent, exemption, authorization or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is necessary or required in connection with the execution, delivery or performance by, or enforcement against, (i) any Loan Party of this Amendment or (ii) the Borrower of the Replacement Revolving Notes or the Delayed Draw Term Loan Notes.

5.   CONDITIONS OF EFFECTIVENESS. This Amendment shall be effective when the following are satisfied (such date, the “Fifth Amendment Effective Date”):

(a)   the representations and warranties set forth in Section 4 of this Amendment shall be true and correct;

(b)   the Administrative Agent shall have received counterparts of this Amendment executed by each Loan Party, each Lender (including the New Lenders);

(c)   the Administrative Agent shall have received a certificate of the Borrower dated as of the Fifth Amendment Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to this Amendment and authorizing the execution, delivery and performance of this Amendment, the Replacement Revolving Notes and the Delayed Draw Term Loan Notes, (ii) certifying that, before and after giving effect to such increase, (A) each of the conditions set forth in Section 4.02 of the Credit Agreement shall have been satisfied; (B) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents that are subject to materiality and Material Adverse Effect qualifications are true and correct in all respects and the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents that are not subject to materiality or Material Adverse Effect qualifications are true and correct in all material respects, on and as of the Fifth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and (c) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively, and (C) no Default exists;

(d)   the Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Fifth Amendment Effective Date, which shall demonstrate to the reasonable satisfaction of the Administrative Agent that, after giving effect to the Fifth Amendment and any Delayed Draw Term Loans to be made on the Fifth Amendment

Commitment Increase and Fifth Amendment to Credit Agreement – Page 3

Effective Date, on a Pro Forma Basis (assuming, in the case of Incremental Revolving Commitments, that such Incremental Revolving Commitments are fully drawn), (i) the Loan Parties are in Pro Forma Compliance, (ii) the Consolidated Senior Net Leverage Ratio is not greater than 3.75:1.00, calculated using the same Measurement Period used to determine Pro Forma Compliance and (iii) the aggregate principal amount of Revolving Loans available to be borrowed under Section 2.01(b) of the Credit Agreement shall be at least $10,000,000;

(e)   the Administrative Agent shall have received a Solvency Certificate signed by a Responsible Officer of the Borrower as to the financial condition, solvency and related matters of the Borrower and its Subsidiaries, after giving effect to Fifth Amendment and the transactions contemplated hereby, including any Delayed Draw Term Loans to be made on the Fifth Amendment Effective Date;

(f)   the Administrative Agent shall have received a certificate of each Guarantor dated as of the Fifth Amendment Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of each such Guarantor certifying and attaching the resolutions adopted by such Guarantor approving or consenting to this Amendment;

(g)   the Administrative Agent shall have received a completed Loan Notice with respect to any Delayed Draw Term Loans to be made on the Fifth Amendment Effective Date;

(h)   the Administrative Agent shall have received a favorable opinion of counsel to the Borrower and the Guarantors, in form and substance acceptable to the Administrative Agent;

(i)   (A) to the extent requested by a Revolving Lender, the Administrative Agent shall have received a fully-executed Replacement Revolving Note for each such Lender and (B) to the extent requested by a Delayed Draw Term Loan Lender, the Administrative Agent shall have received a fully-executed Delayed Draw Term Loan Note for each such Lender;

(j)   the Administrative Agent shall have received evidence that all members, boards of directors, governmental, shareholder and third party consents and approvals necessary, or, in the opinion of the Administrative Agent, desirable, in connection with this Amendment, the Replacement Revolving Notes, or the Credit Agreement, as amended hereby, or the consummation of any transactions contemplated herein or therein, have been obtained;

(k)   the Administrative Agent shall have received for its benefit and for the benefit of each Lender who consents to this Amendment, the fees in immediately available funds as agreed in the Fifth Amendment Fee Letter;

(l)    unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent directly to such counsel to the extent invoiced prior to or on the Fifth Amendment Effective Date;

(m)   since December 31, 2025, there shall not have occurred any event or condition that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

Commitment Increase and Fifth Amendment to Credit Agreement – Page 4

(n)   the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall reasonably require.

6.   NEW LENDER REPRESENTATIONS AND AGREEMENTS. (a) Each New Lender represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be a Lender under the terms of the Credit Agreement, (iii) from and after the Fifth Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Loans and either it, or the Person exercising discretion in making its decision to acquire such Loans, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and other Loan Documents requested by it, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to purchase such Loans, and (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and join the Credit Agreement and the other Loan Documents as a Lender and to purchase and make, as the case may be, its Applicable Percentage (after giving effect to this Amendment) of the Loans; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. Pursuant to Section 11.06(b)(iii) of the Credit Agreement, (A) the Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender hereby (1) consent to the assignments to the New Lenders provided for herein and (2) waive any requirement that an Assignment and Assumption or any other documentation be executed in connection with such assignment, and (B) the Administrative Agent waives the payment of any processing and recordation fee to the Administrative Agent.

7.   PURCHASE/SALE BY LENDERS. Simultaneously with the satisfaction of the conditions to effectiveness set forth in Section 5 of this Amendment, each Lender shall purchase or sell (as the case may be), without recourse, an amount of the Loans outstanding such that, after giving effect to this Amendment, the amount of each Lender’s Commitments utilized and the amount of Loans owed to each Lender will be equal to its Applicable Percentage thereof after giving effect to the Amendment. The Borrower shall pay each Lender compensation for any losses pursuant to and in accordance with the provisions of Section 3.05 of the Credit Agreement as a result of any purchases or sales.

8.   GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor (i) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Amendment, (ii) ratifies and confirms all of its obligations and liabilities under the Guaranty and the Loan Documents to which it is a party and ratifies and confirms that such obligations and

Commitment Increase and Fifth Amendment to Credit Agreement – Page 5

liabilities extend to and continue in effect with respect to, and continue to guarantee and secure the Secured Obligations; (iii) acknowledges and agrees that its obligations in respect of its Guaranty are (x) not released, diminished, waived, modified, impaired or affected in any manner by this Amendment, or any of the provisions contemplated herein (y) also covers the Revolving Commitments as increased by this Amendment and all Delayed Draw Term Loans, (iv) acknowledges and agrees that as of the date hereof, such Guarantor (a) does not have any claim or cause of action against the Administrative Agent or any Lender (or any of their respective directors, officers, employees, agents, attorneys or other representatives) under or in connection with its Guaranty and the other Loan Documents to which it is a party and (b) has no offsets against, or defenses or counterclaims to, its Guaranty.

9.      REFERENCE TO THE CREDIT AGREEMENT.

(a)   Upon and during the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)   Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or the other Loan Documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.

10.   COSTS AND EXPENSES. The Borrower shall be obligated to pay the costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder in the manner and subject to the limitations set forth in Section 11.04 of the Credit Agreement.

11.   EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

12.   GOVERNING LAW; BINDING EFFECT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET

Commitment Increase and Fifth Amendment to Credit Agreement – Page 6

FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Amendment shall be binding upon the Borrower and each Lender and their respective successors and assigns.

13.   HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

14.  ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

Commitment Increase and Fifth Amendment to Credit Agreement – Page 7

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

BORROWER:	CONCRETE PARTNERS, LLC By: /s/ Tommy Wentroth Name: Tommy Wentroth Title: Chief Financial Officer

PUBCO:	SUNCRETE, INC. By: /s/ Tommy Wentroth Name: Tommy Wentroth Title: Chief Financial Officer

HOLDINGS:	CONCRETE PARTNERS HOLDING, LLC By: /s/ Tommy Wentroth Name: Tommy Wentroth Title: Chief Financial Officer

[Signature Page to Commitment Increase and Fifth Amendment to Credit Agreement (Concrete Partners)]

OTHER GUARANTORS:

EAGLE CONCRETE HOLDINGS, LLC

By: /s/ Tommy Wentroth

Name: Tommy Wentroth

Title:  Chief Financial Officer

EAGLE REDI-MIX CONCRETE, LLC

By: /s/ Tommy Wentroth

Name: Tommy Wentroth

Title:  Chief Financial Officer

RAM TRANSPORTATION, LLC

By: /s/ Tommy Wentroth

Name: Tommy Wentroth

Title:  Chief Financial Officer

SCHWARZ SAND, LLC By: /s/ Tommy Wentroth Name: Tommy Wentroth Title: Chief Financial Officer

HAYMAKER ACQUISITION CORP. 4 By: /s/ Tommy Wentroth Name: Tommy Wentroth Title: Chief Financial Officer

SUNCRETE INTERMEDIATE, INC. By: /s/ Tommy Wentroth Name: Tommy Wentroth Title: Chief Financial Officer

[Signature Page to Commitment Increase and Fifth Amendment to Credit Agreement (Concrete Partners)]

BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Carolyn LaBatte-Leavitt
Name: Carolyn LaBatte-Leavitt
Title: Vice President

[Signature Page to Commitment Increase and Fifth Amendment to Credit Agreement (Concrete Partners)]

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swingline Lender and as a Delayed Draw Term Lender

By: /s/ Desaree G. Lopez
Name: Desaree G. Lopez
Title: Senior Vice President

[Signature Page to Commitment Increase and Fifth Amendment to Credit Agreement (Concrete Partners)]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and as a Delayed Draw Term Lender

By: /s/ Sastra Srivattanasup
Name: Sastra Srivattanasup
Title: AVP

[Signature Page to Commitment Increase and Fifth Amendment to Credit Agreement (Concrete Partners)]

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender and as a Delayed Draw Term Lender

By: /s/ Jerry Huang
Name: Jerry Huang
Title: Duly Authorized Signatory

[Signature Page to Commitment Increase and Fifth Amendment to Credit Agreement (Concrete Partners)]

SUNFLOWER BANK, N.A.,
as a Lender and as a Delayed Draw Term Lender

By: /s/ Bradley Haynes
Name: Bradley Haynes
Title: Senior Vice President

[Signature Page to Commitment Increase and Fifth Amendment to Credit Agreement (Concrete Partners)]

TEXAS REGIONAL BANK,
as a Lender and as a Delayed Draw Term Lender

By: /s/ Shannon Bettis
Name: Shannon Bettis
Title: SVP

[Signature Page to Commitment Increase and Fifth Amendment to Credit Agreement (Concrete Partners)]

UMB BANK, N.A.,
as a Lender and as a Delayed Draw Term Lender

By: /s/ Nathaniel Jacks
Name: Nathaniel Jacks
Title: Senior Vice President

[Signature Page to Commitment Increase and Fifth Amendment to Credit Agreement (Concrete Partners)]

WELLS FARGO BANK, N.A.,
as a New Lender, a Lender and as a Delayed Draw Term Lender

By: /s/ Brandon Moss
Name: Brandon Moss
Title: Executive Director

[Signature Page to Commitment Increase and Fifth Amendment to Credit Agreement (Concrete Partners)]

REGIONS BANK,
as a New Lender, a Lender and as a Delayed Draw Term Lender

By: /s/ Khoa Duong
Name: Khoa Duong
Title: Director

[Signature Page to Commitment Increase and Fifth Amendment to Credit Agreement (Concrete Partners)]

Annex I

[See Attached]

[Annex I – Commitment Increase and Fifth Amendment to Credit Agreement (Concrete Partners)]

Annex I to ~~Limited Consent and Fourth~~Commitment Increase and Fifth Amendment to Credit Agreement

Published CUSIP Numbers:

Deal: 20670EAA4

Revolver: 20670EAB2

Term: 20670EAC0

CREDIT AGREEMENT

Dated as of July 29, 2024

among

SUNCRETE, INC, as Pubco and a Guarantor

CONCRETE PARTNERS HOLDING, LLC, as Holdings and a Guarantor,

CONCRETE PARTNERS, LLC, as the Borrower,

THE SUBSIDIARIES OF THE BORROWER PARTY HERETO, as Guarantors,

BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and

L/C Issuer,

and

THE LENDERS PARTY HERETO

PNC BANK, NATIONAL ASSOCIATION, UMB BANK, N.A. and

~~PNC BANK~~CAPITAL ONE, NATIONAL ASSOCIATION, as ~~a~~ Co-Syndication ~~Agent~~Agents,

~~UMB~~ WELLS FARGO BANK, N.A. and ~~SUNFLOWER~~REGIONS BANK, ~~N.A.,~~ as Co-Documentation Agents,

BOFA SECURITIES, INC.,

as a Joint Lead Arranger and as Sole Bookrunner, and

PNC CAPITAL MARKETS LLC, ~~as a Joint Lead Arranger~~

UMB BANK, N.A. and ~~and~~

CAPITAL ONE, NATIONAL ASSOCIATION,

as ~~a~~ Joint Lead ~~Arranger and as a Co-Syndication Agent~~Arrangers

as amended by that certain First Amendment and Commitment Increase to Credit Agreement, dated as of October 17, 2025, that certain Consent and Second Amendment to Credit Agreement, dated as of March 25, 2026, that certain Limited Consent and Third Amendment to Credit Agreement, dated as of April 7, 2026 ~~and~~, that certain Limited Consent and Fourth Amendment to Credit Agreement, dated as of April 28, 2026 and that certain Commitment Increase and Fifth Amendment to Credit Agreement, dated as of June 30, 2026

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	~~44~~50
1.03	Accounting Terms	~~45~~51
1.04	Rounding	~~47~~53
1.05	Times of Day	~~47~~53
1.06	Letter of Credit Amounts	~~47~~53
1.07	Interest Rates	~~47~~53
1.08	UCC Terms	~~48~~54
1.09	Limited Condition Acquisitions	~~48~~54

ARTICLE II COMMITMENTS AND CREDIT EXTENSIONS		~~49~~55
2.01	Loans	~~49~~55
2.02	Borrowings, Conversions and Continuations of Loans	~~50~~56
2.03	Letters of Credit	~~51~~58
2.04	Swingline Loans	~~60~~66
2.05	Prepayments	~~62~~69
2.06	Termination or Reduction of Commitments	~~65~~72
2.07	Repayment of Loans	~~66~~73
2.08	Interest and Default Rate	~~67~~74
2.09	Fees	~~67~~75
2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	~~68~~76
2.11	Evidence of Debt	~~69~~76
2.12	Payments Generally; Administrative Agent’s Clawback	~~69~~77
2.13	Sharing of Payments by Lenders	~~71~~79
2.14	Cash Collateral	~~72~~80
2.15	Defaulting Lenders	~~73~~81
2.16	Increase in Commitments	~~75~~83

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		~~78~~86
3.01	Taxes	~~78~~86
3.02	Illegality	~~82~~90
3.03	Inability to Determine Rates	~~82~~90
3.04	Increased Costs	~~84~~92
3.05	Compensation for Losses	~~86~~94
3.06	Mitigation Obligations; Replacement of Lenders	~~86~~94
3.07	Survival	~~87~~94

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		~~87~~95
4.01	Conditions of Initial Credit Extension	~~87~~95
4.02	Conditions to all Credit Extensions	~~90~~98

ARTICLE V REPRESENTATIONS AND WARRANTIES		~~91~~99
5.01	Existence, Qualification and Power	~~91~~99
5.02	Authorization; No Contravention	~~91~~100
5.03	Governmental Authorization; Other Consents	~~91~~100
5.04	Binding Effect	~~91~~100

5.05	Financial Statements; No Material Adverse Effect	~~92~~100
5.06	Litigation	~~93~~101
5.07	No Default	~~93~~101
5.08	Ownership of Property	~~93~~101
5.09	Environmental Matters	~~93~~102
5.10	Insurance	~~94~~103
5.11	Taxes	~~94~~103
5.12	ERISA Compliance	~~95~~103
5.13	Margin Regulations; Investment Company Act	~~95~~104
5.14	Disclosure	~~96~~104
5.15	Compliance with Laws	~~96~~105
5.16	Solvency	~~96~~105
5.17	Casualty, Etc.	~~96~~105
5.18	Sanctions Concerns and Anti-Corruption Laws	~~96~~105
5.19	[Intentionally Omitted]	~~97~~105
5.20	Subsidiaries; Equity Interests; Loan Parties	~~97~~105
5.21	Collateral Representations	~~97~~106
5.22	EEA Financial Institutions	~~99~~108
5.23	Covered Entities	~~99~~108
5.24	Beneficial Ownership Certification	~~99~~108
5.25	Designation as Senior Indebtedness	108
5.26	Intellectual Property; Licenses, Etc.	108
5.27	Labor Matters	~~100~~108
5.28	Closing Date Acquisition Documents	~~100~~109
5.29	First Amendment Effective Date Acquisition Documents	~~101~~109

ARTICLE VI AFFIRMATIVE COVENANTS		~~101~~110
6.01	Financial Statements	~~102~~110
6.02	Certificates; Other Information	~~104~~112
6.03	Notices	~~106~~115
6.04	Payment of Obligations	~~107~~116
6.05	Preservation of Existence, Etc.	~~107~~116
6.06	Maintenance of Properties	~~108~~116
6.07	Maintenance of Insurance	~~108~~116
6.08	Compliance with Laws	~~108~~117
6.09	Books and Records	~~109~~117
6.10	Inspection Rights	~~109~~117
6.11	Use of Proceeds	~~110~~118
6.12	Material Contracts	~~110~~118
6.13	Covenant to Guarantee Obligations	~~110~~119
6.14	Covenant to Give Security	~~110~~119
6.15	Anti-Corruption Laws; Sanctions	~~111~~120
6.16	Further Assurances	~~112~~121
6.17	Post-Closing Obligations	~~112~~121
6.18	First Amendment Effective Date Post-Closing Obligations	~~112~~121
6.19	Second Amendment Effective Date Post-Closing Obligations	~~112~~121
6.20	Intermediate Blocker	~~112~~121
6.21	Seller Undertakings	121

ARTICLE VII NEGATIVE COVENANTS		~~112~~122
7.01	Liens	~~112~~122
7.02	Indebtedness	~~114~~124

7.03	Investments	~~116~~126
7.04	Fundamental Changes	~~117~~127
7.05	Dispositions	~~118~~128
7.06	Restricted Payments	~~119~~129
7.07	Change in Nature of Business	~~121~~132
7.08	Transactions with Affiliates	~~121~~132
7.09	Burdensome Agreements	~~122~~132
7.10	Use of Proceeds	~~122~~132
7.11	Financial Covenants	~~122~~133
7.12	Amendments of Organization Documents; Fiscal Year; Legal Name, State of Formation; Form of Entity and Accounting Changes	~~124~~134
7.13	Sale and Leaseback Transactions	~~124~~135
7.14	Subordinated Debt Payments	~~124~~135
7.15	Prepayments, Etc. of Indebtedness	~~125~~135
7.16	Amendment, Etc. of Indebtedness	~~125~~135
7.17	Sanctions	~~125~~136
7.18	Anti-Corruption Laws	~~125~~136
7.19	Holding Company Status	~~125~~136
7.20	Limitation on Disqualified Equity Interests and Preferred Equity Interests	~~127~~138

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		~~128~~138
8.01	Events of Default	~~128~~138
8.02	Remedies upon Event of Default	~~130~~141
8.03	Borrower’s Right to Cure	~~131~~142
8.04	Application of Funds	~~132~~143

ARTICLE IX ADMINISTRATIVE AGENT		~~133~~144
9.01	Appointment and Authority	~~133~~144
9.02	Rights as a Lender	~~134~~145
9.03	Exculpatory Provisions	~~134~~145
9.04	Reliance by Administrative Agent	~~135~~146
9.05	Delegation of Duties	~~136~~146
9.06	Resignation of Administrative Agent	~~136~~147
9.07	Non-Reliance on Administrative Agent, the Arrangers and the Other Lenders	~~137~~148
9.08	No Other Duties, Etc.	~~138~~149
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding	~~138~~149
9.10	Collateral and Guaranty Matters	~~139~~150
9.11	Secured Cash Management Agreements and Secured Hedge Agreements	~~140~~151
9.12	Certain ERISA Matters	~~141~~151
9.13	Recovery of Erroneous Payments	~~142~~152

ARTICLE X CONTINUING GUARANTY		~~142~~153
10.01	Guaranty	~~142~~153
10.02	Rights of Lenders	~~142~~153
10.03	Certain Waivers	~~143~~154
10.04	Obligations Independent	~~143~~154
10.05	Subrogation	~~143~~154
10.06	Termination; Reinstatement	~~143~~154
10.07	Stay of Acceleration	~~144~~155
10.08	Condition of Borrower	~~144~~155
10.09	Appointment of Borrower	~~144~~155
10.10	Right of Contribution	~~144~~155

10.11	Keepwell	~~144~~155

ARTICLE XI MISCELLANEOUS		~~145~~156
11.01	Amendments, Etc.	~~145~~156
11.02	Notices; Effectiveness; Electronic Communications	~~147~~158
11.03	No Waiver; Cumulative Remedies; Enforcement	~~149~~160
11.04	Expenses; Indemnity; Damage Waiver	~~150~~161
11.05	Payments Set Aside	~~152~~163
11.06	Successors and Assigns	~~152~~163
11.07	Treatment of Certain Information; Confidentiality	~~157~~168
11.08	Right of Setoff	~~158~~169
11.09	Interest Rate Limitation	~~159~~169
11.10	Integration; Effectiveness	~~159~~170
11.11	Survival of Representations and Warranties	~~159~~170
11.12	Severability	~~159~~170
11.13	Replacement of Lenders	~~160~~170
11.14	Governing Law; Jurisdiction; Etc.	~~161~~172
11.15	Waiver of Jury Trial	~~162~~173
11.16	Subordination	~~162~~173
11.17	No Advisory or Fiduciary Responsibility	~~162~~173
11.18	Electronic Execution; Electronic Records; Counterparts	~~163~~174
11.19	USA Patriot Act Notice	~~164~~175
11.20	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~164~~175
11.21	Acknowledgement Regarding Any Supported QFCs	~~165~~176

v

BORROWER PREPARED SCHEDULES

Schedule 5.10	Insurance
Schedule 5.12	Pension Plans
Schedule 5.20(a)	Subsidiaries, Joint Ventures, Partnerships and Other Equity Investments
Schedule 5.20(b)	Loan Parties
Schedule 5.21(b)(i)	Intellectual Property
Schedule 5.21(b)(ii)	Internet Domain Names
Schedule 5.21(c)	Documents, Instrument, and Tangible Chattel Paper
Schedule 5.21(d)(i)	Deposit Accounts & Securities Accounts
Schedule 5.21(d)(ii)	Electronic Chattel Paper & Letter-of-Credit Rights
Schedule 5.21(e)	Commercial Tort Claims
Schedule 5.21(f)	Pledged Equity Interests
Schedule 5.21(g)	Properties
Schedule 5.21(h)	Material Contracts
Schedule 6.17	Post-Closing Obligations
Schedule 6.18	First Amendment Effective Date Post-Closing Obligations
Schedule 6.19	Second Amendment Effective Date Post-Closing Obligations
Schedule 7.01	Existing Liens
Schedule 7.02	Existing Indebtedness
Schedule 7.03	Existing Investments

ADMINISTRATIVE AGENT PREPARED SCHEDULES

Schedule 1.01(a)	Certain Addresses for Notices
Schedule 1.01(b)	Commitments and Applicable Percentages
EXHIBITS

Exhibit A	Form of Administrative Questionnaire
Exhibit B	Form of Assignment and Assumption
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Joinder Agreement
Exhibit E	Form of Loan Notice
Exhibit F	[Reserved]
Exhibit G	Form of Revolving Note
Exhibit H	Form of Secured Party Designation Notice
Exhibit I	Form of Solvency Certificate
Exhibit J	Form of Swingline Loan Notice
Exhibit K	Form of Term Note
Exhibit L	Form of Officer’s Certificate
Exhibit M	Forms of U.S. Tax Compliance Certificates
Exhibit N	Form of Funding Indemnity Letter
Exhibit O	Form of Landlord Waiver
Exhibit P	Form of Financial Condition Certificate
Exhibit Q	Form of Authorization to Share Insurance Information
Exhibit R	Form of Notice of Loan Prepayment
Exhibit S	Form of Preferred Equity Subordination Agreement
Exhibit T	Form of Permitted Acquisition Certificate
Exhibit U	Form of Earnout Subordination Agreement

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of July 29, 2024, among Concrete Partners, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors (defined herein), the Lenders (defined herein), and BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.

PRELIMINARY STATEMENTS:

WHEREAS, the Loan Parties (as hereinafter defined) have requested that (a) the ~~Lenders, the Swingline Lender and the L/C Issuer make loans and other financial accommodations to the Loan Parties in an aggregate amount of up to $145,000,000.~~Initial Term Lenders extend credit in the form of Initial Term Loans on the Closing Date in an aggregate principal amount equal to $130,000,000, (b) the First Amendment Incremental Term Lenders extend credit in the form of Additional Term Loans on the First Amendment Effective Date in an aggregate principal amount equal to $75,000,000, (c) the Delayed Draw Term Lenders extend credit in the form of Delayed Draw Term Loans at any time and from time to time prior to the Delayed Draw Termination Date in an aggregate principal amount not in excess of $175,000,000, and (d) the Revolving Lenders extend Revolving Commitments to the Borrower (and to make Revolving Loans thereunder at any time and from time to time prior to the Maturity Date), in an aggregate principal amount not in excess of $50,000,000 (which shall include a Letter of Credit sub-facility and a Swingline Loan sub-facility in each case as set forth herein), which Revolving Commitments will be used to fund working capital and other general corporate purposes.

WHEREAS, the Lenders, the Swingline Lender and the L/C Issuer have agreed to make such loans and other financial accommodations to the Loan Parties on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01  Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the Voting Stock or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.

“ Additional Acquisitions” means those Acquisitions permitted by that certain Limited Consent, dated as of June 5, 2026, by and among the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent.

“Additional Secured Obligations” means (a) all obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided that Additional Secured Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“ Additional Subordinated Provisions” has the meaning specified in Section 8.01(m).

“Additional Term Loans” means the Additional Term Loans made by the First Amendment Incremental Term Lenders to the Borrower pursuant to Section  2.01(~~c~~a)(ii ) on the First Amendment Effective Date.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.01(a), or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, including all schedules, exhibits and annexes hereto.

“ Applicable Amortization Percentage” means, for any Delayed Draw Term Loan Repayment Date, the percentage set forth opposite such period:

Delayed Draw Term Loan Repayment Date as of the end of any Fiscal Quarter set forth below	Applicable Amortization Percentage
December 31, 2026 through and including September 30, 2027	1.875%
December 31, 2027 through and including June 30, 2029	2.50%
Maturity Date	The entire unpaid principal amount of all Delayed Draw Term Loans

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Percentage” means (a) in respect of the Initial Term Facility, with respect to any Initial Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Initial Term Facility represented by the outstanding principal amount of such Initial Term Lender’s Initial Term Loans at such time, ~~and~~ (b) in respect of the Delayed Draw Term Facility, with respect to any Delayed Draw Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Delayed Draw Term Facility represented by (i) on or prior to the Delayed Draw Termination Date, such Delayed Draw Term Lender’s Delayed Draw Term Commitment at such time and (ii) thereafter, the outstanding principal amount of such Delayed Draw Term Lender’s Delayed Draw Term Loans at such time and (c) in respect of the Revolving Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Facility represented by such Revolving Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.15. If the Commitment of all of the Revolving Lenders to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Commitments have expired, then the Applicable Percentage of each Revolving Lender in respect of the Revolving Facility shall be determined based on the Applicable Percentage of such Revolving Lender in respect of the Revolving Facility most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 1.01(b) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.16, as applicable.

“Applicable Rate” means, for any day, the rate per annum set forth below opposite the applicable Level then in effect (based on the Consolidated Senior Net Leverage Ratio), it being understood that the Applicable Rate for (a) Loans that are Base Rate Loans shall be the percentage set forth under the column “Loans” and “Base Rate”, (b) Loans that are Term SOFR Loans shall be the percentage set forth under the column “Loans” and “Term SOFR & Letter of Credit Fee”, (c) the Letter of Credit Fee shall be the percentage set forth under the column “Loans” and “Term SOFR & Letter of Credit Fee”, and (d) the ~~commitment fee~~Revolving Commitment Fee and the Delayed Draw Commitment Fee shall each be the percentage set forth under the column “Commitment Fee”:

Applicable Rate
Level	Consolidated Senior Net Leverage Ratio	Term SOFR & Letter of Credit Fee	Base Rate	Commitment Fee
1	< 2.00:1.00	2.75%	1.75%	0.35%

2	> 2.00:1.00 but < 2.50:1.00	3.00%	2.00%	0.40%
3	> 2.50:1.00 but < 3.00:1.00	3.25%	2.25%	0.45%
4	> 3.00:1.00	3.50%	2.50%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Senior Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with Section 6.02(b), then, upon the request of the Required Lenders, Level 4 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Senior Net Leverage Ratio contained in such Compliance Certificate.

Notwithstanding anything to the contrary contained in this definition, (i) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b) ~~and~~, (ii) from and after the First Amendment Effective Date, the Applicable Rate and commitment fee shall be set at Level 4 until the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b) for the Fiscal Quarter ending September 30, 2025 to the Administrative Agent and (iii) from and after the Fifth Amendment Effective Date, the Applicable Rate and commitment fee shall be set at Level 4 until the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b) for the Fiscal Quarter ending June 30, 2026 to the Administrative Agent. Any adjustment in the Applicable Rate shall be applicable to all Credit Extensions then existing or subsequently made or issued.

“Applicable Revolving Percentage” means with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the Revolving Facility at such time.

“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03, the Revolving Lenders, and (c) with respect to the Swingline Sublimit, (i) the Swingline Lender and (ii) if any Swingline Loans are outstanding pursuant to Section 2.04(a), the Revolving Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means (a) BofA Securities, Inc., in its capacity as a joint lead arranger and as sole bookrunner, and (b) PNC Capital Markets, LLC, ~~in its capacity as a joint lead arranger and (c)~~UMB Bank, N.A. and Capital One, National Association, in ~~its capacity as a~~their capacities as joint lead ~~arranger~~arrangers .

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease.

“Audited Financial Statements” means, subject to Section 1.03(e), the most recent audited Consolidated balance sheet of Pubco and its Subsidiaries, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year of Pubco and its Subsidiaries, including the notes thereto delivered in accordance with the terms of Section 6.01(a).

“Authorization to Share Insurance Information” means the authorization substantially in the form of Exhibit Q (or such other form as required by each of the Loan Party’s insurance companies).

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b).

“Availability Period” means, in respect of the Revolving Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Revolving Commitments pursuant to Section 2.06, and (iii) the date of termination of the Commitment of each Revolving Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“BALC Other Permitted Equipment Financing Collateral” means, with respect to any BALC Permitted Equipment Financing, (1) all parts, attachments, accessories and accessions to, substitutions and replacements for, each item of equipment subject to such BALC Permitted Equipment Financing; (2) all accounts, chattel paper, and general intangibles arising from or related to any sale, lease, rental or other disposition of any equipment subject to such BALC Permitted Equipment Financing to third parties, or otherwise resulting from the possession, use or operation of any such equipment by third parties, including instruments, investment property, deposit accounts, letter of credit rights, and supporting obligations arising thereunder or in connection therewith; (3) all insurance, warranty and other claims against third parties with respect to any equipment subject to such BALC Permitted Equipment Financing; (4) all software and other intellectual property rights used in connection therewith; (5) all proceeds of all of the foregoing, including insurance proceeds and any proceeds in the form of goods, accounts, chattel paper, documents, instruments, general intangibles, investment property, deposit accounts, letter of credit rights and supporting obligations; and (6) all books and records regarding the foregoing, in each case, now existing or hereafter arising.

“BALC Permitted Equipment Financing” means that certain Master Loan and Security Agreement, dated as of December 30, 2025, among Banc of America Leasing & Capital, LLC, as the lender, and Eagle

Redi-Mix Concrete, LLC, Ram Transportation, LLC, and Concrete Partners, LLC as the co-borrowers, as extended and renewed from time to time.

“BANA Permitted Airplane Financing” means that certain $2,500,000 term loan made pursuant to the Aircraft Term Loan Credit Agreement, dated January 6, 2026, among the Borrower, Holdings, the other guarantors party thereto, and Bank of America, N.A., as lender, as extended, renewed or replaced from time to time.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Term SOFR plus 1.00%, subject to the interest rate floors set forth therein; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Revolving Loan or a Term Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Borrowing, a Swingline Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).

“Capitalized Lease” means any lease that has been or is required to be, in accordance with GAAP, recorded, classified and accounted for as a capitalized lease or financing lease.

“Captive Insurance Program” means a minority, non-controlling investment by certain of the Loan Parties in Boulder Insurance Ltd., a Cayman Islands limited partnership.

“ Captive Insurance Threshold” means an aggregate amount not to exceed at any time outstanding the greater of (x) $10,000,000, (y) 5% of Consolidated Tangible Assets as of the most recently ended Measurement Period for which financial statements have been delivered under Section 6.01(a) or 6.01(b) and (z) an amount of total required collateral with respect to the Captive Insurance Program calculated by Boulder Insurance Ltd., submitted by the Loan Parties and approved by the Administrative Agent in its sole discretion.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or Swingline Lender (as applicable) or the Lenders, as Collateral for L/C Obligations, the Obligations in respect of Swingline Loans, or obligations of the Revolving Lenders to fund participations in respect of L/C Obligations or Swingline Loans (as the context may require), (a) cash or deposit account balances, (b) backstop letters of credit entered into on terms, from issuers and in amounts satisfactory to the Administrative Agent and the L/C Issuer, and/or (c) if the Administrative Agent and the L/C Issuer or Swingline Lender shall agree, in their sole discretion, other credit support, in each case, in Dollars and pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer or the Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Permitted Liens):

(a)   readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than three hundred sixty days (360) days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(b)   time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof;

(c)   commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof; and

(d)   Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that, at the time it enters into a Cash Management Agreement with a Loan Party or any Subsidiary, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, however, that for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code in which the Borrower or any Loan Party is a United States shareholder within the meaning of Section 951(b) of the Code.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means an event or series of events by which:

(a)   any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Holders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the equity securities of Pubco entitled to vote for members of the board of directors or equivalent governing body of Pubco on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)   during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Pubco, after giving effect to the De-SPAC Transaction, cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was nominated, appointed or approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was nominated, appointed or approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c)   any Person, other than a Permitted Holder, Controls Pubco; or

(d)   ~~(d)~~   Pubco ceases to own and control, of record and beneficially, directly or indirectly, (i) prior to the Intermediate Blocker Effective Date, 100% of the Equity Interests in each Loan Party (other than Pubco) and (ii) on ~~and~~or following the Intermediate Blocker Effective Date (a) 100% of the Equity Interests in each Loan Party (other than Pubco and Intermediate Blocker) and ~~(b)~~at least 99% of the Equity Interests in Intermediate Blocker prior to the Intermediate Blocker Merger Date and, unless Intermediate Blocker ceases to exist in accordance with Section 7.04, 100% of the Equity Interests in Intermediate Blocker on and after the Intermediate Blocker Merger Date; or

(e)   any event, transaction or series of transactions resulting with no Equity Interests of Pubco being listed on the NYSE, NASDAQ or any other U.S. stock exchange or otherwise listed on a public trading market.

For the avoidance of doubt, the De-SPAC Transaction shall not be a Change of Control.

“Class”~~,~~ (a) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans ~~or~~, Initial Term Loans, Delayed Draw Term Loans or Incremental Term Loans and~~,~~ (b) when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment ~~or~~, an Incremental Revolving Commitment, an Initial Term Commitment, a Delayed Draw Term Commitment or an Incremental Term Commitment.

“Closing Date” means the date hereof.

“Closing Date Acquisition” means the acquisition by Eagle Concrete of (i) 100% of the membership interests of Eagle Redi-Mix Concrete, LLC and (ii) 100% of the membership interests of Ram Transportation, LLC pursuant to the Closing Date MIPA.

“Closing Date Acquisition Documents” means (i) the Membership Interest Purchase Agreement dated as of July 29, 2024 by and among (a) the members of Eagle Redi-Mix Concrete, LLC and Ram Transportation, LLC, (b) Eagle Redi-Mix Concrete, LLC, (c) Ram Transportation, LLC and (d) Eagle Concrete (the “Closing Date MIPA”) and (ii) all other agreements, documents and instruments delivered in connection therewith, including all annexes, appendices, exhibits and schedules thereto.

“Closing Date Equity Contribution” means a cash capital contribution to the Borrower made by Holdings on the Closing Date in an aggregate amount not less than $57,900,000, the proceeds of which shall be used to fund a portion of the Closing Date Acquisition.

“Closing Date Targets” means Eagle Redi-Mix Concrete, LLC and RAM Transportation, LLC.

“CME” means CME Group Benchmark Administration Limited.

“Co-Investors” means (a) the Management Group, and (b)(i) any Person (other than the Sponsor or the Management Group) who is a holder of Equity Interests in Holdings (or any of the direct or indirect parent companies of Holdings) on the Closing Date (including as a result of any rollover equity) and (ii) an Affiliate of any such Person.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Account” has the meaning specified in Section 2.03(q)(i).

“ Collateral Assignment of R&W Policy” means a collateral assignment of the applicable Loan Parties’ rights and remedies under any buy-side representations and warranties insurance policy obtained in connection with an Acquisition or other Investment, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Collateral Documents” means, collectively, the Security Agreement, the Perfection Certificate, the Qualifying Control Agreements, each Joinder Agreement, each of the collateral assignments, security agreements, pledge agreements, account control agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.14, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Revolving Commitment, an Initial Term Commitment, a Delayed Draw Term Commitment, an Incremental Revolving Commitment~~,~~ or an Incremental Term Commitment, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S.

Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of the Pubco and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for Pubco and its Subsidiaries in accordance with GAAP:

(a) Consolidated Net Income for the most recently completed Measurement Period plus

(b) the following to the extent deducted in calculating such Consolidated Net Income (without duplication):

(i) Consolidated Interest Charges,

(ii) the provision for taxes based on income, profits or capital of Pubco and its Subsidiaries, including, without limitation, federal, state, franchise, excise and similar taxes paid or accrued for such period (after giving effect to any tax credit or tax refunds for such period),

(iii) depreciation and amortization expense,

(iv) (A) non-cash equity based compensation expense for such period and (B) other non-cash charges, non-cash expenses or non-cash losses but excluding (x) any non-cash charge, loss or expense that is an accrual of a reserve for a cash expense or payment to be made, or anticipated to be made, in a future period and (y) any expenses or charges related to the write-down or write-off of accounts receivable and other current assets,

(v) the amount of any management fees and any expenses paid to the Management Entity pursuant to the Management Agreement for such period to the extent not prohibited by this Agreement,

(vi) to the extent expensed and not prohibited by this Agreement, Transaction Costs incurred during such period (but excluding any non-cash charge, loss or expense that is an accrual of a reserve for a cash expense or payment to be made, or anticipated to be made, in a future period)~~;~~ provided that, the aggregate amount added back pursuant to this clause (vi) for any period shall not exceed an amount equal to twenty percent (20%) of Consolidated EBITDA for such period (determined prior to giving effect to such add-back),

(vii) to the extent incurred after the Closing Date and expensed, reasonable and documented out-of-pocket costs, fees and expenses incurred by the Borrower and its Subsidiaries in connection with (A) any amendments, consents or waivers to or under this Agreement or the other Loan Documents or the negotiation, execution and delivery of additional Loan Documents and (B) one time transaction fees and expenses incurred with the closing of the First Amendment Effective Date Acquisition and the transactions contemplated thereby, not to exceed $6,000,000 in the aggregate,

(viii) proceeds from business interruption insurance received by the Borrower or any of its Subsidiaries in such period in an amount representing the earnings for such period that such proceeds are intended to replace (to the extent (A) not reflected as revenue or income in Consolidated Net Income and (B) that the related loss was deducted (and not added back) in the calculation of Consolidated Net Income),

(ix) any non-recurring charges, costs and expenses incurred in connection with restructuring projects, integration of acquired business and acquired assets, the closure and/or consolidation of facilities, and termination, severance and reduction in work force expenses; provided, that, the aggregate amount added back pursuant to this clause (ix) for any period shall not exceed an amount equal to ten percent (10%) of Consolidated EBITDA for such period (determined prior to giving effect to such add-back),

~~(x) the Specified Ready Mix EBITDA Addbacks,~~

(x) the amount of “run rate” cost savings, operating expense reductions and expenses synergies related to Acquisitions, Dispositions, restructurings, Investments and cost savings initiatives that are reasonably identifiable, factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower), in each case, within twelve (12) months after such Acquisition, Disposition, restructuring, Investment or cost savings initiative, in each case (which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions and expenses synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions,

(xi)   (A) one time Transaction Costs and the Management De-SPAC Payment incurred in connection with the De-SPAC Transaction, not to exceed $55,000,000 in the aggregate, and (B) non-cash charges, non-cash expenses or non-cash losses, if any, resulting from the consummation of the De-SPAC Transaction arising from (1) the issuances of Equity Interests pursuant to the Omnibus Incentive Plan and the ESPP (as each such term is defined in the De-SPAC Combination Agreement) and (2) the Management Aggregator Distribution, the PIPE Investment, the issuance and transfer of the Dothan Independent Closing Shares and the issuance and transfer of the Dothan Founder Shares, any redemption of the SPAC Warrants, the Company Incentive Unit Share Consideration, the Aggregate Company Preferred Unit Share Consideration (whether such redemption or exchange in made in respect of some or all of the Aggregate Company Preferred Units), the Aggregate Company Merger Consideration and the SPAC Consideration (as each such term is defined in the De-SPAC Combination Agreement), to the extent a good faith estimate of such non-cash charges, non-cash expenses or non-cash losses has been previously disclosed to the Administrative Agent prior to the Second Amendment Effective Date, (3) other add-backs to Consolidated Net Income with respect to the De-SPAC Transaction as agreed to by the Administrative Agent and the Borrower in a writing signed after the De-SPAC Closing Date, and

(xii) other add-backs to Consolidated Net Income as agreed to by the Administrative Agent and the Borrower in a writing signed after the Closing Date, less

(c) without duplication and to the extent reflected as a gain or otherwise included in the calculation of Consolidated Net Income for such period, non-cash gains (excluding any such non-cash gains to the extent (i) there were cash gains with respect to such gains in past accounting periods or (ii) there is a reasonable expectation that there will be cash gains with respect to such gains in future accounting periods).

Notwithstanding anything to the contrary in the foregoing of this definition of “Consolidated EBITDA”, the sum of the amounts added to Consolidated EBITDA in reliance on clauses (b)(iv)(B), (b)(vii), (b)(viii), (b)(ix), (b)(x), and (b)(xii), of this definition shall not exceed, in the aggregate during any four (4) Fiscal Quarter period, 20% of Consolidated EBITDA for such period (calculated prior to adding back any amounts in reliance on clauses (b)(iv)(B), (b)(vii), (b)(viii), (b)(ix), (b)(x), and (b)(xii) of this definition).

~~“Consolidated Fixed Charge Coverage Ratio” means,~~

~~(A) for all periods occurring prior to the De-SPAC Closing Date, as of any date of determination, the ratio of (a) (i) Consolidated EBITDA less (ii) the aggregate amount of all non-financed cash Capital Expenditures (other than (x) the Specified Capital Expenditures, (y) expenditures made with Net Cash Proceeds of Dispositions of other fixed assets or casualty to fixed assets, in each case, which such Net Cash Proceeds are permitted to be reinvested by the terms of this Agreement and (z) the Sandplant Deferred Payment) to (b) the sum of (i) Consolidated Interest Charges to the extent paid in cash, (ii) the aggregate principal amount of all redemptions or similar acquisitions for value of outstanding debt for borrowed money, regularly scheduled principal payments on Consolidated Funded Indebtedness (determined without giving effect to any reduction of such scheduled principal payments resulting from the application of any voluntary or optional prepayments made during such period), but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness otherwise expressly permitted under Section 7.02, (iii) the aggregate amount of Restricted Payments consisting of dividends and other distributions paid to Preferred Equity Holders, (iv) the aggregate amount of all other Restricted Payments including Permitted Tax Distributions (as defined in this Agreement prior to giving effect to the Second Amendment), earnouts and management fees paid in cash to the Management Entity (other than, for the avoidance of doubt, payment of the Sandplant Deferred Amount), (v) the aggregate amount of federal, state, local and foreign income taxes paid in cash, in each case, of or by Holdings and its Subsidiaries for the most recently completed Measurement Period, and~~

~~(B) for all periods occurring after the De-SPAC Closing Date~~”Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated EBITDA less (ii) the aggregate amount of all non-financed cash Capital Expenditures (other than (x) the Specified Capital Expenditures, (y) expenditures made with Net Cash Proceeds of Dispositions of other fixed assets or casualty to fixed assets, in each case, which such Net Cash Proceeds are permitted to be reinvested by the terms of this Agreement and (z) the Sandplant Deferred Payment) to (b) the sum of (i) Consolidated Interest Charges to the extent paid in cash, (ii) the aggregate principal amount of all redemptions or similar acquisitions for value of outstanding debt for borrowed money, regularly scheduled principal payments on Consolidated Funded Indebtedness (determined without giving effect to any reduction of such scheduled principal payments resulting from the application of any voluntary or optional prepayments made during such period), but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness otherwise expressly permitted under Section 7.02, (iii) the aggregate amount of Restricted Payments consisting of dividends and other distributions paid to Preferred Equity Holders or Preferred Pubco Equity Holders (including all Preferred Pubco Distributions), (iv) the aggregate amount of all other Restricted Payments paid in cash, including Permitted Tax Distributions (as defined in this Agreement prior to giving effect to the Second Amendment) and management fees paid in cash to the Management Entity (other than (A) earnouts and payment of the Sandplant Deferred ~~Amount and~~Payment, (B) payments made to repurchase, redeem, retire or otherwise acquire for value of all or any portion of the Permitted Preferred Pubco Equity so long as such payment is (1) permitted by Section 7.06(h) and (2) made within 180 days of the De-SPAC Closing Date~~)~~ and (C) Management De-SPAC Payment to the extent paid with proceeds of the De-SPAC Transaction and (v) the aggregate amount of federal, state, local and foreign income taxes paid in cash, in each case, of or by Pubco and its Subsidiaries (or Holdings and its Subsidiaries, prior to the First Pubco Reporting Quarter) for the most recently completed Measurement Period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for Pubco and its Subsidiaries on a Consolidated basis, the sum of: (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all purchase money Indebtedness; (c) the maximum amount available to be drawn under issued and outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (d) all obligations (including, without limitation, earnout obligations which have been earned, and, giving effect to any time period for payment under the applicable earnout agreement, are past due for payment) in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business); (e) all Attributable Indebtedness; (f) all obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Maturity Date in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (f) above of Persons other than the Borrower or any Subsidiary; and (h) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Pubco or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to Pubco or such Subsidiary. Notwithstanding the foregoing, the term “Consolidated Funded Indebtedness” shall exclude (i) obligations with respect to the Sandplant Deferred Payment, (ii) prior to the De-SPAC Closing Date, obligations with respect to the Preferred Equity and Senior Preferred Equity ~~and~~ (iii) obligations with respect to the Preferred Pubco Equity~~.~~ and (iv) any undrawn standby letters of credit and contingent reimbursement obligations relating thereto issued pursuant to any Captive Insurance Program in a maximum amount not to exceed the Captive Insurance Threshold unless and until such letters of credit are drawn.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by Pubco and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of Pubco and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such Measurement Period, except that Pubco’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, and (c) any income (or loss) for such Measurement Period of any Person if such Person is not a Subsidiary, except that Pubco’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to Pubco or a Subsidiary as a dividend or other distribution

(and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to Pubco as described in clause (b) of this proviso).

“Consolidated Senior Funded Indebtedness” means, as of any date of determination, the sum of (a) Consolidated Funded Indebtedness as of such date minus (b) Subordinated Debt of Pubco and its Subsidiaries on a Consolidated basis, as of such date.

“ Consolidated Senior Net Funded Indebtedness” means, as of any date of determination, (a) Consolidated Senior Funded Indebtedness as of such date less (b) Unrestricted Cash as of such date in a maximum amount not to exceed 50% of Consolidated EBITDA for the most recently completed Measurement Period for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable.

“ Consolidated Senior Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Senior Net Funded Indebtedness as of such date to (b) Consolidated EBITDA of Pubco and its Subsidiaries for the most recently completed Measurement Period.

“Consolidated ~~Senior Leverage Ratio~~Tangible Assets” means, as of any date of determination, the ~~ratio of (a) Consolidated Senior Funded Indebtedness as of such date to (b) Consolidated EBITDA~~total assets of Pubco and its Subsidiaries ~~for~~on a Consolidated basis as of the last day of the most recently completed Measurement Period~~.~~ for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable, after deducting therefrom, to the extent included in the determination of total assets, the Intangible Assets of Pubco and its Subsidiaries on that date.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Cost of Acquisition” means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (a) the value of the Equity Interests of Pubco or any Subsidiary to be transferred in connection with such Acquisition, (b) the amount of any cash and fair market value of other property (excluding property described in clause (a) and the unpaid principal amount of any debt instrument) given as consideration in connection with such Acquisition, (c) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by Pubco or any Subsidiary in connection with such Acquisition, (d) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of Pubco and its Subsidiaries in accordance with GAAP in connection with such Acquisition, (e) all amounts paid in respect of covenants not to compete and consulting agreements that should be recorded on the financial statements of Pubco and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, and (f) the aggregate fair market value of all other consideration given by Pubco or any Subsidiary in connection with such Acquisition. For purposes of determining the Cost of Acquisition for any transaction, the Equity Interests of Pubco shall be valued in accordance with GAAP.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cure Expiration Date” has the meaning specified in Section 8.03(a).

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“De-SPAC Closing Date” means ~~the Closing Date (as defined in the De-SPAC Combination Agreement)~~April 8, 2026.

“De-SPAC Combination Agreement” means that certain Business Combination Agreement, dated as of October 9, 2025, by and among Haymaker Acquisition Corp. 4, Haymaker Merger Sub I, Inc., Haymaker Merger Sub II, LLC and Suncrete, Inc., as amended, restated, supplemented or otherwise modified from time to time.

“De-SPAC Transaction” means (a) the Mergers (as defined in the De-SPAC Combination Agreement) and each other transaction contemplated by the De-SPAC Combination Agreement, including, but not limited to, the Domestication, the Initial Closing, the Acquisition Closing (as each such term is defined in the De-SPAC Combination Agreement) and the performance of the De-SPAC Combination Agreement and all schedules, exhibits and ancillary agreements thereto, (b) the redemption and cancellation of senior preferred Equity Interests pursuant to Section 3.01(b)(iii) of the De-SPAC Combination Agreement, (c) the cancellation and conversion of certain other Equity Interests of Holdings, as applicable, in accordance with Section 3.01 of the De-SPAC Combination Agreement, (d) the issuance and transfer of the Dothan Independent Closing Shares and Dothan Founder Shares (as defined in the De-SPAC Combination Agreement) in accordance with the De-SPAC Combination Agreement, (e) the PIPE Investment and any additional shares issued at a price per share that equals or exceeds the price per share pursuant to the PIPE Investment and otherwise on substantially similar terms as the PIPE Investment through the De-SPAC Closing Date, the Omnibus Incentive Plan and the ESPP (as each such term is defined in the De-SPAC Combination Agreement), and (f) and each other transaction reasonably necessary or appropriate to consummate the foregoing transactions in accordance with the terms of the De-SPAC Combination Agreement.

“Debt Issuance” means the issuance by any Loan Party or any Subsidiary of any Indebtedness other than Indebtedness permitted under clauses (a) through (f) of Section 7.02.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Loans that are Base Rate Loans plus two percent (2%), in each case, to the fullest extent permitted by Applicable Law.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swingline Lender and each other Lender promptly following such determination.

“Deferred Payment Certificate” has the meaning given to such term in the Deferred Payment Subordination Agreement.

“Deferred Payment Subordination Agreement” means that certain Deferred Payment Subordination Agreement, dated as of the First Amendment Effective Date, executed by the Subordinated Creditors (as defined therein), the Administrative Agent, and the Loan Parties (other than Pubco) and pursuant to which the payment of the Sandplant Deferred Payment is subordinated in right of payment to the prior payment of the Obligations.

“Delayed Draw Commitment Fee” has the meaning specified in Section 2.09(b).

“ Delayed Draw Funding Date” means each date, which shall be a Business Day, on which the Delayed Draw Term Loans are funded hereunder, and which shall in no event be after the Delayed Draw Termination Date.

“ Delayed Draw Term Commitment” means, as to each Delayed Draw Term Lender, its obligation to make Delayed Draw Term Loans to the Borrower pursuant to Section 2.01(a)(iii) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Delayed Draw Term Lender’s name on Schedule 1.01(b) under the caption “Delayed Draw Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Delayed Draw Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Delayed Draw Term Commitments on the Fifth Amendment Effective Date is $175,000,000.

“Delayed Draw Term Facility” means (a) on or prior to the Delayed Draw Termination Date, the aggregate amount of the Delayed Draw Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Delayed Draw Term Loans of all Delayed Draw Term Lenders outstanding at such time.

“ Delayed Draw Term Lender” means (a) at any time on or prior to the Delayed Draw Termination Date, any Lender that has a Delayed Draw Term Commitment or holds Delayed Draw Term Loans at such time and (b) at any time after the Delayed Draw Termination Date, any Lender that holds Delayed Draw Term Loans at such time.

“ Delayed Draw Term Loan” has the meaning specified in Section 2.01(a)(iii).

“ Delayed Draw Term Loan Repayment Date” has the meaning specified in Section 2.07(a)(ii).

“ Delayed Draw Termination Date” means the date that is the earlier of (a) December 31, 2027 and (b) the date on which the aggregate Delayed Draw Term Commitments are reduced to zero pursuant to the terms hereof.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Loan Party or Subsidiary (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. The term “Disposition” shall not be deemed to include any Equity Issuance.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interest of such Person which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable or is required to be repurchased by such Person or any of its Affiliates at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date; provided that, any such Equity Interests that would constitute Disqualified Equity Interests solely because the holders thereof have the right to require the Borrower or an Affiliate thereof to repurchase or redeem such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Equity Interests so long as the terms of such Equity Interests provide that such repurchase or redemption is (i) not required unless permitted under this Agreement or (ii) subject to the prior payment in full of the Obligations and the termination of the Aggregate Commitments.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Eagle Concrete” means Eagle Concrete Holdings, LLC, a Delaware limited liability company and wholly-owned Subsidiary of the Borrower.

“Earnout Subordination Agreement” means a subordination agreement subordinating all earn-outs, holdbacks and deferred purchase price payment obligations incurred pursuant to a Permitted Acquisition to the Obligations, substantially in the form of Exhibit U or otherwise in form and substance satisfactory to the Administrative Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, agreements or governmental restrictions relating to pollution and the protection of the Environment (to the extent related to exposure to hazardous materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, directly or indirectly relating to (a) any violation of an Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, certification, registration, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Issuance” means, any issuance by any Loan Party or any Subsidiary to any Person of its Equity Interests, other than (a) any issuance of its Equity Interests pursuant to the exercise of options or warrants, (b) any issuance of its Equity Interests pursuant to the conversion of any debt securities to equity or the conversion of any class of equity securities to any other class of equity securities, (c) any issuance of options or warrants relating to its Equity Interests, (d) any issuance by Pubco of its Equity Interests as consideration for an Acquisition or other Investment permitted by Section 7.03 (including, without limitation, the issuances in connection with the creation of Intermediate Blocker or the Intermediate Blocker Exchange Agreement and Intermediate Blocker Contribution Agreement), (e) any issuance by Pubco of its Equity Interests in connection with the De-SPAC Transaction, whether issued on or before the De-SPAC Closing Date or within 60 days thereafter (or 90 days thereafter with the consent of the Administrative Agent in its sole discretion), including, without limitation, in connection with the Management Aggregator Distribution, the PIPE Investment, the Dothan Independent Closing Shares, the Dothan Founder Shares, the Omnibus Incentive Plan and the ESPP (as each such term is defined in the De-SPAC Combination Agreement), (f) any issuance by Pubco of Permitted Preferred Pubco Equity, (g) any Specified Equity Contribution and (h) the issuance of Equity Interests of Pubco or equity-based awards to any officer, director, employee or consultant of Pubco or any of its Subsidiaries in the ordinary course of business under any employee stock option or stock purchase plan or employee benefit plan or similar plan in existence from time to time, including, without limitation, the Omnibus Incentive Plan and the ESPP. For the avoidance of doubt, the issuance of any Preferred Pubco Equity, other than Permitted Preferred Pubco Equity, shall be deemed to be an “Equity Issuance” hereunder. The term “Equity Issuance” shall not be deemed to include any Disposition or any Debt Issuance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, including all amendments thereto and regulations promulgated thereunder.

“Excluded Property” means, with respect to any Loan Party, (a) any contract rights (other than rights relating to the proceeds of accounts and rights to payments of any nature) to the extent and for so long as such contractual right, by its terms or because of applicable law, prohibits the creation or granting of a security interest (but only to the extent any such prohibition is not rendered ineffective by, or is not otherwise unenforceable under, the UCC or other applicable Law), (b) any owned or leased real property and any fixtures located thereon or affixed thereto, unless requested by the Administrative Agent or the Required Lenders, provided that no such request shall be permitted to the extent such owned or leased property has a fair market value of less than $2,000,000, (c) unless requested by the Administrative Agent or the Required Lenders, any Intellectual Property for which a perfected Lien thereon is not effected either by filing of a UCC financing statement or by appropriate evidence of such Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (d) the Equity Interests of any Foreign Subsidiary of any Loan Party to the extent not required to be pledged to secure the Secured Obligations pursuant to the Collateral Documents, (e) ~~any~~the Equity Interests in the Captive Insurance Program, (f) any property which, subject to the terms of Section 7.02(c), is subject to a Lien of the type described in Section 7.01(i) pursuant to documents that prohibit such Loan Party from granting any other Liens in such property, (~~f~~g) any aircraft, airframe, aircraft engine or related property that is subject to a Lien of the type described in Section 7.01(o) pursuant to documents that prohibit such Loan Party from granting any other Liens in such property, and (~~g~~h) any of the following accounts (collectively, “Excluded Accounts”) and the amounts properly contained therein or credited thereto: (i) any payroll accounts, (ii) any pension and pension reserve accounts, and (iii) any employee benefit accounts; provided that any amount improperly deposited in the Excluded Accounts shall nevertheless constitute Collateral.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.11 and any other “keepwell”, support or other agreement for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Sections 3.01(b) or (d), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings and proceeds of Involuntary Dispositions), indemnity payments and any purchase price adjustments; provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance or indemnity payments to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

“Facility” means ~~the~~a Term Facility or the Revolving Facility, as the context may require, and shall include the Initial Term Facility, the Delayed Draw Term Facility and each Incremental Facility.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than contingent indemnification obligations), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement, treaty or convention among Governmental Authorities (and related fiscal or regulatory legislation, or related official rules or practices) implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” means the letter agreement, dated as of July 25, 2023, between SunTx Capital III Management Corp., a Texas corporation, the Administrative Agent and the Arranger, as amended pursuant to that certain letter agreement dated March 18, 2024.

“ Fifth Amendment” means that certain Commitment Increase and Fifth Amendment to Credit Agreement, dated as of June 30, 2026, by and among the Borrower, the other Loan Parties party thereto, the Administrative Agent, and the Lenders party thereto.

“Fifth Amendment Effective Date” means the date that all of the conditions to effectiveness set forth in Section 5 of the Fifth Amendment are satisfied.

“Fifth Amendment Fee Letter” means the letter agreement, dated as of April 14, 2026, among Borrower, the Administrative Agent and the Arranger.

“Financial Covenants” means the covenants set forth in Section 7.11(a) and Section 7.11(b).

“First Amendment” means that certain First Amendment and Increase to Credit Agreement, dated as of October 17, 2025, by and among the Borrower, the other Loan Parties (other than Pubco) party thereto, the Administrative Agent, the First Amendment Incremental Term Lenders, the Revolving Lenders, and the other Lenders party thereto.

“First Amendment Effective Date” means the date that all of the conditions to effectiveness set forth in Section 6 of the First Amendment are satisfied.

“First Amendment Effective Date Acquisition” means the acquisition by Eagle Redi-Mix Concrete, LLC of the assets of the First Amendment Effective Date Seller pursuant to the First Amendment Effective Date Asset Purchase Agreement.

“First Amendment Effective Date Acquisition Documents” means (i) the Asset Purchase and Contribution Agreement dated as of October 17, 2025 by and among Eagle Redi-Mix Concrete, LLC, the First Amendment Effective Date Seller, each equity holder of the First Amendment Effective Date Seller (each an “Owner” and collectively, the “Owners”) and certain other individuals (the “Acquisition Transaction Beneficiaries”) (the “First Amendment Effective Date Asset Purchase Agreement”) and (ii) all other agreements, documents and instruments delivered in connection therewith, including all annexes, appendices, exhibits and schedules thereto.

~~“First Amendment Effective Date Rollover Equity” means the Preferred Equity being issued in connection with the First Amendment Effective Date Acquisition in an aggregate amount not less than $20,000,000.~~

“First Amendment Effective Date Seller” means SRM, Inc. DBA Schwarz Ready Mix, an Oklahoma corporation (together with one or more of its affiliates).

“First Amendment Fee Letter” means the letter agreement, dated as of July 14, 2025, between Borrower, the Administrative Agent, and the Arranger.

“First Amendment Incremental Term Commitment” means, as to each First Amendment Incremental Term Lender, its Incremental Term Commitments effective pursuant to Section 2(a) of the First Amendment. The aggregate amount of all First Amendment Incremental Term Commitments of the First Amendment Incremental Term Lenders on the First Amendment Effective Date shall be $75,0000,000.

“First Amendment Incremental Term Lenders” means those Term Lenders agreeing to make Additional Term Loans on the First Amendment Effective Date pursuant to Section 2.01(~~c~~a)(ii) and the First Amendment.

“First Pubco Reporting Quarter” has the meaning specified in Section 6.01(b)(ii).

“Fiscal Quarter” means (a) prior to the De-SPAC Closing Date, any of the quarterly accounting periods of Holdings and the Subsidiaries ending on March 31, June 30, September 30 and December 31 of each Fiscal Year and (b) from and after the De-SPAC Closing Date, any of the quarterly accounting periods of Pubco and the Subsidiaries ending on March 31, June 30, September 30 and December 31 of each Fiscal Year.

“Fiscal Year” means (a) prior to the De-SPAC Closing Date, the fiscal year of Holdings and the Subsidiaries, which period shall be the 12-month period ending on December 31 of each year and (b) from and after the De-SPAC Closing Date, the fiscal year of Pubco and the Subsidiaries, which period shall be the 12-month period ending on December 31 of each year.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fourth Amendment” means that certain Limited Consent and Fourth Amendment to Credit Agreement, dated as of April 28, 2026, by and among the Borrower, the other Loan Parties party thereto, the Administrative Agent, and the Lenders party thereto.

“Fourth Amendment Effective Date” means the date that all of the conditions to effectiveness set forth in Section 4 of the Fourth Amendment are satisfied.

“Funded Delayed Draw Term Loan” means, as of any Delayed Draw Term Loan Repayment Date, any outstanding Delayed Draw Term Loan that was funded hereunder at least one full calendar quarter prior to such Delayed Draw Term Loan Repayment Date.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof.

“FSHCO” means any Subsidiary substantially all of the assets of which constitute the Equity Interests and/or Indebtedness of one or more Subsidiaries that are CFCs.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Indemnity Letter” means a funding indemnity letter, substantially in the form of Exhibit N.

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including, without limitation, the FASB Accounting Standards Codification, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of the kind described in clauses (a) through (g) of the definition thereof or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of the kind described in clauses (a) through (g) of the definition thereof or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed or expressly undertaken by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in Section 10.01.

“Guarantors” means, collectively, (a) Pubco, (b) the Subsidiaries of Pubco (other than the Borrower) as are or may from time to time become parties to this Agreement pursuant to Section 6.13 and (c) with respect to Additional Secured Obligations owing by any Loan Party or any of its Subsidiaries and any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 10.01 and 10.11) under the Guaranty, the Borrower.

“Guaranty” means, collectively, the Guarantee made by the Guarantors under Article X in favor of the Secured Parties, together with each other guaranty delivered pursuant to Section 6.13.

“Haymaker Subsidiary” means Haymaker Acquisition Corp. 4, a Delaware corporation.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person in its capacity as a party to a Swap Contract that, at the time it enters into a Swap Contract not prohibited under Articles VI or VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement and provided further that for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Holdings” means Concrete Partners Holding, LLC, a Delaware limited liability company.

“Holdings LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of Holdings dated as of the De-SPAC Closing Date (as in effect on the De-SPAC Closing Date or as modified in accordance with Section 7.12(a) of this Agreement).

“Increase Effective Date” has the meaning specified in Section 2.16(a).

“Increase Joinder” has the meaning specified in Section 2.16(c).

“Incremental Commitments” means Incremental Revolving Commitments and/or Incremental Term Commitments.

“ Incremental Facility” means a credit facility established as Incremental Revolving Commitments or Incremental Term Commitments and Incremental Term Loans.

“Incremental Revolving Commitment” has the meaning specified in Section 2.16(a).

“Incremental Term Commitment” has the meaning specified in Section 2.16(a).

“ Incremental Term Lender” means any Lender with an Incremental Term Commitment and any Lender that holds Incremental Term Loans.

“Incremental Term Loan Maturity Date” has the meaning specified in Section 2.16(c).

“Incremental Term Loans” means any loans made pursuant to any Incremental Term Commitments.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)   all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)   all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)   net obligations of such Person under any Swap Contract;

(d)   all obligations (including, without limitation, earnout obligations which have been earned, and ~~remain unpaid~~, giving effect to any time period for payment under the applicable earnout agreement, are past due for payment) of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than ninety (90) days after the date on which such trade account was created);

(e)   indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)   all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g)   all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)   all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. For the avoidance of doubt, (A) prior to the De-SPAC Closing Date, the term “Indebtedness” shall exclude obligations with respect to Preferred Equity and Senior Preferred Equity and (B) for periods prior to and after the De-SPAC Closing Date, the term “Indebtedness” shall exclude obligations with respect to Preferred Pubco Equity.

“Indemnified Taxes” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07(a).

“ Initial Acquisitions” has the meaning given such term in the Fourth Amendment.

“ Initial Acquisition Recap Date” means a date occurring prior to the earlier of (a) ninety (90) days after the Fifth Amendment Effective Date and (b) the date of the first Permitted Acquisition to occur following the Fifth Amendment Effective Date.

“Initial Term Commitment” means, as to each Initial Term Lender, its obligation to make Initial Term Loans to the Borrower pursuant to Section 2.01(a)(i) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Initial Term Lender’s name on Schedule 1.01(b) under the caption “Initial Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Initial Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Initial Term Commitment of the Initial Term Lenders on the Closing Date was $130,000,000.

“ Initial Term Facility” means, at any time, the aggregate principal amount of the Initial Term Loans and Additional Term Loans of all Initial Term Lenders and First Amendment Incremental Term Lenders outstanding at such time.

“ Initial Term Lender” means any Lender agreeing to make Initial Term Loans to the Borrower pursuant to Section 2.01(a)(i) and any Lender that holds such Initial Term Loans at any time thereafter.

“ Initial Term Loans” means any loans made pursuant to any Initial Term Commitments.

“ Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Intellectual Property” has the meaning set forth in the Security Agreement.

“Intercompany Debt” has the meaning specified in Section 7.02(d).

“Interest Payment Date” means, (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swingline Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in its Loan Notice, or such other period that is twelve months or less requested by the Borrower and consented to by all the Appropriate Lenders and the Administrative Agent (in the case of each requested Interest Period, subject to availability); provided that:

(a)   any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)   any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)   no Interest Period shall extend beyond the Maturity Date.

“Intermediate Blocker” means Suncrete Intermediate, Inc., a Delaware corporation.

“Intermediate Blocker Contribution Agreement” means that certain contribution agreement to be dated concurrently with the Hope Acquisition (as defined in the Fourth Amendment), by and between Pubco and Intermediate Blocker whereby Pubco will contribute all of the Equity Interests in Holdings to Intermediate Blocker, following which Intermediate Blocker will become the sole equityholder of Holdings.

“Intermediate Blocker Effective Date” means ~~the~~that date of the Intermediate Blocker Contribution Agreement.

“Intermediate Blocker Exchange Agreement” means that certain exchange agreement dated as of the Intermediate Blocker Effective Date, by and among Intermediate Blocker, Intermediate Blocker Rollover Investor and Pubco, which provides (a) that the Equity Interests in Intermediate Blocker owned by Intermediate Blocker Rollover Investor may be exchanged solely for common Equity Interests in Pubco and (b) that such conversion into or exchange for Equity Interests in Pubco must occur on or before the third anniversary of the date of the Intermediate Blocker Exchange Agreement and upon the occurrence of certain other events as set forth in the Intermediate Blocker Exchange Agreement.

“Intermediate Blocker Merger Date” means ~~the~~that date that Intermediate Blocker Disposes of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Pubco or merges into or consolidates with Pubco, in each case in accordance with Section 7.04(i).

“Intermediate Blocker Rollover Investor” means Foley Bros., LLC, a Texas limited liability company.

“Intermediate Blocker Subordination Agreement” means that certain equity subordination agreement dated as of the Fourth Amendment Effective Date, by and among Intermediate Blocker, the Intermediate Blocker Rollover Investor and the Administrative Agent.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person (including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guaranties Indebtedness of such other Person), or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any Subsidiary.

“IRS” means the United States Internal Revenue Service.

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit D executed and delivered in accordance with the provisions of Section 6.13.

“Landlord Waiver” means a landlord or warehouse waiver substantially in the form of Exhibit O.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.

“L/C Commitment” means, with respect to the L/C Issuer, the commitment of the L/C Issuer to issue Letters of Credit hereunder. The initial amount of the L/C Issuer’s L/C Commitment is set forth on Schedule 1.01(b). The L/C Commitment of the L/C Issuer may be modified from time to time by agreement between the L/C Issuer and the Borrower and notified to the Administrative Agent.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Disbursement” means a payment made by the L/C Issuer pursuant to a Letter of Credit.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts (including all L/C Borrowings). For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LCA Test Date” has the meaning specified in Section 1.09.

“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and, their successors and assigns and, unless the context requires otherwise, includes the Swingline Lender.

“Lender Party” and “Lender Recipient Party” means collectively, the Lenders, the Swingline Lender and the L/C Issuer.

“Lending Office” means, as to the Administrative Agent, the L/C Issuer or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(m).

“Letter of Credit Sublimit” means, as of any date of determination, an amount equal to the lesser of (a) $5,000,000 and (b) the Revolving Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Facility.

“Leverage Step-Up” has the meaning specified in Section 7.11(a).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means a Permitted Acquisition by Borrower or another Loan Party that is not conditioned on the availability of, or on obtaining, third party financing.

“Liquidity” means, as of any date of determination, the sum of (a) Unrestricted Cash of Pubco and its Subsidiaries at such time and (b) the amount by which the Revolving Facility exceeds the Total Revolving Outstandings at such time.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Loan or a Swingline Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) the Fee Letter ~~and~~, the First Amendment Fee Letter and the Fifth Amendment Fee Letter, (f) each Issuer Document, (g) each Joinder Agreement, (h) the Management Fee Subordination Agreement, (i) ~~any~~each Preferred Equity Subordination Agreement, (j) the Intermediate Blocker Subordination Agreement, (k) each Earnout Subordination Agreement, (l) each Seller Debt Subordination Agreement, (m) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14, and (~~k~~n) all other certificates, agreements and instruments executed and delivered, in each case, by or on behalf of any Loan Party pursuant to the foregoing (but specifically excluding any Secured Hedge Agreement or any Secured Cash Management Agreement) and any amendments, modifications or supplements thereto or to any other Loan Document or waivers hereof or to any other Loan Document; provided, however, that for purposes of Section 11.01, “Loan Documents” shall mean this Agreement, the Guaranty and the Collateral Documents.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit E or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Management Agreement” means that certain Management and Consulting Agreement between Management Entity and Pubco (as the assignee of the obligations of Holdings thereunder) dated as of July 29, 2024, as amended by that certain Amendment No. 1 to Management and Consulting Agreement, in the form of Exhibit E to the De-SPAC Combination Agreement, effective as of the De-SPAC Closing Date.

“Management De-SPAC Payment” means (i) the reimbursement by Pubco and its Subsidiaries of reasonable out-of-pocket expenses of the Management Entity, its affiliates or any of its members, partners, officers, employees, agents and representatives incurred in connection with the De-SPAC Transaction, and (ii) the payment to the Management Entity pursuant to Section 7.22 of the De-SPAC Combination Agreement in satisfaction of the payment obligations under Section 3(d) of the Management Agreement.

“Management Entity” means Dothan Concrete Investments Management, LLC, a Texas limited liability company, or any Sponsor-Controlled successor entity.

“Management Fee Subordination Agreement” means the Amended and Restated Management Fee Subordination Agreement, dated as of the De-SPAC Closing Date, executed by the Management Entity, Borrower, Pubco (as the assignee of Holdings) and the Administrative Agent.

“Management Group” shall mean the group consisting of the directors, managers, executive officers and other management personnel of the Borrower, any Subsidiary or Holdings, as the case may be, on the Closing Date after giving effect to the Transactions.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Material Acquisition” means any Acquisition for which the Cost of Acquisition paid by the Loan Parties and their Subsidiaries is equal to or greater than $~~25,000,000~~50,000,000 .

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or financial condition of the Loan Parties and their Subsidiaries taken as a whole; or (b) a material adverse effect on (i) the ability of any Loan

Party to perform its Obligations under any Loan Document to which it is a party, (ii) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party or (iii) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or any Lender under any Loan Documents.

“Material Contract” means, with respect to any Person, each contract or agreement (a) to which such Person is a party involving aggregate consideration payable to or by such Person of the Threshold Amount or more or (b) otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person or (c) any other contract, agreement, permit or license, written or oral, of the Borrower and its Subsidiaries as to which the breach, nonperformance, cancellation or failure to renew by any party thereto, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means (a) with respect to the Revolving Facility, July 29, 2029, (b) with respect to the Initial Term Facility (including, for the avoidance of doubt, the Additional Term Loans) and the Delayed Draw Term Facility, July 29, 2029, and (c) with respect to any Incremental Term Loans, the Incremental Term Loan Maturity Date; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Measurement Period” means, at any date of determination, the most recently completed four (4) Fiscal Quarters (or, for purposes of determining Pro Forma Compliance, the most recently completed four (4) Fiscal Quarters for which financial statements have been delivered pursuant to Section 6.01).

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Loan Party or any Subsidiary in respect of any Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any Disposition or any Involuntary Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related property; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders, or all Lenders or all affected

Lenders in a Facility, in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b).

“Note” means a Term Note or a Revolving Note, as the context may require.

“Notice of Intent to Cure” has the meaning specified in Section 8.03(a).

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit R or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, or Letter of Credit and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided that, without limiting the foregoing, the Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” means a certificate substantially the form of Exhibit L or any other form approved by the Administrative Agent.

“Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction) and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 11.13).

“Outstanding Amount” means (a) with respect to Term Loans, Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Term Loans, Revolving Loans and Swingline Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Patriot Act” has the meaning specified in Section 11.19.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards with respect to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Perfection Certificate” means the perfection and information certificate, executed in favor of the Administrative Agent by the Loan Parties.

“Permitted Acquisition” means an Acquisition by a Loan Party (other than Intermediate Blocker) (the Person or division, line of business or other business unit of the Person to be acquired in such Acquisition shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Borrower and its Subsidiaries pursuant to the terms of this Agreement, in each case so long as:

(a)   no Default shall then exist or would exist after giving effect thereto;

(b)   the ~~Loan Parties shall demonstrate~~Administrative Agent and the Lenders shall have received not less than five (5) Business Days prior to the consummation of any such Acquisition (or such shorter period as may be agreed to by the Administrative Agent), a Permitted Acquisition Certificate, executed by a Responsible Officer of the Borrower (i) attaching a duly completed pro forma Compliance Certificate demonstrating to the reasonable satisfaction of the Administrative Agent that, both before and after giving effect to the Acquisition on a Pro Forma Basis and the incurrence of any related Delayed Draw

Term Loans, (~~i~~A) the Loan Parties are in Pro Forma Compliance and (~~ii~~B) the Consolidated Senior Net Leverage Ratio ~~shall be~~is at least 0.25 to 1.0 less than the then applicable ~~level set forth in~~Consolidated Senior Net Leverage Ratio in effect as of the date of such Acquisition pursuant to Section 7.11(a) (after giving effect to any Leverage Step-Up to the extent the Borrower elects to have a Leverage Step-Up with respect to a Material Acquisition), calculated using the same Measurement Period used to determine Pro Forma Compliance and (ii) certifying that such Permitted Acquisition complies with the requirements of this Agreement;

(c)   the Administrative Agent, on behalf of the Secured Parties, shall have received (or shall receive in connection with the closing of such Acquisition) a first priority perfected security interest in all property (including, without limitation, Equity Interests) acquired with respect to the Target in accordance with the terms of Section 6.14 and the Target, if a Person, shall have executed a Joinder Agreement in accordance with the terms of Section 6.13;

(d)    (X) if the Cost of Acquisition to be paid by the Loan Parties and their Subsidiaries for any such Acquisition (or series of related Acquisitions) is equal to or greater than $20,000,000 but less than $50,000,000, then Administrative Agent and the Lenders shall have received (i) not less than ten (10) days prior to the consummation of any such Acquisition (or such shorter period as may be agreed to by the Administrative Agent) (A) a description of the material terms of such Acquisition (provided that, a letter of intent shall be sufficient, if available), (B) audited financial statements (or, if unavailable, management-prepared financial statements) of the Target for its two most recent Fiscal Years and for any Fiscal Quarters ended within the Fiscal Year to date, and (C) initial diligence information with respect to the Target or target assets of such Acquisition and any other materials used to determine purchase price and (ii) Permitted Acquisition Documentation related to such Acquisition prior to or substantially simultaneously with consummation of such Permitted Acquisition and (Y) if the Cost of Acquisition to be paid by the Loan Parties and their Subsidiaries for any such Acquisition is less than $20,000,000, then, solely to the extent requested by the Administrative Agent, the Administrative Agent and the Lenders shall have received Permitted Acquisition Documentation related to such Acquisition prior to or substantially simultaneously with consummation of such Permitted Acquisition;

(~~d~~e)   if the Cost of Acquisition to be paid by the Loan Parties and their Subsidiaries for any such Acquisition (or series of related Acquisitions) is equal to or greater than $50,000,000, then Administrative Agent and the Lenders shall have received (i) not less than ~~thirty~~twenty (~~30~~20 ) days prior to the consummation of any such Acquisition (~~i~~or such shorter period as may be agreed to by the Administrative Agent) (A) a description of the material terms of such Acquisition (provided that, a letter of intent shall be sufficient, if available), (~~ii~~B ) audited financial statements (or, if unavailable, management-prepared financial statements) of the Target for its two most recent Fiscal Years and for any Fiscal Quarters ended within the Fiscal Year to date, (~~iii~~C) initial diligence information with respect to the Target or target assets of such Acquisition and any other materials used to determine purchase price, and (D) Consolidated projected income statements of the Borrower and its Subsidiaries (giving effect to such Acquisition), and (~~iv) not less than five (5) Business Days prior to the consummation of any~~ii) promptly upon the finalization thereof copies of substantially final, or, to the extent not substantially final, then-current documentation related to such Acquisition (provided, however, that the Borrower shall deliver the Permitted Acquisition ~~with a purchase price in excess of $10,000,000, a Permitted Acquisition Certificate, executed by a Responsible Officer of the Borrower certifying that~~Documentation to the Administrative Agent prior to or substantially simultaneously with consummation of such Permitted Acquisition ~~complies with the requirements of this Agreement~~);

(~~e~~f)   the Target shall have earnings before interest, taxes, depreciation and amortization for the four (4) Fiscal Quarter period prior to the acquisition date in an amount greater than $0;

(~~f~~g)   such Acquisition shall not be a “hostile” Acquisition and shall have been approved by the board of directors (or equivalent) and/or shareholders (or equivalent) of the applicable Loan Party and the Target;

(~~g~~h)   after giving effect to such Acquisition and any Borrowings made in connection therewith, the aggregate principal amount of Revolving Loans available to be borrowed under Section 2.01(b) hereof shall be at least $~~2,000,000~~10,000,000 ; and

~~(h)   the Cost of Acquisition paid by the Loan Parties and their Subsidiaries (i) in connection with any single Acquisition shall not exceed $20,000,000 and (ii) for all Acquisitions made during the term of this Agreement shall not exceed $100,000,000; provided, further, that any earnouts or similar deferred or contingent obligations of any Borrower in connection with such Acquisition shall be subordinated to the Obligations in a manner and to the extent reasonably satisfactory to the Administrative Agent.~~

(i)    any earnouts, seller debt or similar deferred or contingent obligations of the Loan Parties in connection with such Acquisition shall be subordinated to the Obligations in a manner and to the extent reasonably satisfactory to the Administrative Agent and the Borrower shall have delivered an Earnout Subordination Agreement or an Seller Debt Subordination Agreement, as applicable, executed by the Person entitled to any earnouts, seller debt or similar deferred or contingent obligations.

“Permitted Acquisition Certificate” means a certificate substantially the form of Exhibit T or any other form approved by the Administrative Agent.

“Permitted Acquisition Documentation” means the executed acquisition agreement (including disclosure schedules) and other material documents relating to a Permitted Acquisition.

“Permitted Airplane Financing” means Indebtedness of the Loan Parties incurred on or after the First Amendment Effective Date and all extensions, renewals or replacements of any such Indebtedness, which Indebtedness shall finance or refinance the purchase of and any renovation to an aircraft. For the avoidance of doubt, the BANA Permitted Airplane Financing is a “Permitted Airplane Financing.”

“Permitted Earnout Payment Certificate” means a certificate duly executed by a Responsible Officer of the Borrower, in form and detail reasonably satisfactory to the Administrative Agent, certifying that (a) the payment of such Permitted Earnout is required in accordance with the terms of the Permitted Acquisition Documentation applicable to such Permitted Earnout, (b) immediately before and immediately after giving effect to a payment of such Permitted Earnout, no Default or Event of Default then exists or would arise therefrom, (c) the payment of such Permitted Earnout is permitted by Section 7.06(m), (d) the provisions of the applicable Permitted Acquisition Documentation under which such Permitted Earnout payment is due have not be amended or modified in contravention of this Agreement since such Permitted Acquisition Documentation was provided by the Borrower to the Administrative Agent and (e) to the extent the payment of the Permitted Earnout will be financed, such Borrowing shall contemporaneously be used to fund such payment.

“Permitted Earnout” means deferred purchase price obligations in the form of earnouts, holdbacks and similar deferred payment obligations incurred pursuant to any Permitted Acquisition to the extent (x) such obligations are unsecured and (y) such obligations are subordinated to the Obligations as to right and time of payment and as to other rights and remedies thereunder pursuant to an Earnout Subordination Agreement.

“Permitted Equipment Financings” means Indebtedness of the Loan Parties to any Lender party hereto (or any Affiliate of a Lender) incurred on or after the Closing Date and all extensions and renewals of any such Indebtedness, which Indebtedness shall finance or refinance certain equipment purchases of applicable Loan Parties; provided that (a) the stated maturity of such Indebtedness shall not be earlier than the date that is six (6) months after the Maturity Date, (b) any Liens granted with respect to such equipment securing the Secured Obligations that are required to be subordinated to the Liens granted with respect to such equipment securing such Indebtedness shall be subordinated on terms and conditions satisfactory to the Administrative Agent, and (c) to the extent that such Lender requires a grant of a Lien over Collateral (other than BALC Other Permitted Equipment Financing Collateral) that is broader than such equipment financed by such Indebtedness, such Lien shall be subordinated to the Liens granted under the Loan Documents on terms and conditions satisfactory to the Administrative Agent, including, but not limited to, by executing an intercreditor agreement, in form and substance acceptable to the Administrative Agent. For the avoidance of doubt, the BALC Permitted Equipment Financing is a “Permitted Equipment Financing.”

“Permitted Holders” means (a) Sponsor, (b) Co-Investors, (c) any spouse, and any parent, child, grandparent, sibling, parent-in-law or child-in-law of any of the foregoing Persons, (d) the estate of any of the foregoing Persons, (e) any trust or family partnership established by any part of the foregoing Persons primarily for the benefit of any of the foregoing Persons and Controlled by any such Person, (f) any other Person with respect to which at least fifty-one percent (51%) of the equity and voting Equity Interests are owned and Controlled by the foregoing Persons (or any combination thereof) and (g) any other Person for which Pubco provides Administrative Agent notice of a proposed transfer by a holder of Equity Interests in Pubco to such Person at least fifteen (15) days prior to such transfer and the Required Lenders have approved such transfer in their sole discretion.

“Permitted Liens” has the meaning set forth in Section 7.01.

“Permitted Preferred Pubco Equity” means Preferred Pubco Equity issued (a) on or about the De-SPAC Closing Date in redemption or exchange of the Senior Preferred Equity or (b) on or after the De-SPAC Closing Date with respect to payment of the Sandplant Deferred Payment.

“Permitted Transfers” means (a) Dispositions of inventory in the ordinary course of business; (b) Dispositions of property to the Borrower or any of its Subsidiaries; provided, that if the transferor of such property is a Loan Party then the transferee thereof must be a Loan Party; (c) Dispositions of accounts receivable in connection with the collection or compromise thereof; (d) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries; and (e) the sale or disposition of Cash Equivalents for fair market value.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Loan Party or any such Plan to which any Loan Party is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledged Equity” has the meaning specified in the Security Agreement.

“Preferred Equity” means the “Preferred Units” as such term is defined in the Holdings LLC Agreement as of any date of determination occurring prior to the De-SPAC Closing Date.

“Preferred Equity Holders” means the Senior Preferred Members and the Preferred Members.

“Preferred Equity Subordination Agreement” means (i) that certain Preferred Equity Subordination Agreement of even date herewith, by and among Borrower, the Preferred Equity Holders and Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time and (ii) any other Preferred Equity Subordination Agreement or joinder thereto, substantially in the form of Exhibit S or otherwise in form and substance satisfactory to Administrative Agent, executed by Borrower (or Pubco, as applicable), any Preferred Equity Holder or Preferred Pubco Equity Holder and Administrative Agent, as such agreements are amended, restated, supplemented or otherwise modified from time to time.

“Preferred Members” has the meaning ascribed to such term in the Holdings LLC Agreement as of any date of determination occurring prior to the De-SPAC Closing Date.

“Preferred Pubco Distribution” means a regularly scheduled dividend payment not to exceed the rate set forth in the certificates of designation with respect to the Preferred Pubco Equity as and when due and payable on a non-accelerated basis.

“Preferred Pubco Equity” means the Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share, of Pubco which shall be (a) in form and substance satisfactory to the Administrative Agent (including dividend rate and any mandatory redemption date, if applicable, that exceeds the Maturity Date by at least six (6) months) and (b)(i) issued on or about the De-SPAC Closing Date in redemption or exchange of the Senior Preferred Equity, (ii) issued on or after the De-SPAC Closing Date with respect to payment of the Sandplant Deferred Payment, or (iii) issued on or after the De-SPAC Closing Date and permitted pursuant to this Agreement.

“Preferred Pubco Equity Holders” means any holders of Preferred Pubco Equity.

~~“Preferred Pubco Distribution” means a regularly scheduled dividend payment not to exceed the rate set forth in the certificates of designation with respect to the Preferred Pubco Equity as and when due and payable on a non-accelerated basis.~~

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any term hereunder for an applicable period of measurement, that all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred on and as of the first day of the relevant Measurement Period, and the following pro forma adjustments shall be made:

(a)   in the case of an actual or proposed Disposition, all income statement items (whether positive or negative) attributable to the line of business or the Person subject to such Disposition shall be excluded from the results of the Borrower and its Subsidiaries for such Measurement Period;

(b)   in the case of an actual or proposed Acquisition, income statement items (whether positive or negative) attributable to the property, line of business or the Person subject to such Acquisition shall be included in the results of the Borrower and its Subsidiaries for such Measurement Period~~;~~ to the extent (i) such items are not otherwise included in such income statement items of Pubco and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (ii) such items are supported by (A) financial statements acceptable to the Administrative Agent in its sole discretion or (B) a quality of earnings report prepared in accordance with generally accepted standards by a nationally recognized certified public accounting firm and such report is acceptable to the Administrative Agent in its sole discretion;

(c)   interest accrued during the relevant Measurement Period on, and the principal of, any Indebtedness repaid or to be repaid or refinanced in such transaction shall be excluded from the results of the Borrower and its Subsidiaries for such Measurement Period; and

(d)   any Indebtedness actually or proposed to be incurred or assumed in such transaction shall be deemed to have been incurred as of the first day of the applicable Measurement Period, and interest thereon shall be deemed to have accrued from such day on such Indebtedness at the applicable rates provided therefor (and in the case of interest that does or would accrue at a formula or floating rate, at the rate in effect at the time of determination) and shall be included in the results of the Borrower and its Subsidiaries for such Measurement Period.

“Pro Forma Compliance” means, with respect to any transaction, that such transaction does not cause, create or result in a Default after giving Pro Forma Effect, based upon the results of operations for the most recently completed Measurement Period to (a) such transaction and (b) all other transactions which are contemplated or required to be given Pro Forma Effect hereunder that have occurred on or after the first day of the relevant Measurement Period.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Pubco” means Suncrete, Inc., a Delaware corporation.

“Public Lender” has the meaning specified in Section 6.02(p).

“ Purchase Documents” means, collectively, (a) the Closing Date Acquisition Documents, (b) the First Amendment Effective Date Acquisition Documents, (c) all purchase agreements and each of the other material documents, instruments and agreements executed and delivered in connection with any of the Initial Acquisitions or (d) any Permitted Acquisition Documentation.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.21.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying Control Agreement” means an agreement, among a Loan Party, a depository institution or securities intermediary and the Administrative Agent, which agreement is in form and substance acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Article 9 of the UCC) over the deposit account(s) or securities account(s) described therein.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 11.06(c).

“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swingline Loan, a Swingline Loan Notice.

“Required Class Lenders” means, at any time with respect to any Class of Loans or Commitments, Lenders having Total Credit Exposures with respect to such Class representing more than 50% of the Total Credit Exposures of all Lenders of such Class. The Total Credit Exposure of any Defaulting Lender with respect to such Class shall be disregarded in determining Required Class Lenders at any time.

“Required Lenders” means, at any time, at least two (2) Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or the L/C Issuer, as the case may be, in making such determination; provided further that, this definition is subject to Section 3.03.

“Rescindable Amount” has the meaning as defined in Section 2.12(b)(ii).

“Resignation Effective Date” has the meaning set forth in Section 9.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01(b), the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of Pubco or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of Pubco or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, and (d) any payment with respect to any earnout obligation and (e) any payment or reimbursement by any Loan Party or any of its Subsidiaries of any management, monitoring, advising, consulting, investment banking or similar fees, costs or expenses to any Affiliate of any Loan Party, the Management Entity, the Sponsor or any Affiliate, director, manager, member, officer or employee of the Sponsor, whether pursuant to a management agreement or otherwise, including any payment of management fees under the Management Agreement.

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 2.01(b).

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Revolving Commitment of all of the Revolving Lenders on the ~~First~~Fifth Amendment Effective Date shall be $~~25,000,000~~50,000,000.

“ Revolving Commitment Fee” has the meaning assigned to such term in Section 2.09(a).

“Revolving Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Revolving Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time.

“Revolving Lender” means, at any time, (a) so long as any Revolving Commitment is in effect, any Lender that has a Revolving Commitment at such time or (b) if the Revolving Commitments have terminated or expired, any Lender that has a Revolving Loan or a participation in L/C Obligations or Swingline Loans at such time.

“Revolving Loan” has the meaning specified in Section 2.01(b), and shall include, unless the context shall otherwise require, any incremental Revolving Loans made pursuant to Section 2.16 after the Closing Date.

“Revolving Note” means a promissory note made by the Borrower in favor of a Revolving Lender evidencing Revolving Loans or Swingline Loans, as the case may be, made by such Revolving Lender, substantially in the form of Exhibit G.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, ~~Her~~His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Sandplant Deferred Payment” means an amount not to exceed $22,700,000 representing that portion of the purchase price under the First Amendment Effective Date Acquisition Documents which will be due and payable in cash to the First Amendment Effective Date Seller on March 31, 2026 (or such later date as may be set forth in any amendment to the First Amendment Effective Date Acquisition Documents).

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Consent and Second Amendment to Credit Agreement, dated as of March 25, 2026, by and among the Borrower, the other Loan Parties party thereto, the Administrative Agent, and the other Lenders party thereto.

“Second Amendment Effective Date” means the date that all of the conditions to effectiveness set forth in Section 5 of the Second Amendment are satisfied.

“Secured Cash Management Agreement” means any Cash Management Agreement between the any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate, currency, foreign exchange, or commodity Swap Contract required by or not prohibited under Article VI or VII between any Loan Party and any Hedge Bank.

“Secured Obligations” means all Obligations and all Additional Secured Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, the Indemnitees and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.

“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit H.

“Securities Act” means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.

“Security Agreement” means the security and pledge agreement, dated as of the Closing Date, executed in favor of the Administrative Agent by each of the Loan Parties as amended, restated, supplemented or otherwise modified from time to time.

“ Seller Debt Subordination Agreement” means a subordination agreement subordinating all Subordinated Debt owing to a seller incurred pursuant to a Permitted Acquisition to the Obligations, in form and substance satisfactory to the Administrative Agent.

“Seller Undertakings” means, collectively, all representations, warranties, covenants and agreements in favor of any Loan Party, and all indemnifications for the benefit of any Loan Party relating thereto, pursuant to the Purchase Documents.

“Senior Preferred Equity” means the “Senior Preferred Units” as such term is defined in the Holdings LLC Agreement as of any date of determination occurring prior to the De-SPAC Closing Date.

“Senior Preferred Members” has the meaning ascribed to such term in the Holdings LLC Agreement as of any date of determination occurring prior to the De-SPAC Closing Date.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of Pubco and its Subsidiaries as of such date, determined in accordance with GAAP.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” means 0.10% (10 basis points).

“Solvency Certificate” means a solvency certificate in substantially in the form of Exhibit I.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Capital Expenditures” means those Capital Expenditures made by Eagle Redi-Mix Concrete, LLC or RAM Transportation, LLC prior to the Closing Date in an aggregate amount not to exceed $14,102,465.

“Specified Equity Contribution” means, at any time, without duplication, (a) the amount of cash proceeds received by Pubco as a cash capital contribution from one or more holders of the Equity Interests of Pubco, or (b) the amount of cash proceeds received from the issuance of common Equity Interests (other than Disqualified Equity Interests) issued by Pubco to one or more of the holders of the Equity Interests of Pubco and, in each case of (a) and (b) promptly contributed in cash to the Borrower, which is made for the purpose of curing a failure to comply with a Financial Covenant that would otherwise occur, pursuant to the exercise of a cure right pursuant to Section 8.03.

“Specified Event of Default” means any Event of Default pursuant to Section 8.01(a), Section 8.01(f) or Section 8.01(g).

“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11).

~~“Specified Ready Mix EBITDA Addbacks” means the amount of “run rate” cost savings, operating expense improvements, synergies, restructurings, and cost savings initiatives (net of the amount of actual benefits realized during such period from such actions) related to the Specified Ready Mix Plant Assets that are reasonably identifiable, factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower), in an amount equal to $1,000,000 for the fiscal quarter ending on June 30, 2024, $500,00 for the fiscal quarter ending on September 30, 2024 and $0 for the fiscal quarter ending on December 31, 2024.~~

~~“Specified Ready Mix Plant Assets” means the assets purchased by Eagle Concrete pursuant to that certain Asset Purchase Agreement and Real Estate Purchase and Sale Agreement by and between Standard Materials Group, Inc., Eagle Concrete and CRH Americas Materials, Inc., dated as of January 5, 2024.~~

“Specified Transaction” means any Permitted Acquisition, any Acquisition consented to by Administrative Agent and the Required Lenders (including, but not limited to, the First Amendment Effective Date Acquisition), any Disposition, any Investment, any incurrence of Indebtedness, any Restricted Payment or any other event that by the terms of the Loan Documents requires compliance on a Pro Forma Basis with a test or covenant, calculation as to Pro Forma Effect with respect to a financial definition, test or covenant or requires such financial definition, test or covenant to be calculated on a Pro Forma Basis.

“Sponsor” means (a) Ned N. Fleming, III, (b) Mark R. Matteson, and (c) SunTx Capital Management Corp., a Texas corporation and its Affiliates.

“Subordinated Debt” means any Indebtedness incurred by any Loan Party (other than Pubco or Holdings) which by its terms (a) is subordinated in right of payment to the prior payment of the Obligations and (b) contains other terms, including, without limitation, standstill, interest rate, maturity and amortization, and insolvency-related provisions, in all respects acceptable to the Administrative Agent in its sole discretion.

“Subordinated Debt Documents” means any agreements (including, without limitation intercreditor agreements, instruments and other documents) pursuant to which Subordinated Debt has been or will be issued or otherwise setting forth the terms of any Subordinated Debt.

“Subordinated Provisions” has the meaning specified in Section 8.01(m).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Pubco.

“Successor Rate” has the meaning specified in Section 3.03(b).

“Supported QFC” has the meaning specified in Section 11.21.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.04.

“Swingline Commitment” means, as to any Lender (a) the amount set forth opposite such Lender’s name on Schedule 1.01(b) hereof or (b) if such Lender has entered into an Assignment and Assumption or has otherwise assumed a Swingline Commitment after the Closing Date, the amount set forth for such Lender as its Swingline Commitment in the Register maintained by the Administrative Agent pursuant to Section 11.06(c).

“Swingline Lender” means Bank of America in its capacity as provider of Swingline Loans, or any successor swingline lender hereunder.

“Swingline Loan” has the meaning specified in Section 2.04(a).

“Swingline Loan Notice” means a notice of a Swingline Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit J or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swingline Sublimit” means an amount equal to the lesser of (a) $5,000,000 and (b) the Revolving Facility. The Swingline Sublimit is part of, and not in addition to, the Revolving Facility.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the Consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Target” has the meaning set forth in the definition of “Permitted Acquisition.”

~~“Target Non-GAAP Accounting Methodology” has the meaning specified in Section 1.03(d).~~

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).

“Term Commitment” means~~, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 1.01(b) under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Term Commitment of the Term Lenders on the Closing Date was $130,000,000.~~ an Initial Term Loan Commitment, a Delayed Draw Term Loan Commitment or an Incremental Term Commitment, as applicable.

“Term Facility” means, at any time, (a) ~~on or prior to the First Amendment Effective Date, the aggregate principal amount of the Term Loans of all Lenders outstanding at such time plus the aggregate amount of the First Amendment~~the Initial Term Facility, (b) the Delayed Draw Term Facility and (c) any Incremental Term Commitments ~~at such time, and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time~~.

“Term Lender” means any ~~Lender agreeing to make Term Loans to the Borrower pursuant to Section 2.01 and any Lender that holds such Term Loans at any time thereafter.~~Initial Term Lender, any First Amendment Incremental Lender, any Delayed Draw Term Lender and any Incremental Term Lender.

“Term Loan” means (a) an advance made by any Term Lender under ~~the~~a Term Facility and, for the avoidance of doubt, shall include each Additional Term Loan made by a First Amendment Incremental Term Lender on the First Amendment Effective Date, (b) any Delayed Draw Term Loan and (c) an Incremental Term Loan, as the context may require.

“Term Note” means a promissory note made by the Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit K.

“Term SOFR” means:

(a)   for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b)   for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day, provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such term;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Replacement Date” has the meaning specified in Section 3.03(b).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Threshold Amount” means, at any date of determination, the greater of (a) [****] and (b) [****] of Consolidated EBITDA for the four consecutive Fiscal Quarters of Holdings most recently ended as of such date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Exposure and Outstanding Amount of all Term Loans (including all Initial Term Loans, all Additional Term Loans, all Delayed Draw Term Loans and all Incremental Term Loans) of such Lender at such time.

“Total Revolving Exposure” means, as to any Revolving Lender at any time, the unused Commitments and Revolving Exposure of such Revolving Lender at such time.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, Swingline Loans and L/C Obligations.

“Transaction Costs” means (i) with respect to the period from the Closing Date until the First Amendment Effective Date, the reasonable and documented costs, fees and expenses incurred on or before the date that is sixty (60) days after the Closing Date in connection with the negotiation, execution and delivery of this Agreement and the other Loan Documents and the Closing Date Acquisition in an aggregate amount not to exceed $10,000,000 and (ii) with respect to the period from and after the First Amendment Effective Date, the reasonable and documented costs, fees and expenses incurred on or before the date that is six (6) months after the closing or effectiveness of the following events (or the termination or abandonment of any such transaction) and incurred in connection therewith (A) in pursuit of any Acquisition or Permitted Acquisition (whether or not consummated), and (B) any equity issuance, voting agreements, shareholder agreements, consolidations, restructurings, other Investment, or any transaction (whether structured as a business combination with a special purpose acquisition company, a direct listing, an initial public offering, a follow-on offering or any analogous transaction or series of related transactions)

that is undertaken with the bona fide intent of causing the common equity (or other applicable Equity Interest) of the Borrower or any direct or indirect parent of the Borrower to become listed or quoted for trading on any securities exchange or quotation system, and including, in each case, any efforts, preparations or negotiations related thereto.

“Transactions” means the transactions contemplated by the Closing Date Acquisition Documents and this Agreement to be consummated on the Closing Date and the Loans to be made on the Closing Date.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(f).

“Unrestricted Cash” means, as of any date of determination, the aggregate amount of cash on the balance sheet of Pubco and its Subsidiaries held by Pubco or any Subsidiary; provided that there shall be excluded from this calculation any cash that (x) is indicated as “restricted” (or such similar language) on the balance sheet of Pubco (unless such indication is related to the Loan Documents or the Liens created thereunder), or (y) are subject to any Lien in favor of any Person (other than Liens permitted under Section 7.01(a)).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Loan Party” means any Loan Party that is organized under the laws of the United States, any state thereof for the District of Columbia.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.21.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(B)(3).

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)   The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)   In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)   Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)   Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03 Accounting Terms.

(a)   Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of Pubco and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded, (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015, and (iii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of Pubco or any Subsidiary at “fair value”, as defined therein. For purposes of determining the amount of any outstanding Indebtedness, no effect shall be given to any election by Pubco to measure an item of Indebtedness using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification 825–10–25 (formerly known as FASB 159) or any similar accounting standard).

(b)   Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)   Pro Forma Treatment. Each Specified Transaction that is consummated during any Measurement Period shall, for purposes of determining compliance with the financial covenants set forth in Section 7.11, including for purposes of calculating Consolidated EBITDA as a component thereof (and any percentage limits on add-backs as sub-components of such calculation) and for purposes of determining the Applicable Rate, be given Pro Forma Effect as of the first day of such Measurement Period.

~~(d) Closing Date Acquisition. Notwithstanding anything herein to the contrary, until such time as audited financial statements are delivered for the Fiscal Year ended December 31, 2024 pursuant to Section 6.01(a), for purposes of determining compliance with any covenant (including the computation of any financial covenant) and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement, all accounting terms herein shall be construed in conformity with and prepared in conformity with, acceptable accounting standards applied in a manner consistent with that used in the quality of earnings report prepared by Grant Thornton in connection with the Closing Date Acquisition (the “Target Non-GAAP Accounting Methodology”).~~

(d)    [Reserved].

(e)  Financial Covenant Calculations for Periods Occurring Prior to the De-SPAC Closing Date and Thereafter. Notwithstanding anything herein to the contrary:

(i)   for each Measurement Period occurring prior to the ~~date that consolidated financial statements for Pubco and its Subsidiaries are required to be delivered pursuant to Section 6.01~~First Pubco Reporting Quarter, with respect to calculation of the Financial Covenants for such Measurement Periods, including (A) for purposes of calculating Consolidated EBITDA as a component thereof (and any percentage limits on add-backs as sub-components of such calculation), (B) for purposes of determining Pro Forma Compliance and (C) for purposes of determining the Applicable Rate, all references to the defined term “Pubco” in the definitions of “Audited Financial Statements,” “Consolidated,” “Consolidated EBITDA,” “Consolidated Fixed Charge Coverage Ratio,” “Consolidated Funded Indebtedness,” “Consolidated Interest Charges,” “Consolidated Net Income,” “Consolidated Senior Funded Indebtedness,” and “Consolidated Senior Net Leverage Ratio” shall instead be deemed to refer to the defined term “Holdings”;

(ii)   ~~for all Measurement Periods occurring thereafter,~~ the De-SPAC Transaction shall not be given Pro Forma Effect, for purposes of determining compliance with the Financial Covenants for such Measurement Periods, including (A) for purposes of calculating Consolidated EBITDA as a component thereof (and any percentage limits on add-backs as sub-components of such calculation), (B) for purposes of determining Pro Forma Compliance ~~and~~or (C) for purposes of determining the Applicable Rate~~, be given Pro Forma Effect as of the first day of the first Measurement Period for which consolidated financial statements for Pubco and its Subsidiaries are required to be delivered pursuant to Section 6.01. In the case of the De-SPAC Transaction, income statement items (whether positive or negative) attributable to the SPAC (as defined in the Business Combination~~

~~Agreement) shall be included in the results, but interest accrued during the relevant Measurement Period on, and the principal of, any Indebtedness repaid or to be repaid or refinanced in such De-SPAC Transaction shall be excluded. By way of example, if the De-SPAC Closing Date occurs during the first Fiscal Quarter of 2026, the first such Measurement Period would be the four (4) Fiscal Quarters ending June 30, 2026 and the De-SPAC Transaction would be given Pro Forma Effect as of the first day of such Measurement Period (i.e., July 1, 2025).~~.

1.04 Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07 Interest Rates.

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

1.08 UCC Terms.

Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

1.09 Limited Condition Acquisitions.

Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (a) compliance with any basket, financial ratio or test (including any Consolidated Senior Net Leverage Ratio test or any Consolidated Fixed Charge Coverage Ratio test), (b) the absence of a Default or an Event of Default, or (c) a determination as to whether the representations and warranties contained in this Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect), in each case in connection with the consummation of a Limited Condition Acquisition, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, (A) on the date of the execution of the definitive agreement with respect to such Limited Condition Acquisition (such date, the “LCA Test Date”), or (B) on the date on which such Limited Condition Acquisition is consummated, in either case, after giving effect to the relevant Limited Condition Acquisition and any related incurrence of Indebtedness, on a Pro Forma Basis; provided, that, notwithstanding the foregoing, in connection with any Limited Condition Acquisition: (1) the condition set forth in clause (a) of the definition of “Permitted Acquisition” shall be satisfied if (x) no Event of Default shall have occurred and be continuing as of the applicable LCA Test Date, and (y) no Specified Event of Default shall have occurred and be continuing at the time of consummation of such Limited Condition Acquisition; (2) if the proceeds of a Delayed Draw Term Loan or an Incremental Term Loan are being used to finance such Limited Condition Acquisition, then (x) the conditions set forth in Section 2.16(b)(iii) and Section 4.02(a) shall be required to be satisfied at the time of closing of the Limited Condition Acquisition and funding of such Delayed Draw Term Loan or such Incremental Term Loan but, if the lenders providing such Delayed Draw Term Loan or Incremental Term Loan so agree, the representations and warranties which must be accurate at the time of closing of the Limited Condition Acquisition and funding of such Delayed Draw Term Loan or Incremental Term Loan may be limited to customary “specified representations” and such other representations and warranties as may be required by the lenders providing such Delayed Draw Term Loan or Incremental Term Loan, and (y) the conditions set forth in Section 2.16(b)(ii) and Section 4.02(b) shall, if and to the extent the lenders providing such Delayed Draw Term Loans or Incremental Term ~~Facility~~Commitments so agree, be satisfied if (I) no Default or Event of Default shall have occurred and be continuing as of the applicable LCA Test Date, and (II) no Specified Event of Default shall have occurred and be continuing at the time of the funding of such Delayed Draw Term Loans or Incremental Term ~~Facility~~Loans in connection with the consummation of such Limited Condition Acquisition; and (3) such Limited Condition Acquisition and the related Indebtedness to be incurred in connection therewith and the use of proceeds thereof shall be deemed incurred and/or applied at the LCA Test Date (until such time as the Indebtedness is actually incurred or the applicable definitive agreement is terminated without actually consummating the applicable Limited Condition Acquisition) and outstanding thereafter for purposes of determining Pro Forma Compliance (other than for purposes of determining Pro Forma Compliance in connection with the making of any Restricted Payment) with any financial ratio or test (including any Consolidated Senior Net Leverage Ratio test or any Consolidated Fixed Charge Coverage Ratio test, or any calculation of the financial covenants set forth in Section 7.11) (it being understood and agreed that for purposes of determining Pro Forma Compliance in connection with the making of any Restricted Payment, the Borrower shall demonstrate compliance with the applicable test both after giving effect to the applicable Limited Condition Acquisition and assuming that such transaction had not occurred). For the avoidance of doubt, if any of such ratios or amounts for which compliance was determined or tested as of the LCA Test Date are thereafter exceeded or otherwise failed to have been complied with as a result of fluctuations in such ratio or amount (including due to fluctuations in Consolidated EBITDA), at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios or amounts will not be deemed to have been exceeded or failed to be complied with as a result of such fluctuations solely for purposes of determining whether the relevant Limited Condition Acquisition is permitted to be consummated or taken. Except as set forth in clause (2) in the proviso to the first sentence in this Section 1.09 in connection with the use of the proceeds of a Delayed Draw Term Loan or an Incremental Term Loan to finance a Limited Condition Acquisition (and, in the case of such clause (2), only if and to the extent the lenders providing such Delayed Draw Term Loan or Incremental Term Loan so agree as provided in such clause (2)), it is understood and agreed that this Section 1.09 shall not limit the conditions set forth in Section 4.02 with respect to any proposed Credit Extension, in connection with a Limited Condition Acquisition or otherwise.

ARTICLE II

COMMITMENTS AND CREDIT EXTENSIONS

2.01 Loans.

(a)    Term Borrowings.

(i)   ~~(a)~~ Initial Term ~~Borrowing~~Loans. Subject to the terms and conditions set forth herein, each Initial Term Lender severally ~~agrees~~agreed to make a single loan to the Borrower, in Dollars, on the Closing Date in an amount not to exceed such Initial Term Lender’s ~~Applicable Percentage of the Term Facility. The Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Applicable Percentage of the Term Facility.~~Initial Term Commitment. Initial Term Borrowings repaid or prepaid may not be reborrowed. Initial Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein~~; provided, however, any Term Borrowing made on the Closing Date or any of the three (3) Business Days following the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a Funding Indemnity Letter not less than three (3) Business Days prior to the date of such Term Borrowing.~~.

(ii)    Additional Term Borrowing. Subject to the terms and conditions set forth herein and in the First Amendment, each First Amendment Incremental Term Lender severally agreed to make a single Additional Term Loan to the Borrower, in Dollars, on the First Amendment Effective Date in an amount not to exceed its First Amendment Incremental Term Commitment. Additional Term Loans shall constitute Initial Term Loans for the purposes of this Agreement. Amounts repaid or prepaid in respect of Additional Term Loans may not be reborrowed. Additional Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

(iii)   Delayed Draw Term Loans. Subject to the terms and conditions set forth herein, each Delayed Draw Term Lender severally agrees to make loans (each such loan, a “Delayed Draw Term Loan”) to the Borrower, in Dollars, from time to time (but in any event limited to a maximum of ten (10) drawings and in a minimum principal amount of $5,000,000 or any whole number in excess thereof), on any Business Day from and after the Fifth Amendment Effective Date until the Delayed Draw Termination Date; provided however, that after giving effect to each such Loan (i) the aggregate amount of Delayed Draw Term Loans of such Lender shall not exceed such Lender’s initial Delayed Draw

Term Commitment and (ii) the aggregate amount of all Delayed Draw Term Loans shall not exceed the aggregate initial Delayed Draw Term Commitments. The Delayed Draw Term Loans may be repaid or prepaid but may not be reborrowed. Delayed Draw Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

(b)  Revolving Borrowings. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower, in Dollars, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Revolving Facility, and (ii) the Revolving Exposure of any Lender shall not exceed such Revolving Lender’s Revolving Commitment. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow Revolving Loans, prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein; provided, however, any Revolving Borrowings made on the Closing Date or any of the three (3) Business Days following the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a Funding Indemnity Letter not less than three (3) Business Days prior to the date of such Revolving Borrowing.

~~(c) Additional Term Borrowing. Subject to the terms and conditions set forth herein and in the First Amendment, each First Amendment Incremental Term Lender severally agrees to make a single Additional Term Loan to the Borrower, in Dollars, on the First Amendment Effective Date in an amount not to exceed its First Amendment Incremental Term Commitment. Additional Term Loans shall constitute Term Loans for the purposes of this Agreement. Amounts repaid or prepaid in respect of Additional Term Loans may not be reborrowed. Additional Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.~~

2.02	Borrowings, Conversions and Continuations of Loans.

(a)  Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) two (2) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Term SOFR Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders and the Administrative Agent. ~~Each~~Except as provided in Section 2.01(a)(iii), each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Sections 2.01(a)(iii), 2.03(f) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)  Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)  Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Term SOFR Loans without the consent of the Required Lenders.

(d)  The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate.

(e)  After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than seven (7) Interest Periods in effect with respect to Loans.

(f)  Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

(g)  With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

2.03	Letters of Credit.

(a)  The Letter of Credit Commitment. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request that the L/C Issuer, in reliance on the agreements of the Revolving Lenders set forth in this Section 2.03, issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars for its own account or the account of any of its Subsidiaries in such form as is acceptable to the Administrative Agent and the L/C Issuer in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Commitments.

(b)  Notice of Issuance, Amendment, Extension, Reinstatement or Renewal.

(i)  To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the L/C Issuer) to the L/C Issuer and to the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with clause (d) of this Section 2.03), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the L/C Issuer, the Borrower also shall submit a letter of credit application and reimbursement agreement on the L/C Issuer’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application and reimbursement agreement or other agreement submitted by the Borrower to, or entered into by the Borrower with, the L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(ii)  If the Borrower so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit shall permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon by the Borrower and the L/C Issuer at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.03(d); provided, that the L/C Issuer shall not (A) permit any such extension if (1) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one (1) year from the then-current expiration date) or (2) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent that the Required Lenders have elected not to permit such extension or (B) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(c)  Limitations on Amounts, Issuance and Amendment. A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (w) the aggregate amount of the outstanding Letters of Credit issued by the L/C Issuer shall not exceed its L/C Commitment, (x) the aggregate L/C Obligations shall not exceed the Letter of Credit Sublimit, (y) the Revolving Exposure of any Lender shall not exceed its Revolving Commitment and (z) the Total Revolving Exposure shall not exceed the total Revolving Commitments.

(i)  The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)  any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)  the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)  except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $250,000, in the case of a standby Letter of Credit;

(D)  any Revolving Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(E)  the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(ii)  The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(d)  Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (x) the date twelve (12) months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve months after the then-current expiration date of such Letter of Credit) and (y) the Letter of Credit Expiration Date.

(e)  Participations.

(i)  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the L/C Issuer or the Lenders, the L/C Issuer hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the L/C Issuer, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this clause (e) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments.

(ii)  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent, for account of the L/C Issuer, such Lender’s Applicable Percentage of each L/C Disbursement made by the L/C Issuer not later than 1:00 p.m. on the Business Day specified in the notice provided by the Administrative Agent to the Revolving Lenders pursuant to Section 2.03(f) until such L/C Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason, including after the Maturity Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Loans made by such Lender

(and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this Section 2.03), and the Administrative Agent shall promptly pay to the L/C Issuer the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to Section 2.03(f), the Administrative Agent shall distribute such payment to the L/C Issuer or, to the extent that the Revolving Lenders have made payments pursuant to this clause (e) to reimburse the L/C Issuer, then to such Lenders and the L/C Issuer as their interests may appear. Any payment made by a Lender pursuant to this clause (e) to reimburse the L/C Issuer for any L/C Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.

(iii)  Each Revolving Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender’s Commitment is amended pursuant to the operation of Sections 2.16 as a result of an assignment in accordance with Section 11.06 or otherwise pursuant to this Agreement.

(iv)  If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(e), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (e)(vi) shall be conclusive absent manifest error.

(f)  Reimbursement. If the L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the L/C Issuer in respect of such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon on (i) the Business Day that the Borrower receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m. or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such L/C Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 or Section 2.04 that such payment be financed with a Borrowing of Base Rate Loans or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing of Base Rate Loans or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof (the “Unreimbursed Amount”) and such Lender’s Applicable Percentage thereof. Promptly upon receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the Unreimbursed Amount pursuant to Section 2.03(e)(ii), subject to the amount of the unutilized portion of the aggregate Revolving Commitments. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(f) may be given by telephone if promptly confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(g)  Obligations Absolute. The Borrower’s obligation to reimburse L/C Disbursements as provided in clause (f) of this Section 2.03 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

(i)  any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein;

(ii)  the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)  any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)  waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;

(v)  honor of a demand for payment presented electronically even if such Letter of Credit required that demand be in the form of a draft;

(vi)  any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)   payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii)    any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.

(h)   Examination. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(i)   Liability. None of the Administrative Agent, the Lenders, the L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the L/C Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as finally determined by a court of competent jurisdiction), the L/C Issuer shall be deemed to have exercised care in each such determination, and that:

(i)   the L/C Issuer may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation;

(ii)   the L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;

(iii)   the L/C Issuer shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iv)   this sentence shall establish the standard of care to be exercised by the L/C Issuer when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care inconsistent with the foregoing).

Without limiting the foregoing, none of the Administrative Agent, the Lenders, the L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of (i) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (ii) the L/C Issuer declining to take-up documents and make payment, (A) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (B) following a Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (iii) the L/C Issuer retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to the L/C Issuer.

(j)   Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued by it, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(k)   Benefits. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

(l)   Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any standby Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) payable on the first Business Day following the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit and (ii) accrued through and including the last day of each calendar quarter in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(m)   Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum equal to the percentage separately agreed upon between the Borrower and the L/C Issuer, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable no later than the tenth Business Day after the end of each March, June, September and December in the most recently- ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(n)    Disbursement Procedures. The L/C Issuer for any Letter of Credit shall, within the time allowed by Applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. The L/C Issuer shall promptly after such examination notify the Administrative Agent and the Borrower in writing of such demand for payment if the L/C Issuer has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the L/C Issuer and the Lenders with respect to any such L/C Disbursement.

(d)    Interim Interest. If the L/C Issuer for any standby Letter of Credit shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that if the Borrower fails to reimburse such L/C Disbursement when due pursuant to clause (f) of this Section 2.03, then Section 2.08(b) shall apply. Interest accrued pursuant to this clause (o) shall be for account of the L/C Issuer, except that interest accrued on and after the date of payment by any Lender pursuant to clause (f) of this Section 2.03 to reimburse the L/C Issuer shall be for account of such Lender to the extent of such payment.

(o)    Replacement of the L/C Issuer. The L/C Issuer may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.03(m). From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or any previous L/C Issuer, or such successor and all previous L/C Issuer, as the context shall require. After the replacement of the L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(p)    Cash Collateralization.

(i)   If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with L/C Obligations representing at least 66-2/3% of the total L/C Obligations) demanding the deposit of Cash Collateral pursuant to this clause (q), the Borrower shall promptly deposit into an account established and maintained on the books and records of the Administrative Agent (the “Collateral Account”) an amount in cash equal to 103% of the total L/C Obligations as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (f) of Section 8.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. In addition, and without limiting the foregoing or clause (d) of this Section 2.03, if any L/C Obligations remain outstanding after the expiration date specified in said clause (d), the Borrower shall promptly deposit into the Collateral Account an amount in cash equal to 103% of such L/C Obligations as of such date plus any accrued and unpaid interest thereon.

(ii)   The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the reasonable discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys in the Collateral Account shall be applied by the Administrative Agent to reimburse the L/C Issuer for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with L/C Obligations representing 66-2/3% of the total L/C Obligations), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(e)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issued solely for the account of the Borrower. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(q)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04	Swingline Loans.

(a)    The Swingline. Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans to the Borrower (each such loan, a “Swingline Loan”). Each such Swingline Loan may be made, subject to the terms and conditions set forth herein, to the Borrower, in Dollars, from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit; provided, however, that (i) after giving effect to any Swingline Loan, (A) the Total Revolving Outstandings shall not exceed the Revolving Facility at such time, and (B) the Revolving Exposure of any Revolving Lender at such time shall not exceed such Lender’s Revolving Commitment, (ii) the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan, and (iii) the Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swingline Loan shall bear interest only at a rate based on the Base Rate plus the Applicable Rate. Immediately upon the making of a Swingline Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Swingline Loan.

(b)    Borrowing Procedures. Each Swingline Borrowing shall be made upon the Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by: (i) telephone or (ii) a Swingline Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swingline Lender and the Administrative Agent of a Swingline Loan Notice. Each such Swingline Loan Notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (A) the amount to be borrowed, which shall be a minimum of $100,000, and (B) the requested date of the Borrowing (which shall be a Business Day). Promptly after receipt by the Swingline Lender of any Swingline Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. on the date of the proposed Swingline Borrowing (1) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (2) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender may make the amount of its Swingline Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swingline Lender in immediately available funds.

(c)    Refinancing of Swingline Loans.

(i)    The Swingline Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Facility and the conditions set forth in Section 4.02. The Swingline Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Revolving Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base

Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.

(ii)    Notwithstanding anything to the contrary in the foregoing, if for any reason any Swingline Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i) (including, without limitation, the failure to satisfy the conditions set forth in Section 4.02), the request for Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders fund its risk participation in the relevant Swingline Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)    If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (c)(iii) shall be conclusive absent manifest error.

(iv)    Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.

(d)    Repayment of Participations.

(i)    At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Swingline Lender.

(ii)    If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)    Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans. Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Revolving Percentage of any Swingline Loan, interest in respect of such Applicable Revolving Percentage shall be solely for the account of the Swingline Lender.

(f)    Payments Directly to Swingline Lender. The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

2.05	Prepayments.

(a)    Optional.

(i)    The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Term Loans and Revolving Loans in whole or in part without premium or penalty subject to Section 3.05; provided that, unless otherwise agreed by the Administrative Agent, (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) two (2) Business Days prior to any date of prepayment of Term SOFR Loans and (2) on the date of prepayment of Base Rate Loans; (B) any voluntary prepayment of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of any Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof in inverse order of maturity. Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(ii)    The Borrower may, upon notice to the Swingline Lender pursuant to delivery to the Swingline Lender of a Notice of Loan Prepayment (with a copy to the

Administrative Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that, unless otherwise agreed by the Swingline Lender, (A) such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess hereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)    Mandatory.

(i)    Dispositions and Involuntary Dispositions. The Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds received by any Loan Party or any Subsidiary from all Dispositions (other than Permitted Transfers) and Involuntary Dispositions within five (5) Business Days of the date of such Disposition or Involuntary Disposition; provided, however, that so long as no Default shall have occurred and be continuing, (A) the Loan Parties may receive up to $5,000,000 in the aggregate of such Net Cash Proceeds in any Fiscal Year without making the prepayment described in this Section 2.05(b), and (B) such Net Cash Proceeds shall not be required to be so applied at the election of the Borrower to the extent such Loan Party or such Subsidiary reinvests all or any portion of such Net Cash Proceeds (which reinvested amount shall not count against the $5,000,000 in clause (i)(A) above) in assets (other than cash and cash equivalents, inventory and accounts receivable) used or useful in the business of the Borrower or any of its Subsidiaries or to be contractually committed to be so reinvested within twelve (12) months following such Disposition or Involuntary Disposition, provided, that such Net Cash Proceeds that have been contractually committed to be reinvested during such twelve (12) month period shall be reinvested within 180 days after the expiration of such twelve (12) month period; provided further that, if such Net Cash Proceeds shall have not been so reinvested, such Net Cash Proceeds shall be immediately applied to prepay the Loans and/or Cash Collateralize the L/C Obligations.

(ii)    Specified Equity Contribution; Equity Issuance.

(A)    Immediately upon the receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Specified Equity Contribution, the Borrower shall prepay the Loans as hereinafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds.

(B)    Immediately upon the receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Equity Issuance, the Borrower shall prepay the Loans as hereinafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds~~.~~; provided that, Net Cash Proceeds of up to $400,000,000 in aggregate amount of Equity Issuances made prior to the Delayed Draw Termination Date shall not be required to prepay the Loans so long as such Net Cash Proceeds are intended to be used to consummate Permitted Acquisitions (including the payment of costs and expenses in connection therewith).

(i)    Debt Issuance. Immediately upon the receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds.

(iii)    Extraordinary Receipts. Immediately upon receipt by any Loan Party or any Subsidiary of any Extraordinary Receipt in excess of $500,000 in the aggregate for any Fiscal Year, received by or paid to or for the account of any Loan Party or any of its Subsidiaries, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate principal amount equal to 100% of all Net Cash Proceeds received therefrom; provided that with respect to any Net Cash Proceeds of an Extraordinary Receipt, at the election of the Borrower, and so long as no Default shall have occurred and be continuing, such Loan Party or such Subsidiary may (A) utilize any Net Cash Proceeds constituting proceeds of casualty insurance to promptly repair or rebuild, as applicable, any property damaged to the comparable state of such property prior to the casualty event, or (B) reinvest all or any portion of such Net Cash Proceeds in fixed capital or operating assets, in each case of clause (A) or (B) so long as (x) within 180 days after receipt of such Net Cash Proceeds, such repair, rebuilding or reinvestment shall have been consummated (or a definitive agreement to so reinvest shall have been executed), and (y) if a definitive agreement to so repair, rebuild or reinvest has been executed within such 180-day period, then such repair, rebuilding or reinvestment shall have been consummated within 180 days after the entering into of such definitive agreement; and provided further that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b).

(iv)    Application of Payments. Each prepayment of Loans pursuant to the foregoing provisions of clauses (i) through (iv) of this Section 2.05(b) shall be applied, first, to the principal repayment installments of the Initial Term ~~Loan~~Loans and Additional Term Loans in inverse order of maturity, including, without limitation, the final principal repayment installment on the Maturity Date, second, to the principal repayment installments of the Delayed Draw Term Loans in inverse order of maturity, including, without limitation, the final principal repayment installment on the Maturity Date and, ~~second~~third, to the Revolving Facility in the manner set forth in clause (vi) of this Section 2.05(b). Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the relevant Facilities.

(v)    Revolving Outstandings. If for any reason the Total Revolving Outstandings at any time exceed the Revolving Facility at such time, the Borrower shall promptly prepay Revolving Loans, Swingline Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless, after the prepayment of the Revolving Loans and Swingline Loans, the Total Revolving Outstandings exceed the Revolving Facility at such time.

(vi)    Application of Other Payments. Except as otherwise provided in Section 2.15, prepayments of the Revolving Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swingline Loans, second, shall be applied to the outstanding Revolving Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations and the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swingline Loans and Revolving Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrower for use in the ordinary course of its business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party or any Defaulting Lender that has provided Cash Collateral) to reimburse the L/C Issuer or the Revolving Lenders, as applicable.

Within the parameters of the applications set forth above, prepayments pursuant to this Section 2.05(b) shall be applied first to Base Rate Loans and then to Term SOFR Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

2.06	Termination or Reduction of Commitments.

(a)    Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Delayed Draw Term Commitments, the Revolving Facility, the Letter of Credit Sublimit or the Swingline Sublimit, or from time to time permanently reduce the Delayed Draw Term Commitments, Revolving Facility, the Letter of Credit Sublimit or the Swingline Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Revolving Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swingline Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swingline Loans would exceed the Swingline Sublimit.

(b)    Mandatory.

(i)    The aggregate Initial Term Commitments ~~shall be~~were automatically and permanently reduced to zero ~~on the date of~~after giving effect to the Term Borrowing of the Initial Term Loans made on the Closing Date. The aggregate First Amendment Incremental Term Commitments ~~shall be~~were automatically and permanently reduced to zero after giving effect to the Additional Term Loans made on the First Amendment Effective Date. The Delayed Draw Term Commitments of each Delayed Draw Term Lender shall (A) be permanently reduced in an amount equal to the Delayed Draw Term Loan made by such Delayed Draw Term Lender on each Delayed Draw Funding Date and (B) terminate in their entirety on the Delayed Draw Termination Date.

(ii)    If after giving effect to any reduction or termination of Revolving Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swingline Sublimit exceeds the Revolving Facility at such time, the Letter of Credit Sublimit or the Swingline Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swingline Sublimit or the Revolving Commitment or the aggregate Delayed Draw Term Commitments under this Section 2.06. Upon any reduction of the Revolving Commitments, the Revolving Commitment of each Revolving Lender shall be reduced by such Lender’s Applicable Revolving Percentage of such reduction amount. All fees in respect of the Revolving Facility accrued until the effective date of any termination of the Revolving Facility shall be paid on the effective date of such termination. Upon any reduction of the aggregate Delayed Draw Term Commitments, the Delayed Draw Term Commitment of each Delayed Draw Term Lender shall be reduced by such Lender’s Applicable Percentage of such reduction. All fees in respect of the Delayed Draw Term Facility accrued until the effective date of any termination of the aggregate Delayed Draw Term Commitments shall be paid on the effective date of such termination.

2.07	Repayment of Loans.

(a)     Term Loans

(i)    ~~(a)~~ Initial Term Loans and Additional Term Loans. The Borrower shall repay to the Initial Term Lenders and the First Amendment Incremental Term Lenders the aggregate principal amount of all Term Loans (other than the Delayed Draw Term Loans) outstanding on last day of each calendar quarter beginning on September 30, 2024 in the respective amounts set forth opposite such periods (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), unless accelerated sooner pursuant to Section 8.02;

Payment Dates	Principal Repayment Installments
September 30, 2024 through September 30, 2025	$1,625,000
December 31, 2025 through June 30, 2026	$2,562,500
September 30, 2026 through June 30, 2027	$3,843,750
September 30, 2027 and thereafter	$5,125,000

provided, however, that (i) the final principal repayment installment of the Term Loans (other than the Delayed Draw Term Loans) shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans (other than the Delayed Draw Term Loans) outstanding on such date, (ii) if any principal repayment installment to be made by the Borrower (other than principal repayment installments on Term SOFR Loans) shall come due on a day other than a Business Day, such principal repayment installment shall be due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be and (iii) if any principal repayment installment to be made by the Borrower on a Term SOFR Loan shall come due on a day other than a Business Day, such principal repayment installment shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such principal repayment installment into another calendar month, in which event such principal repayment installment shall be due on the immediately preceding Business Day.

(ii)   Delayed Draw Term Loans. The Borrower shall repay to the Delayed Draw Term Lenders quarterly on the last day of each Fiscal Quarter commencing with the Fiscal Quarter ending December 31, 2026 (each such date, a “Delayed Draw Term Loan Repayment Date”), an aggregate principal amount equal to the product of (i) the original aggregate principal amount of all Funded Delayed Draw Term Loans as of such Delayed Draw Term Loan Repayment Date, multiplied by (ii) Applicable Amortization Percentage for such Delayed Draw Term Loan Repayment Date; provided that any such amortization payment shall be reduced as a result of the application of prepayments made in accordance with Section 2.05), unless accelerated sooner pursuant to Section 8.02; provided, however, that (i) the final principal repayment installment of the Delayed Draw Term Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Delayed Draw Term Loans outstanding on such date, (ii) if any principal repayment installment to be made by the Borrower (other than principal repayment installments on Term SOFR Loans) shall come due on a day other than a Business Day, such principal repayment installment shall be due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be and (iii) if any principal repayment installment to be made by the Borrower on a Term SOFR Loan shall come due on a day other than a Business Day, such principal repayment installment shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such principal repayment installment into another calendar month, in which event such principal repayment installment shall be due on the immediately preceding Business Day.

(b)   Revolving Loans. The Borrower shall repay to the Revolving Lenders on the Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.

(c)   Swingline Loans. The Borrower shall repay each Swingline Loan on the earlier to occur of (i) the date ten (10) Business Days after such Loan is made and (ii) the Maturity Date.

2.08	Interest and Default Rate.

(a)   Interest. Subject to the provisions of Section 2.08(b), (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable Borrowing date at a rate per annum equal to the Term SOFR for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.

(b)   Default Rate.

(i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(ii)   If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(iii)    Upon the request of the Required Lenders, while any Event of Default exists (including a payment default), all outstanding Obligations (including Letter of Credit Fees) may accrue at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)    Interest Payments. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09	Fees.

In addition to certain fees described in clauses (l) and (m) of Section 2.03:

(a)    Revolving Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage, a commitment fee (the “Revolving Commitment Fee”) equal to the Applicable Rate times the actual daily amount by which the Revolving Facility exceeds the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. For the avoidance of doubt, the Outstanding Amount of Swingline Loans shall not be counted towards or considered usage of the Revolving Facility for purposes of determining the ~~commitment fee. The commitment fee~~Revolving Commitment Fee. The Revolving Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The ~~commitment fee~~Revolving Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)     Delayed Draw Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Delayed Draw Term Lender in accordance with its Applicable Percentage, a commitment fee (the “Delayed Draw Commitment Fee”) equal to the Applicable Rate times the actual daily amount by which the aggregate Delayed Draw Term Commitments exceeds the Outstanding Amount of Delayed Draw Term Loans. The Delayed Draw Commitment Fee shall accrue at all times from the Fifth Amendment Effective Date to the Delayed Draw Termination Date, including at any time during which one (1) or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Fifth Amendment Effective Date, and on the Delayed Draw Termination Date. The Delayed Draw Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(c)     ~~(b)~~ Other Fees.

(i)    The Borrower shall pay to the Administrative Agent and BofA Securities, LLC for its own account fees in the amounts and at the times specified in the Fee Letter ~~and~~, the First Amendment Fee Letter and the Fifth Amendment Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)    The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)    Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)    Financial Statement Adjustments or Restatements. If, as a result of any restatement of or other adjustment to the financial statements of Pubco and its Subsidiaries or for any other reason, Borrower, or the Lenders determine that (i) the Consolidated Senior Net Leverage Ratio as calculated by Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Senior Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This clause (b) shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under any provision of this Agreement to payment of any Obligations hereunder at the Default Rate or under Article VIII. The Borrower’s obligations under this clause (b) shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11	Evidence of Debt.

(a)    Maintenance of Accounts. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)    Maintenance of Records. In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12	Payments Generally; Administrative Agent’s Clawback.

(a)    General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to Section 2.07(a) and as otherwise specifically provided for in this Agreement, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)   (ii)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(i)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)    Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing (other than Swingline Borrowings) shall be made from the Appropriate Lenders, each payment of fees under Section 2.09 and clauses (l) and (m) of Section 2.03 shall be made for account of the Appropriate Lenders, and each termination or reduction of the amount of the Commitments shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Revolving Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Appropriate Lenders.

2.13	Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and sub-participations in L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i)    if any such participations or sub-participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub-participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)    the provisions of this Section 2.13 shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.14, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-participations in L/C Obligations or Swingline Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14	Cash Collateral.

(a)    Obligation to Cash Collateralize. At any time there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the L/C Issuer (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(b)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as Collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (determined in the case of Cash Collateral provided pursuant to Section 2.15(a)(v), after giving effect to Section 2.15(a)(v) and any Cash Collateral provided by the Defaulting Lender). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (A) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (B) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15	Defaulting Lenders.

(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or the Swingline Lender hereunder; third, to Cash Collateralize the L/C’s Issuer Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees.

(A)    Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)    Letter of Credit Fees. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C)    Defaulting Lender Fees. With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the L/C Issuer and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Applicable Revolving Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)    Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under Applicable Law, (A) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (B) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b)   Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their Revolving Commitments (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)    New Swingline Loans/Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the L/C Issuer shall not be required to issue, extend, increase, reinstate or renew any letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.16	Increase in Commitments.

(a)    Borrower Request. The Borrower may by written notice to the Administrative Agent elect to request (x) prior to the Maturity Date for the Revolving Facility, an increase to the existing Revolving Commitments (each, an “Incremental Revolving Commitment”) and/or (y) the establishment of one or more new term loan commitments (each, an “Incremental Term Commitment”), by an aggregate amount after the Fifth Amendment Effective Date not in excess of $100,000,000. Each such notice shall specify (i) the date (each, an “Increase Effective Date”) on which the Borrower proposes that the Incremental Commitments shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Eligible Assignee to whom the Borrower proposes any portion of such Incremental Commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide such Incremental Commitment. Each Incremental Commitment shall be in an aggregate amount of $5,000,000 or any whole multiple of $5,000,000 in excess thereof (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the aggregate limit in respect of Incremental Commitments set forth in above), and the Borrower may make a maximum of three (3) such requests pursuant to this Section 2.16.

(b)    Conditions. The Incremental Commitments shall become effective as of the Increase Effective Date; provided that:

(i)    each of the conditions set forth in Section 4.02 shall be satisfied;

(ii)   no Default shall have occurred and be continuing or would result from the borrowings to be made on the Increase Effective Date;

(iii)    the representations and warranties contained in Article V and the other Loan Documents that are subject to materiality or Material Adverse Effect qualifications are true and correct in all respects on and as of the Increase Effective Date as made on and as of such date, and the representations and warranties contained in the Credit Agreement and the other Loan Documents that are not subject to materiality or Material Adverse Effect qualifications are true and correct in all material respects on and as of the Increase Effective Date as made on and as of such date, except (i) in each case to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and (ii) for purposes of this Section 2.16(b), the representations and warranties contained in Section 5.05(a) and Section 5.05(b) shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b), respectively;

(iv)    on a Pro Forma Basis (assuming, in the case of Incremental Revolving Commitments, that such Incremental Revolving Commitments are fully drawn), the Borrower shall be in compliance with each of the covenants set forth in Section 7.11 and the Consolidated Senior Net Leverage Ratio shall not be greater than a “0.25x” turn less than the Consolidated Senior Net Leverage Ratio permitted under Section 7.11(a), for the most recently ended period of four (4) consecutive Fiscal Quarters for which financial statements have been delivered (or were required to be delivered) pursuant to Section 6.01(a) or (b);

(v)    the Borrower shall make any breakage payments in connection with any adjustment of Revolving Loans pursuant to Section 3.05;

(vi)    the Borrower shall deliver or cause to be delivered officer’s certificates and legal opinions of the type delivered on the Closing Date to the extent reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent; and

(vii)   (A)    upon the reasonable request of any Lender made at least seven (7) days prior to the Increase Effective Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least three (3) Business Days prior to the Increase Effective Date and (B) at least three (3) Business Days prior to the Increase Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

(c)    Terms of New Loans and Commitments. The terms and provisions of Loans made pursuant to Incremental Commitments shall be as follows:

(i)    terms and provisions of Incremental Term Loans shall be, except as otherwise set forth herein or in the Increase Joinder, identical to the Term Loans (it being understood that Incremental Term Loans may be a part of the Term Loans) and to the extent that the terms and provisions of Incremental Term Loans are not identical to the Term Loans (except to the extent permitted by clause (iii), (iv) or (v) below), they shall be reasonably satisfactory to the Administrative Agent; provided that in any event the Incremental Term Loans must comply with clauses (iii), (iv) and (v) below;

(ii)    the terms and provisions of Revolving Loans made pursuant to new Commitments shall be identical to the Revolving Loans;

(iii)    the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of the then existing Term Loans;

(iv)    the maturity date of Incremental Term Loans (the “Incremental Term Loan Maturity Date”) shall not be earlier than the then Maturity Date; and

(v)    the Applicable Rate for Incremental Term Loans shall be determined by the Borrower and the Lenders of the Incremental Term Loans; provided that in the event that the Applicable Rate for any Incremental Term Loan is greater than the Applicable Rate for the Term Loans, then the Applicable Rate for the Term Loans shall be increased to the extent necessary so that the Applicable Rate for the Incremental Term Loans is equal to the Applicable Rate for the Term Loans, and the Applicable Rate for Revolving Loans (at each point in the table set forth in the definition of “Applicable Rate,” to the extent applicable) shall be increased by the same number of basis points as the Applicable Rate for the Term Loan is increased; provided, further, that in determining the Applicable Rate applicable to the Term Loans and the Incremental Term Loans, (x) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders of the Term Loans or the Incremental Term Loans in the primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity); (y) customary arrangement or commitment fees payable to the Arranger (or its respective affiliates) in connection with the Term Loans or to one (1) or more arrangers (or their affiliates) of the Incremental Term Loans shall be excluded; and (z) if the Base Rate “floor” for the Incremental Term Loans is greater than the Base Rate “floor” for the existing Term Loans, the difference between such floor for the Incremental Term Loans and the existing Term Loans shall be equated to an increase in the Applicable Rate for purposes of this clause (v).

The Incremental Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such Incremental Commitment, in form and substance reasonably satisfactory to each of them. Notwithstanding the provisions of Section 11.01, the Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.16. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Revolving Loans or Term Loans shall be deemed, unless the context otherwise requires, to include references to Revolving Loans made pursuant to Incremental Revolving Commitments and Incremental Term Loans that are Term Loans, respectively, made pursuant to this Agreement. This Section 2.16 shall supersede any provisions in Section 2.13 or Section 11.01 to the contrary.

(d)    Adjustment of Revolving Credit Loans. To the extent the Commitments being increased on the relevant Increase Effective Date are Incremental Revolving Commitments, then each Revolving Lender that is acquiring an Incremental Revolving Commitment on the Increase Effective Date shall make a Revolving Loan, the proceeds of which will be used to prepay the Revolving Loans of the other Revolving Lenders immediately prior to such Increase Effective Date, so that, after giving effect thereto, the Revolving Loans outstanding are held by the Revolving Lenders pro rata based on their Revolving Commitments after giving effect to such Increase

Effective Date. If there is a new borrowing of Revolving Loans on such Increase Effective Date, the Revolving Lenders after giving effect to such Increase Effective Date shall make such Revolving Loans in accordance with Section 2.01(b).

(e)  Making of New Term Loans. On any Increase Effective Date on which new Commitments for Term Loans are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such new Commitment shall make a Term Loan to the Borrower in an amount equal to its new Commitment.

(f)  Equal and Ratable Benefit. The Loans and Commitments established pursuant to this clause (f) shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents, except that the new Loans may be subordinated in right of payment or the Liens securing the new Loans may be subordinated, in each case, to the extent set forth in the Increase Joinder. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such class of Term Loans or any such new Commitments.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01	Taxes.

(a)  Defined Terms. For purposes of this Section 3.01, the term “Applicable Law” includes FATCA and the term “Lender” includes any L/C Issuer.

(b)  Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Laws. If any Applicable Laws (as determined in the good faith discretion of an applicable withholding agent) require the deduction or withholding of any Tax from any such payment by the applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(c)   Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)  Tax Indemnifications.

(i)  Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)  Each Lender shall, and does hereby, severally indemnify and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) (B) the Administrative Agent against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (C) the Administrative Agent against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (d)(ii).

(e)  Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority, as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)  Status of Lenders; Tax Documentation.

(i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)  any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W–9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)  any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W–8BEN–E (or W–8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W–8BEN–E (or W–8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)  executed copies of IRS Form W–8ECI;

(3)  in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit M–1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W–8BEN–E (or W–8BEN, as applicable); or

(4)  to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W–8IMY, accompanied by IRS Form W–8ECI, IRS Form W–8BEN–E (or W–8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit M–2 or Exhibit M–3, IRS Form W–9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit M–4 on behalf of each such direct and indirect partner;

(C)  any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)  if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for the purposes of this clause (f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)  Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)  Treatment of Certain Refunds. Unless required by Applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this clause (g) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (g) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(h)  Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loan and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

3.03 Inability to Determine Rates.

(a)  If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred (as applicable) or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each

Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component in determining the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.

(b)  Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined (which determination likewise shall be conclusive absent manifest error), that:

(i)  adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)  CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero%, the Successor Rate will be deemed to be zero% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

3.04	Increased Costs.

(a)  Increased Costs Generally. If any Change in Law shall:

(i)  impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the L/C Issuer;

(ii)  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)  impose on any Lender or the L/C Issuer any other condition, cost or expense affecting this Agreement or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)  Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)  Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)  Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05	Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)  any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)  any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)  any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

3.06	Mitigation Obligations; Replacement of Lenders.

(a)  Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower, such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)  Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.

3.07	Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and the Facility Termination Date.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01	Conditions of Initial Credit Extension.

The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)  Execution of Credit Agreement; Loan Documents. The Administrative Agent shall have received (i) counterparts of this Agreement, executed by a Responsible Officer of each Loan Party and a duly authorized officer of each Lender, (ii) for the account of each Lender requesting a Note, a Note executed by a Responsible Officer of the Borrower, (iii) counterparts of the Security Agreement and each other Collateral Document, executed by a Responsible Officer of the applicable Loan Parties and a duly authorized officer of each other Person party thereto, as applicable, (iv) counterparts of the Management Fee Subordination Agreement, executed by a Responsible Officer of the applicable Loan Parties, a duly authorized officer of the Management Entity and a duly authorized officer of each other Person party thereto, as applicable and (v) counterparts of any other Loan Document, executed by a Responsible Officer of the applicable Loan Party and a duly authorized officer of each other Person party thereto.

(b)  Officer’s Certificate. The Administrative Agent shall have received an Officer’s Certificate dated the Closing Date, certifying as to the Organization Documents of each Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of each Loan Party, the good standing, existence or its equivalent of each Loan Party and of the incumbency (including specimen signatures) of the Responsible Officers of each Loan Party.

(c)  Legal Opinions of Counsel. The Administrative Agent shall have received an opinion or opinions (including, if requested by the Administrative Agent, local counsel opinions) of counsel for the Loan Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent.

(d)  Financial Statements. The Administrative Agent and the Lenders shall have received copies of (i) a quality of earnings report prepared by Grant Thornton in connection with the Closing Date Acquisition, in form and substance satisfactory to the Administrative Agent and updated to include the latest quarterly results of the Closing Date Targets and their subsidiaries for the quarter ending immediately prior to the Closing Date; and (ii) pro forma consolidated financial statements as to Holdings and its Subsidiaries, giving effect to all elements of the Transactions to be effected on, or prior to, the Closing Date, and forecasts prepared by management of Holdings, each in form satisfactory to the Administrative Agent and the Lenders, of balance sheets, income statements, and cash flow statements on an annual basis for the five years following the Closing Date, each in form and substance satisfactory to each of them.

(e)  Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

(i)  (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien, judgment and bankruptcy searches;

(ii)  searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent’s security interest in the Intellectual Property;

(iii)   completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(iv)  stock or membership certificates, if any, evidencing the Pledged Equity and undated stock or transfer powers duly executed in blank; in each case to the extent such Pledged Equity is certificated;

(v)   subject to Section 6.17, in the case of any personal property Collateral located at premises leased by a Loan Party and set forth on Schedule 5.21(g), such estoppel letters, consents and waivers from the landlords of such real property to the extent required to be delivered in connection with Section 6.14 (such letters, consents and waivers shall be in form and substance satisfactory to the Administrative Agent, it being acknowledged and agreed that any Landlord Waiver is satisfactory to the Administrative Agent);

(vi)  to the extent required to be delivered, filed, registered or recorded pursuant to the terms and conditions of the Collateral Documents, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to create and perfect the Administrative Agent’s and the Lenders’ security interest in the Collateral; and

(vii)   Qualifying Control Agreements satisfactory to the Administrative Agent to the extent required to be delivered pursuant to Section 6.14.

(f)  Liability, Casualty, Property, Terrorism and Business Interruption Insurance. The Administrative Agent shall have received copies of insurance policies, declaration pages, certificates, and endorsements of insurance or insurance binders evidencing liability, casualty, property, terrorism and business interruption insurance meeting the requirements set forth herein or in the Collateral Documents or as required by the Administrative Agent. The Loan Parties shall have delivered to the Administrative Agent an Authorization to Share Insurance Information.

(g)  Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate signed by a Responsible Officer of the Borrower as to the financial condition, solvency and related matters of the Borrower and its Subsidiaries, after giving effect to the initial Borrowings under the Loan Documents and the other transactions contemplated hereby.

(h)  Financial Condition Certificate. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Closing Date, as to certain financial matters, substantially in the form of Exhibit P.

(f)  Loan Notice. The Administrative Agent shall have received a Loan Notice with respect to the Loans to be made on the Closing Date.

(i)  Existing Indebtedness of the Loan Parties. All of the existing Indebtedness for borrowed money of Holdings and its Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 7.02) shall be repaid in full and all security interests related thereto shall be terminated on or prior to the Closing Date.

(j)  Anti-Money-Laundering; Beneficial Ownership. Upon the reasonable request of any Lender made at least seven (7) days prior to the Closing Date, the Borrower shall have provided to such Lender at least three (3) Business Days prior to the Closing Date, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, and any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

(k)  Consents. The Administrative Agent shall have received evidence that all members, boards of directors, governmental, shareholder and third party consents and approvals necessary, or, in the opinion of the Administrative Agent, desirable, in connection with the Transaction, the Loan Documents and the other transactions contemplated hereby and thereby have been obtained, and all applicable waiting periods shall have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse condition on the Loan Parties and their subsidiaries or such Transaction, or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which, in the reasonable judgment of the Administrative Agent, could have such effect.

(l)  Fees and Expenses. The Administrative Agent and the Lenders shall have received all fees and expenses (including the fees and expenses of counsel (including any local counsel) for the Administrative Agent), if any, owing pursuant to the Fee Letter and Section 2.09.

(m)  Due Diligence. The Lenders shall have completed a due diligence investigation of Holdings, the Closing Date Targets and each of their respective Subsidiaries in scope, and with results, satisfactory to the Lenders.

(n)  Closing Date Equity Contribution. The Administrative Agent shall be satisfied that Closing Date Equity Contribution has been made.

(o)  Consummation of the Transactions under the Closing Date Acquisition Documents. Administrative Agent shall have received executed copies of Closing Date Acquisition Documents, which in each case shall be form and substance reasonably satisfactory to Administrative Agent. All conditions precedent to the Closing Date Acquisition Documents shall have been met and the transactions under the Closing Date Acquisition Documents shall have been consummated in accordance with all applicable requirements of Law and the terms of the Closing Date Acquisition Documents, as applicable (without any amendment, modification or waiver of any of the provisions thereof that would be materially adverse to the Lenders or Administrative Agent without the prior written consent of Administrative Agent).

(p)  Preferred Equity Documents. The Preferred Equity and the Senior Preferred Equity shall be in form and substance satisfactory to the Administrative Agent (including dividend rate and any mandatory redemption date, if applicable, that exceeds the Maturity Date by at least six (6) months). The Administrative Agent shall have received an executed Preferred Equity Subordination Agreement.

(q)  Term Loans. After giving effect to the Term Loans to be made on the Closing Date, the Consolidated Senior Leverage Ratio (as defined in this Agreement prior to giving effect to the Fifth Amendment) calculated on a Pro Forma Basis shall not be greater than 3.00:1.00.

(r)  Other Documents. All other documents provided for herein or which the Administrative Agent or any other Lender may reasonably request or require.

(s)  Additional Information. Such additional information and materials which the Administrative Agent and/or any Lender shall reasonably request or require.

Without limiting the generality of the provisions of Section 9.03(c), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02	Conditions to all Credit Extensions.

The obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension is subject to the following conditions precedent:

(a)  Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article II, Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be (i) with respect to representations and warranties that contain a materiality qualification, true and correct as of the date of such Credit Extension and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects on and as of the date of such Credit Extension, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b)  Default. No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)  Request for Credit Extension. The Administrative Agent and, if applicable, the L/C Issuer or the Swingline Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)   Delayed Draw Term Loans. Solely in the case of any Delayed Draw Term Loan:

(i)  The Borrower shall provide the Administrative Agent and Lenders with written notice, which may be revocable, of a proposed Delayed Draw Funding Date at least five (5) Business Days (or such shorter time period as Administrative Agent may agree to in its sole discretion) prior to such Delayed Draw Funding Date, together with a preliminary sources and uses for the proceeds of such borrowing.

(ii)  The Borrower shall provide the Administrative Agent and the Lenders at least five (5) Business Days (or such shorter period as may be agreed to by the Administrative Agent) prior to (A) the consummation of any Permitted Acquisition financed in whole or in part with the proceeds of Delayed Draw Term Loans, a Permitted Acquisition Certificate, or (B) the payment of any Permitted Earnout financed in whole or in part with the proceeds of Delayed Draw Term Loans, (1) a Permitted Earnout Payment Certificate and (2) a duly completed pro forma Compliance Certificate executed by a Responsible Officer of the Borrower demonstrating to the reasonable satisfaction of the Administrative Agent that, both before and after giving effect to the payment of such Permitted Earnout on a Pro Forma Basis and the incurrence of the related Delayed Draw Term Loan, (x) the Loan Parties are in Pro Forma Compliance, and (y) the Consolidated Senior Net Leverage Ratio is at least 0.25 to 1.0 less than the then applicable Consolidated Senior Net Leverage Ratio in effect as of the date of the date of such Loan pursuant to Section 7.11(a), calculated using the same Measurement Period used to determine Pro Forma Compliance.

(iii)  The Borrower shall provide the Administrative Agent and the Lenders on the Initial Acquisition Recap Date, a pro forma Compliance Certificate demonstrating to the reasonable satisfaction of the Administrative Agent that giving Pro Forma Effect to the incurrence of the Delayed Draw Term Loans to be made on the Initial Acquisition Recap Date, the Loan Parties are, as of such date, in Pro Forma Compliance.

(iv)  The Borrower shall provide the Administrative Agent for the account of each Delayed Draw Term Loan Lender requesting a Note, a Note executed by a Responsible Officer of the Borrower, evidencing such Delayed Draw Term Loan to be extended to Borrower by such Lender.

Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) ~~and~~, (b) and (d) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and the Lenders, as of the date made or deemed made, that:

5.01	Existence, Qualification and Power.

Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect. The copy of the Organization Documents of each Loan Party provided to the Administrative Agent pursuant to the terms of this Agreement is a true and correct copy of each such document, each of which is valid and in full force and effect.

5.02	Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Applicable Law.

5.03	Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than (i) authorizations, approvals, actions, notices and filings which have been duly obtained and (ii) filings to perfect the Liens created by the Collateral Documents.

5.04	Binding Effect.

This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity.

5.05	Financial Statements; No Material Adverse Effect.

(a)  Audited Financial Statements. After the Closing Date (commencing with the Fiscal Year ended December 31, 2024), the Audited Financial Statements most recently delivered pursuant to Section 6.01(a) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Loan Parties and their Subsidiaries as of the date thereof and their results of operations, cash flows and changes in Shareholders’ Equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Loan Parties and their Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)  Quarterly Financial Statements. After the Closing Date, the unaudited Consolidated balance sheets of the Loan Parties and their Subsidiaries most recently delivered pursuant to Section 6.01(b), and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for the Fiscal Quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Loan Parties and their Subsidiaries as of the date thereof and their results of operations, cash flows and changes in Shareholders’ Equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)  Material Adverse Effect. Since December 31, ~~2024~~2025, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(g)  Forecasted Financials. The Consolidated forecasted balance sheets, statements of income and cash flows of the Borrower and its Subsidiaries delivered pursuant to Section 4.01, or of the Loan Parties and their Subsidiaries delivered pursuant to Section 6.01, in each case, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s best estimate of its future financial condition and performance.

(h)  Quality of Earnings Report. The quality of earnings report prepared by Grant Thornton LLP and dated March 31, 2024, in form and substance reasonably satisfactory to the Administrative Agent, (i) fairly presents the financial condition of Persons described therein as of the date thereof and their results of operations and cash flows for the period covered thereby; and (ii) shows all material indebtedness and other liabilities, direct or contingent, of Persons described therein as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(f)  Quality of Earnings Report in connection with First Amendment Effective Date Acquisition. The quality of earnings report prepared by Grant Thornton LLP and dated August 2025, in form and substance reasonably satisfactory to the Administrative Agent, (i) fairly presents the financial condition of Persons described therein as of the date thereof and their results of operations and cash flows for the period covered thereby; and (ii) shows all material indebtedness and other liabilities, direct or contingent, of Persons described therein as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

5.06	Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Subsidiary or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07	No Default.

Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08	Ownership of Property.

Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for Permitted Liens and such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.09	Environmental Matters.

Except as could not, individually or in the aggregate, reasonably be expected to result in any Material Adverse Effect on any of the Loan Parties or any of their respective subsidiaries:

(i)  (A) None of the properties currently or, to the knowledge of any Loan Party, formerly owned, leased or operated by any Loan Party or any of its Subsidiaries is listed or formally proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (B) there are no, and to the knowledge of the Loan Parties and their Subsidiaries never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries or, to the best of the knowledge of the Loan Parties, on any property formerly owned, leased or operated by any Loan Party or any of its Subsidiaries; (C) there is no asbestos or asbestos-containing material on, at or in any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries, where, given the condition of such asbestos or asbestos-containing material, there is a present obligation to remove such material under Environmental Law; (D) Hazardous Materials have not been released, discharged or disposed of on, at, under or from any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries or otherwise arising from the operations, of any Loan Party or any of its Subsidiaries except in material compliance with Environmental Law or otherwise known to applicable regulatory authorities and subject to (and in compliance with) remedial measures or the assumption of indemnity obligations by such authorities; and (E) no Loan Party or any of its Subsidiaries has become subject to any Environmental Liability or knows of any facts or circumstances that could reasonably be expected to give rise to any Environmental Liability;

(ii)  (A) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release of Hazardous Materials at, on, under, or from any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (B) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner which could not reasonably expected to result in liability to any Loan Party or any of its Subsidiaries; and

(iii)  The Loan Parties and their respective Subsidiaries: (A) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (B) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (C) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; (D) to the extent within the control of the Loan Parties and their respective Subsidiaries, will timely renew and comply with each of their Environmental Permits and any additional Environmental permits that may be required of any of them without material expense, and timely comply with any current, future or potential Environmental Law without material expense; and (E) are not aware of any requirements proposed for adoption or implementation under any Environmental Law.

5.10	Insurance.

The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates. The general liability, casualty, property, terrorism and business interruption insurance coverage of the Loan Parties as in effect on the Closing Date, and as of the last date such Schedule was required to be updated in accordance with Sections 6.02, 6.13 and 6.14, is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 5.10 and such insurance coverage complies with the requirements set forth in this Agreement and the other Loan Documents.

5.11	Taxes.

Each Loan Party and each of its Subsidiaries have timely filed (taking into account automatic extensions of time to file obtained in the ordinary course of business) all federal and state income tax returns and all other material tax returns and reports required to be filed, and have timely paid all federal and state income and all other material Taxes (whether or not shown on a tax return), including in its capacity as a withholding agent, levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. No tax Lien has been filed, and there is no proposed (in writing) tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect, nor is there any tax sharing agreement applicable to the Borrower or any Subsidiary.

5.12	ERISA Compliance.

(a)  Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws; (ii) each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code is so qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, and to the knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)  There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)  (i) No ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and no Loan Party knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iii) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)  No Loan Party maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (i) on the Closing Date, those listed on Schedule 5.12 hereto and (ii) thereafter, Pension Plans not otherwise prohibited by this Agreement.

(e)  The Borrower represents and warrants as of the Closing Date that the Borrower is not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to the Borrower’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement.

5.13	Margin Regulations; Investment Company Act.

(a)  Margin Regulations. No Loan Party nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than twenty-five percent (25%) of the value of the assets (either of the Borrower only or of the Pubco and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between a Loan Party or any of its Subsidiaries and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

(b)  Investment Company Act. None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.14	Disclosure.

The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each

Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.15	Compliance with Laws.

Each Loan Party and each Subsidiary thereof is in compliance with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.16	Solvency.

Each Loan Party is, individually and together with its Subsidiaries on a Consolidated basis, Solvent.

5.17	Casualty, Etc.

Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18	Sanctions Concerns and Anti-Corruption Laws.

(a)  Sanctions Concerns. No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.

(b)  Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.19	[Intentionally Omitted].

5.20	Subsidiaries; Equity Interests; Loan Parties.

(a)  Subsidiaries, Joint Ventures, Partnerships and Equity Investments. Set forth on Schedule 5.20(a), is the following information which is true and complete in all respects as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Sections 6.02, 6.13 and 6.14: (i) a complete and accurate list of all Subsidiaries, joint ventures and partnerships and other equity investments of the Loan Parties as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Sections 6.02, 6.13 and 6.14,

(ii) the number of shares of each class of Equity Interests in each Subsidiary outstanding, (iii) the number and percentage of outstanding shares of each class of Equity Interests owned by the Loan Parties and their Subsidiaries and (iv) the class or nature of such Equity Interests (i.e., voting, non-voting, preferred, etc.). The outstanding Equity Interests in all Subsidiaries are validly issued, fully paid and non-assessable and are owned free and clear of all Liens. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to the Equity Interests of any Loan Party or any Subsidiary thereof, except as contemplated in connection with the Loan Documents.

(b)  Loan Parties. Set forth on Schedule 5.20(b) is a complete and accurate list of all Loan Parties, showing as of the Closing Date, or as of the last date such Schedule was required to be updated in accordance with Sections 6.02, 6.13 and 6.14, (as to each Loan Party) (i) the exact legal name, (ii) any former legal names of such Loan Party in the four (4) months prior to the Closing Date, (iii) the jurisdiction of its incorporation or organization, as applicable, (iv) the type of organization, (v) the jurisdictions in which such Loan Party is qualified to do business, (vi) the address of its chief executive office, (vii) the address of its principal place of business, (viii) its U.S. federal taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation or organization, (ix) the organization identification number, (x) ownership information (e.g., publicly held or if private or partnership, the owners and partners of each of the Loan Parties) and (xi) the industry or nature of business of such Loan Party.

5.21	Collateral Representations.

(a)  Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

(b)  Intellectual Property. (i) Set forth on Schedule 5.21(b)(i), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Sections 6.02, 6.13 and 6.14, is a list of all registered or issued Intellectual Property (including all applications for registration and issuance) owned by each of the Loan Parties or that each of the Loan Parties has the right to (including the name/title, current owner, registration or application number, and registration or application date and such other information as reasonably requested by the Administrative Agent). (ii) Set forth on Schedule 5.21(b)(ii), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Sections 6.02, 6.13 and 6.14 contains a true and complete description of (A) each internet domain name registered to such Loan Party or in which such Loan Party has ownership, operating or registration rights, (B) the name and address of the registrar for such internet domain name, (C) the registration identification information for such internet domain name, (D) the name of each internet website operated (whether individually or jointly with others) by such Loan Party, (E) the name and address of each internet service provider through whom each such website is operated, (F) the name and address of each operator of each other internet site, internet search engine, internet directory or Web browser with whom such Loan Party maintains any advertising or linking relationship which is material to the operation of or flow of internet traffic to such Loan Party’s website and (G) each technology licensing and other agreement that is material to the operation of such Loan Party’s website or to the advertising and linking relationship described in (H), and the name and address of each other party to such agreement.

(c)  Documents, Instrument, and Tangible Chattel Paper. Set forth on Schedule 5.21(c), as of the Closing Date and as of the last date such Schedule 5.21(c) was required to be updated in accordance with Sections 6.02, 6.13 and 6.14, is a description of all Documents, Instruments, and Tangible Chattel Paper (each as defined in the UCC) of the Loan Parties (including the Loan Party owning such Document, Instrument and Tangible Chattel Paper and such other information as reasonably requested by the Administrative Agent).

(d)  Deposit Accounts, Electronic Chattel Paper, Letter-of-Credit Rights, and Securities Accounts.

(i)  Set forth on Schedule 5.21(d)(i), as of the Closing Date and as of the last date such Schedule 5.21(d)(i) was required to be updated in accordance with Sections 6.02 and 6.14, is a description of all deposit accounts and securities accounts of the Loan Parties, including the name of (A) the applicable Loan Party, (B) in the case of a deposit account, the depository institution and average amount held in such deposit account and whether such account is a zero balance account or a payroll account, and (C) in the case of a securities account, the securities intermediary or issuer and the average aggregate market value held in such securities account, as applicable.

(ii)  Set forth on Schedule 5.21(d)(ii), as of the Closing Date and as of the last date such Schedule 5.21(d)(ii) was required to be updated in accordance with Sections 6.02, 6.13 and 6.14, is a description of all Electronic Chattel Paper (as defined in the UCC) and Letter-of-Credit Rights (as defined in the UCC) of the Loan Parties, including the name of (A) the applicable Loan Party, (B) in the case of Electronic Chattel Paper (as defined in the UCC), the account debtor and (C) in the case of Letter-of-Credit Rights (as defined in the UCC), the issuer or nominated person, as applicable.

(e)  Commercial Tort Claims. Set forth on Schedule 5.21(e), as of the Closing Date and as of the last date such Schedule 5.21(e) was required to be updated in accordance with Sections 6.02, 6.13 and 6.14, is a description of all Commercial Tort Claims (as defined in the UCC) of the Loan Parties (detailing such Commercial Tort Claim in such detail as reasonably requested by the Administrative Agent).

(f)  Pledged Equity Interests. Set forth on Schedule 5.21(f), as of the Closing Date and as of the last date such Schedule 5.21(f) was required to be updated in accordance with Sections 6.02, 6.13 and 6.14, is a list of (i) all Pledged Equity and (ii) all other Equity Interests required to be pledged to the Administrative Agent pursuant to the Collateral Documents (in each case, detailing the Grantor (as defined in the Security Agreement), the Person whose Equity Interests are pledged, the number of shares of each class of Equity Interests, the certificate number and percentage ownership of outstanding shares of each class of Equity Interests and the class or nature of such Equity Interests (i.e., voting, non-voting, preferred, etc.)).

(g)  Properties. Set forth on Schedule 5.21(g), as of the Closing Date and as of the last date such Schedule 5.21(g) was required to be updated in accordance with Sections 6.02, 6.13 and 6.14, is a list of (A) each headquarter location of the Loan Parties, (B) each other location where any significant administrative or governmental functions are performed, (C) each other location where the Loan Parties maintain any books or records (electronic or otherwise) and (D) each location where any personal property Collateral is located at any premises owned or leased by a

Loan Party (in each case, including (1) an indication if such location is leased or owned, (2), if leased, the name of the lessor, and if owned, the name of the Loan Party owning such property, (3) the address of such property (including, the city, county, state and zip code)).

(h)  Material Contracts. Set forth on Schedule 5.21(h), as of the Closing Date and as of the last date such Schedule 5.21(h) was required to be updated in accordance with Sections 6.02, 6.13 and 6.14, is a complete and accurate list of all Material Contracts of the Loan Parties and their Subsidiaries.

5.22	EEA Financial Institutions.

No Loan Party is an EEA Financial Institution.

5.23	Covered Entities.

No Loan Party is a Covered Entity.

5.24	Beneficial Ownership Certification.

The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

5.25	Designation as Senior Indebtedness.

The Obligations constitute “Designated Senior Indebtedness” or any similar designation (with respect to indebtedness that having the maximum rights as “senior debt”) under and as defined in any agreement governing any Subordinated Debt and the subordination provisions set forth in each such agreement are legally valid and enforceable against the parties thereto.

5.26	Intellectual Property; Licenses, Etc.

Each Loan Party and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, trade secrets, know-how, franchises, licenses and other intellectual property rights that are used in the operation of their respective businesses, without conflict with the rights of any other Person. To the knowledge of the Borrower, neither the operation of the business, nor any product, service, process, method, substance, part or other material now used, or now contemplated to be used, by any Loan Party or any of its Subsidiaries infringes, misappropriates or otherwise violates upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, there has been no unauthorized use, access, interruption, modification, corruption or malfunction of any information technology assets or systems (or any information or transactions stored or contained therein or transmitted thereby) owned or used by the any Loan Party or any of its Subsidiaries, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.27	Labor Matters.

There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Closing Date and neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years preceding the Closing Date.

5.28	Closing Date Acquisition Documents.

(a)  Delivery. The Borrower has delivered to the Administrative Agent true, complete and correct copies of (i) each Closing Date Acquisition Document and of all annexes, appendices, exhibits and schedules thereto as of the date hereof, any agreement required to be delivered in connection with any Closing Date Acquisition Document at or prior to the closing of the transactions contemplated by such Closing Date Acquisition Documents (including any side letter executed or otherwise required by any of the parties thereto), and (ii) copies of any material amendment, restatement, supplement or other modification to or waiver under each Closing Date Acquisition Document entered into after the date hereof (including any such modification accomplished via a side letter or any other document).

(b)  Representations and Warranties. Each of the representations and warranties given by any Loan Party in any Closing Date Acquisition Document is true and correct in all material respects as of the Closing Date (or as of any earlier date to which such representation and warranty specifically relates); provided that such materiality qualifier shall not apply to any representations and warranties to the extent already qualified or modified by materiality or similar concept in the text thereof. Notwithstanding anything in the Closing Date Acquisition Documents to the contrary, the representations and warranties of each Loan Party set forth in this Section 5.28 shall, solely for purposes hereof, survive the Closing Date for the benefit of Administrative Agent and the Lender.

(c)  Governmental Requirements. All Governmental Requirements and all other authorizations, approvals and consents of any other Person required by the Closing Date Acquisition Documents or necessary to consummate the Closing Date Acquisition have been obtained and are in full force and effect.

(d)  Conditions Precedent. On the Closing Date, all of the conditions to effecting or consummating Closing Date Acquisition set forth in the Closing Date MIPA have been duly satisfied or waived by the Administrative Agent (to the extent any such conditions could reasonably be expected to be adverse to the Lenders or Administrative Agent), and the Closing Date Acquisition has been consummated or will be consummated substantially concurrently herewith, in accordance with the Closing Date Acquisition Documents and all applicable laws.

5.29	First Amendment Effective Date Acquisition Documents.

(a)  Delivery. The Borrower has delivered to the Administrative Agent true, complete and correct copies of (i) each First Amendment Effective Date Acquisition Document and of all annexes, appendices, exhibits and schedules thereto as of the date hereof, any agreement required to be delivered in connection with any First Amendment Effective Date Acquisition Document at or prior to the closing of the transactions contemplated by such First Amendment Effective Date Acquisition Documents (including any side letter executed or otherwise required by any of the parties thereto), and (ii) copies of any material amendment, restatement, supplement or other modification to or waiver under each First Amendment Effective Date Acquisition Document entered into after the date hereof (including any such modification accomplished via a side letter or any other document).

(b)  Representations and Warranties. Each of the representations and warranties given by any Loan Party in any First Amendment Effective Date Acquisition Document is true and correct in all material respects as of the First Amendment Effective Date (or as of any earlier date to which such representation and warranty specifically relates); provided that such materiality qualifier shall not apply to any representations and warranties to the extent already qualified or modified by materiality or similar concept in the text thereof. Notwithstanding anything in the First Amendment Effective Date Acquisition Documents to the contrary, the representations and warranties of each Loan Party set forth in this Section 5.29 shall, solely for purposes hereof, survive the First Amendment Effective Date for the benefit of Administrative Agent and the Lender.

(c)  Governmental Requirements. All Governmental Requirements and all other authorizations, approvals and consents of any other Person required by the First Amendment Effective Date Acquisition Documents or necessary to consummate the First Amendment Effective Date Acquisition have been obtained and are in full force and effect.

(d)  Conditions Precedent. On the First Amendment Effective Date, (i) all of the conditions to effecting or consummating the First Amendment Effective Date Acquisition set forth in the First Amendment Effective Date Asset Purchase Agreement have been duly satisfied or waived by the Administrative Agent (to the extent any such conditions could reasonably be expected to be adverse to the Lenders or Administrative Agent), (ii) the First Amendment Effective Date Acquisition has been consummated or will be consummated substantially concurrently herewith, in accordance with the First Amendment Effective Date Acquisition Documents and all applicable laws, and (iii) the First Amendment Effective Date Equity Contribution has been made.

ARTICLE VI

AFFIRMATIVE COVENANTS

Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, such Loan Party shall, and shall cause each of its Subsidiaries to:

6.01	Financial Statements.

Deliver to the Administrative Agent (and, if requested in writing by the Administrative Agent, with copies for each Lender), in form and detail satisfactory to the Administrative Agent:

(a)   Audited Financial Statements.

(i)  As soon as available, but in any event within one hundred twenty (120) days after the end of the Fiscal Year ended December 31, 2025, a Consolidated and consolidating balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year, and the related Consolidated and consolidating statements of income or operations, changes in Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, (A) such Consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally or regionally recognized standing reasonably acceptable to the Administrative Agent, including Grant Thornton LLP, which is acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and (B) such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller that is a Responsible Officer of Holdings to the effect that such statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of Holdings and its Subsidiaries.

(ii)  As soon as available, but in any event within one hundred twenty (120) days after the end of each Fiscal Year of Pubco (or, if earlier, fifteen (15) days after the date required to be filed with the SEC (after giving effect to any extension permitted by the SEC)) (commencing with the Fiscal Year ended December 31, 2026), a Consolidated and consolidating balance sheet of Pubco and its Subsidiaries as at the end of such Fiscal Year, and the related Consolidated and consolidating statements of income or operations, changes in Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP ~~(provided such comparative form shall not be required until the Fiscal Year ending December 31, 2027)~~, (A) such Consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally or regionally recognized standing reasonably acceptable to the Administrative Agent, including Grant Thornton LLP, which is acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and (B) such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller that is a Responsible Officer of Pubco to the effect that such statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of Pubco and its Subsidiaries.

(b)  Quarterly Financial Statements.

(i)  As soon as available, but in any event within forty-five (45) days after the end of each of the Fiscal Quarters until the ~~first anniversary of the~~ First Pubco Reporting Quarter, a Consolidated balance sheet of Holdings and its Subsidiaries as at the end of each such Fiscal Quarter, and the related Consolidated statements of income or operations, changes in Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of Holdings’ Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP and including management discussion and analysis of operating results inclusive of operating metrics in comparative form, such Consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller who is a Responsible Officer of Holdings as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of Holdings and its Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes.

(ii)  As soon as available, but in any event within forty-five (45) days after the end of ~~the first full~~each Fiscal Quarter following the De-SPAC Closing Date (~~such~~commencing with the Fiscal Quarter ended June 30, 2026, the “First Pubco Reporting Quarter”) and each of the first three Fiscal Quarters of each Fiscal Year of Pubco thereafter (or, if earlier, five (5) days after the date required to be filed with the SEC (after giving effect to any extension permitted by the SEC)), a Consolidated balance sheet of Pubco and its Subsidiaries as at the end of such Fiscal Quarter, and the related Consolidated statements of income or operations, changes in Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of Pubco’s Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year ~~(provided that, such comparative form shall not be required until the first anniversary of the First Pubco~~

~~Reporting Quarter)~~ all in reasonable detail and prepared in accordance with GAAP and including management discussion and analysis of operating results inclusive of operating metrics in comparative form, such Consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller who is a Responsible Officer of Pubco as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of Pubco and its Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes.

(i)  Intentionally Omitted.

(c)  Business Plan and Budget.

(i)  As soon as available, but in any event within forty-five (45) days after December 31, 2025, an annual business plan and budget of Holdings and its Subsidiaries on a Consolidated basis, including forecasts prepared by management of Holdings, in form satisfactory to the Administrative Agent and the Required Lenders, of Consolidated balance sheets and statements of income or operations and cash flows of Holdings and its Subsidiaries on a yearly basis for the immediately following Fiscal Year.

(ii)  As soon as available, but in any event within forty-five (45) days after the end of each Fiscal Year of Pubco (commencing with the Fiscal Year ended December 31, 2026), an annual business plan and budget of Pubco and its Subsidiaries on a Consolidated basis, including forecasts prepared by management of Pubco, in form satisfactory to the Administrative Agent and the Required Lenders, of Consolidated balance sheets and statements of income or operations and cash flows of Pubco and its Subsidiaries on a yearly basis for the immediately following Fiscal Year.

~~(e) First Amendment Effective Date Acquisition. As soon as available, but in any event within sixty (60) days after the First Amendment Effective Date, a company-prepared balance sheet, and the related statements of income or operations, changes in Shareholders’ Equity and cash flows for the First Amendment Effective Date Seller for the fiscal quarter ending September 30, 2025, all in reasonable detail and prepared in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.~~

As to any information contained in materials furnished pursuant to Section 6.02(g), Holdings and Pubco shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of Holdings and Pubco to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02	Certificates; Other Information.

Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)   Intentionally Omitted.

(b)  Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) commencing with the delivery of the financial statements for the Fiscal Quarter ended September 30, 2024, (i) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller which is a Responsible Officer of Pubco (or of Holdings, as applicable). Unless the Administrative Agent or a Lender requests executed originals, delivery of the Compliance Certificate may be by electronic communication including fax or email and shall be deemed to be an original and authentic counterpart thereof for all purposes.

(c)  Updated Schedules. Concurrently with the delivery of the Compliance Certificate referred to in Section 6.02(b), the following updated Schedules to this Agreement (which may be attached to the Compliance Certificate) to the extent required to make the representation related to such Schedule true and correct as of the ~~date of~~last day of the Measurement Period reflected in such Compliance Certificate: Schedules 5.10, 5.20(a), 5.20(b), 5.21(b), 5.21(c), 5.21(d)(i), 5.21(d)(ii), 5.21(e), 5.21(f), 5.21(g) and 5.21(h).

(d)  Calculations. Concurrently with the delivery of the Compliance Certificate referred to in Section 6.02(b) required to be delivered with the financial statements referred to in Section 6.01(a), a certificate (which may be included in such Compliance Certificate) including (i) the amount of all Restricted Payments, Investments (including Acquisitions), Dispositions, Capital Expenditures, Debt Issuances and Equity Issuances that were made during the prior Fiscal Year and (ii) amounts received in connection with any Extraordinary Receipt during the prior Fiscal Year.

(e)  Changes in Entity Structure. Within ten (10) days prior to any merger, consolidation, dissolution or other change in entity structure of any Loan Party or any of its Subsidiaries permitted pursuant to the terms hereof, provide notice of such change in entity structure to the Administrative Agent, along with such other information as reasonably requested by the Administrative Agent. Provide notice to the Administrative Agent, not less than ten (10) days prior (or such extended period of time as agreed to by the Administrative Agent) of any change in any Loan Party’s legal name, state of organization, or organizational existence.

(f)  Audit Reports; Management Letters; Recommendations. Promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them.

(g)  Annual Reports; Etc. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Pubco, and to the extent applicable, copies of all annual, regular, periodic and special reports and registration statements which Pubco may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto.

(h)  Debt Securities Statements and Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02.

(i)  SEC Notices. Promptly, and in any event within ten (10) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof.

(j)  Notices. Not later than ten (10) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

(k)  Environmental Notice. Not later than ten (10) Business Days after a Loan Party’s receipt of written notice thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

(l)  Anti-Money-Laundering; Beneficial Ownership Regulation. Promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and under the Beneficial Ownership Regulation.

(j)  Additional Information. Promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 1.01(a); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower shall notify the Administrative Agent and each Lender (by fax transmission or e-mail transmission) of the posting of any such documents and provide to the Administrative Agent by e-mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (i) the Administrative Agent and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (A) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (C) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (D) the Administrative Agent and any Affiliate thereof and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03	Notices.

Promptly, but in any event within three (3) Business Days, notify the Administrative Agent and each Lender:

(a)  of any Loan Party obtaining knowledge of the occurrence of any Default;

(b)  of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any of the following (to the extent it could reasonably be expected to result in a Material Adverse Effect): (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any action, suit, dispute, litigation, investigation, proceeding or suspension involving any Loan Party or any Subsidiary or any of their respective properties and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c)  of the occurrence of any ERISA Event that has resulted or could reasonably be expected to result in liability of any Loan Party to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $2,500,000;

(d)  of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof, including any determination by Pubco or the Borrower referred to in Section 2.10(b); and

(e)  of any (i) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(i), (ii) Equity Issuance for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(ii), (iii) Debt issuance for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(iii), and (iv) receipt of any Extraordinary Receipt for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(iv).

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and to the extent applicable, stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04	Payment of Obligations.

Pay and discharge as the same shall become due and payable, all its material tax and all other obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all material lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Loan Parties; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05	Preservation of Existence, Etc.

(a)  Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05;

(b)  take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(c)  preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06	Maintenance of Properties.

(a)  Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and obsolescence excepted; and

(b)  make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07	Maintenance of Insurance.

(a)  Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and all such insurance shall (i) provide for not less than thirty (30) days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance, (ii) name the Administrative Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

(b)  Evidence of Insurance. Cause the Administrative Agent to be named as lenders’ loss payable, loss payee or mortgagee, as its interest may appear, and/or additional insured with respect of any such insurance providing liability coverage or coverage in respect of any Collateral, and cause, unless otherwise agreed to by the Administrative Agent, each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled (or ten (10) days prior notice in the case of cancellation due to the nonpayment of premiums). Annually, upon expiration of current insurance coverage, the Loan Parties shall provide, or cause to be provided, to the Administrative Agent, such evidence of insurance as required by the Administrative Agent, including, but not limited to: (i) certified copies of such insurance policies, (ii) evidence of such insurance policies (including, without limitation and as applicable, ACORD Form 28 certificates (or similar form of insurance certificate), and ACORD Form 25 certificates (or similar form of insurance certificate)), (iii) declaration pages for each insurance policy and (iv) lender’s loss payable endorsement if the Administrative Agent for the benefit of the Secured Parties is not on the declarations page for such policy. As requested by the Administrative Agent, the Loan Parties agree to deliver to the Administrative Agent an Authorization to Share Insurance Information.

6.08	Compliance with Laws.

Comply with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09  Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be.

6.10	Inspection Rights.

(a)  Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired up to two (2) times in each Fiscal Year provided that no Event of Default has occurred and is continuing, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice; provided further that, so long as no Event of Default exists, the Administrative Agent shall give the Borrower at least five (5) Business Days’ notice prior to any discussions with the Loan Parties’ independent public accountants, and, if the Borrower desires to participate in such discussions, the Borrower shall so notify the Administrative Agent during such five-Business-Day period; provided that the Administrative Agent shall not be required to postpone such discussions in order to permit the Borrower to participate.

(b)  If requested by the Administrative Agent in its sole discretion, permit the Administrative Agent and its representatives, upon reasonable advance notice to the Borrower, to conduct, at the expense of the Borrower, an annual (i) personal property asset appraisal on personal property Collateral of the Borrower and its Subsidiaries, (ii) real estate appraisal on real estate Collateral of the Borrower and its Subsidiaries and (iii) field exam on the accounts receivable, inventory, payables, controls and systems of the Borrower and its Subsidiaries.

(c)  If requested by the Administrative Agent in its sole discretion, permit the Administrative Agent, and its representatives, upon reasonable advance notice to the Borrower, to conduct an annual audit of the Collateral at the expense of the Borrower.

(d)  Notwithstanding anything to the contrary in this Section 6.10, no Loan Party will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which access or inspection by, or disclosure to, the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law (provided, such Loan Party shall make the Administrative Agent aware that information is being withheld (to the extent permitted by applicable Law) and shall use commercially reasonable efforts to communicate the relevant information in a way that does not violate such applicable Law), or (c) is subject to attorney-client or similar privilege or constitutes attorney work product (provided, such Loan Party shall make the Administrative Agent aware that information is being withheld and shall use commercially reasonable efforts to communicate the relevant information in a way that does not violate such attorney-client or similar privilege).

6.11	Use of Proceeds.

(a)  On the Closing Date, use the proceeds of the Initial Term Loans only to refinance certain existing Indebtedness of the Loan Parties, to partially finance the Closing Date Acquisition, to pay transaction expenses incurred in connection with the Closing Date Acquisition and this Agreement.

(b)  Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document.

(c)  On the First Amendment Effective Date, use the proceeds of the Additional Term Loans only to refinance certain existing Indebtedness of the Loan Parties, to partially finance the First Amendment Effective Date Acquisition, to pay transaction expenses incurred in connection with the First Amendment Effective Date Acquisition and other Transaction Costs permitted under this Agreement.

(d)  Use the proceeds of the Delayed Draw Term Loans only to (i) be applied retroactively on the Initial Acquisition Recap Date to refinance the Initial Acquisitions and the Additional Acquisitions, (ii) finance the making of Permitted Acquisitions and to pay transaction expenses incurred in connection with the Permitted Acquisitions (including Transaction Costs permitted under this Agreement) and (iii) finance the payment of Permitted Earnouts.

6.12	Material Contracts.

Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it in all material respects, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon reasonable request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so.

6.13	Covenant to Guarantee Obligations.

The Loan Parties will cause each of their Subsidiaries (other than any CFC, FSHCO or Subsidiary that is held directly or indirectly by a CFC) whether newly formed, after acquired or otherwise existing to promptly (and in any event within thirty (30) days after such Subsidiary is formed or acquired (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion)) become a Guarantor hereunder by way of execution of a Joinder Agreement; provided, however, no Foreign Subsidiary shall be required to become a Guarantor to the extent such Guaranty would result in a material adverse tax consequence for any Loan Party. In connection therewith, the Loan Parties shall give notice to the Administrative Agent not less than ten (10) days prior to creating a Subsidiary (or such shorter period of time as agreed to by the Administrative Agent in its reasonable discretion), or acquiring the Equity Interests of any other Person. In connection with the foregoing, the Loan Parties shall deliver to the Administrative Agent, with respect to each new Guarantor to the extent applicable, substantially the same documentation required pursuant to Sections 4.01(b), (c), (e), (f), (k) and 6.14 and such other documents or agreements as the Administrative Agent may reasonably request, including without limitation, updated Schedules 5.10, 5.20(a), 5.20(b), 5.21(b)(i), 5.21(c), 5.21(d)(i), 5.21(d)(ii), 5.21(e), 5.21(f), 5.21(g) and 5.21(h).

6.14	Covenant to Give Security.

Except with respect to Excluded Property:

(a)  Equity Interests and Personal Property. Each Loan Party will cause the Pledged Equity and all of its tangible and intangible personal property now owned or hereafter acquired by it to be subject at all times to a first priority, perfected Lien (subject to Permitted Liens to the extent permitted by the Loan Documents) in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations pursuant to the terms and conditions of the Collateral Documents. Each Loan Party shall provide opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent (or such deliveries may be waived with respect to immaterial personal property by Administrative Agent in its reasonable discretion)~~.~~; provided that the Loan Parties shall have thirty (30) days after a new Loan Party is acquired (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion)) to comply with requirements set forth in this subparagraph with respect to the delivery of certificated interests of a new Loan Party or with respect to any of such new Loan Party’s subsidiaries.

(b)  Landlord Waivers. Subject to Section 6.17, in the case of (i) each headquarter location of the Loan Parties, each other location where any significant administrative or governmental functions are performed and each other location where the Loan Parties maintain any books or records (electronic or otherwise) and (ii) any other premises leased by a Loan Party containing personal property Collateral with a value in excess of twenty percent (20%) of the total value of the Collateral, the Loan Parties will use commercially reasonable efforts to provide the Administrative Agent with such estoppel letters, consents and waivers from the landlords on such real property to the extent requested by the Administrative Agent (such letters, consents and waivers shall be in form and substance satisfactory to the Administrative Agent, it being acknowledged and agreed that any Landlord Waiver is satisfactory to the Administrative Agent)~~.~~; provided that the Loan Parties shall have sixty (60) days after a Permitted Acquisition (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion)) to comply with requirements set forth in this subparagraph (b) for any new location meeting the requirements of clauses (i) and (ii) above.

(c)  Account Control Agreements. Each of the Loan Parties shall not open, maintain or otherwise have any deposit or other accounts (including securities accounts) at any bank or other financial institution, or any other account where money or securities are or may be deposited or maintained with any Person, other than (i) accounts that are deposit accounts ~~are~~ held at Bank of America, (ii) deposit accounts that are maintained at all times with depositary institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement within 90 days ~~of~~(or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion) of (A) the Closing Date or (B) the date of any Permitted Acquisition (or Administrative Agent shall have received a Qualifying Control Agreement prior to or substantially contemporaneously with the opening of such deposit account), (iii) securities accounts that are maintained at all times with financial institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement (or if such accounts are acquired in connection with a Permitted Acquisition or opened in connection with an Initial Acquisition, Administrative Agent shall have received a Qualifying Control Agreement within 90 days (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion) of the date of such Permitted Acquisitions, (iv) deposit accounts established solely as payroll and other zero balance accounts~~.~~ and (v) deposit accounts subject to a mandatory requirement to transfer funds on deposit on a weekly basis (or in any event when funds on deposit in such accounts exceed $500,000 individually and $1,000,000 in the aggregate) into an account described in clause (c)(i) or (c)(ii) above.

(d)  Updated Schedules. Concurrently with the delivery of any Collateral pursuant to the terms of this Section 6.14, the Borrower shall provide the Administrative Agent with the applicable updated Schedule(s): 5.20(a), 5.21(b)(i), 5.21(c), 5.21(d)(i), 5.21(d)(ii), 5.21(e), 5.21(f), 5.21(g) and 5.21(h).

(e)  Collateral Assignment of R&W Policies. To the extent representation and warranty insurance is being issued in connection with an Acquisition, the Administrative Agent shall receive within sixty (60) days of such Acquisition, a Collateral Assignment of R&W Policy in favor of the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent with respect to such representation and warranty insurance policy.

(f)    ~~(e)~~ Further Assurances. At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable to maintain in favor of the Administrative Agent, for the benefit of the Secured Parties, Liens and insurance rights on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Loan Parties under, the Loan Documents and all Applicable Laws.

6.15	Anti-Corruption Laws; Sanctions.

Conduct its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

6.16	Further Assurances.

Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by Applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

6.17	Post-Closing Obligations.

Execute and deliver the documents, and complete the tasks set forth on Schedule 6.17, within the time frames listed thereon.

6.18	First Amendment Effective Date Post-Closing Obligations.

Execute and deliver the documents, and complete the tasks set forth on Schedule 6.18, within the time frames listed thereon.

6.19	Second Amendment Effective Date Post-Closing Obligations.

Execute and deliver the documents, and complete the tasks set forth on Schedule 6.19, within the time frames listed thereon.

6.20	Intermediate Blocker.

The Loan Parties will cause Intermediate Blocker to be dissolved, merged out of existence or otherwise cease to exist in accordance with Section 7.04 on or before the date that is six months (or such longer period in the sole discretion of the Administrative Agent) after the conversion into or exchange of ~~the~~ Equity Interests of Intermediate Blocker for Equity Interests in Pubco pursuant to the Intermediate Blocker Exchange Agreement.

6.21	Seller Undertakings.

Keep Administrative Agent informed of all circumstances that the Loan Parties believe would reasonably be likely to result in a material claim under or with respect to all Purchase Documents and the Seller Undertakings arises, and no Loan Party shall, without the prior written consent of Administrative Agent, (i) waive any of its rights or remedies under any Purchase Document with respect to any of the Seller Undertakings in excess of $500,000 or (ii) amend, modify or otherwise modify any Purchase Documents, or settle, compromise or offset any amount payable by the applicable sellers to such Loan Party thereunder, in each case in any manner which is adverse to the interests of Administrative Agent or any Lender; provided that, for the avoidance of doubt, any increase in the amount of earnouts paid in connection with any Purchase Documents shall require the Administrative Agent’s prior written consent. Each Loan Party shall use good faith commercially reasonable efforts to (A) perform and observe all the terms and conditions of each of the Purchase Documents to be performed by it, (B) maintain each Purchase Document in full force and effect, (C) enforce each Purchase Document in accordance with its material terms and (D) take all such action to such end as may from time to time be reasonably requested by Administrative Agent and which are necessary to avoid an Event of Default hereunder. Anything herein to the contrary notwithstanding, (i) the exercise by Administrative Agent of any of its rights hereunder shall not release any Loan Party from any of its duties or obligations under any Purchase Document, (ii) each applicable Loan Party shall remain liable under each Purchase Document to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, and (iii) neither Administrative Agent nor any other Lender shall have any obligation or liability under any Purchase Document by reason of this Agreement, nor shall Administrative Agent or any other Lender be obligated to perform any of the obligations or duties of any Loan Party thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Each Loan Party hereby irrevocably authorizes and empowers Administrative Agent, in Administrative Agent’s sole discretion, at any time after the occurrence and during the continuance of an Event of Default, to assert, either directly or on behalf of such Loan Party, any claim such Loan Party may from time to time have against the applicable sellers under or with respect to the Purchase Documents and to receive and collect any and all damages, awards and other monies resulting therefrom and to apply the same to the Obligations in accordance with the terms of this Agreement. Each Loan Party hereby irrevocably makes, constitutes and appoints Administrative Agent as its true and lawful attorney in fact for the purpose of enabling Administrative Agent to assert, at any time after the occurrence and during the continuance of an Event of Default, and collect such claims and to apply such monies in the manner set forth above, which appointment, being coupled with an interest, is irrevocable until the Facility Termination Date.

ARTICLE VII

NEGATIVE COVENANTS

Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

7.01	Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (the “Permitted Liens”):

(a)  Liens pursuant to any Loan Document (including Liens securing customary obligations arising under Secured Hedge Agreements);

(b)  Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(b);

(c)  Liens for Taxes not yet due or Liens for Taxes which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)  Statutory Liens such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted; provided that adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)  pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)  deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), licenses or permits, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)  (i) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person and (ii) any obligations or duties affecting any property of the Borrower or any Loan Party to any municipality or public authority with respect to any franchise, grant, license or permit that do not materially impair the use of such property for the purposes for which it is held;

(h)  Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 8.01(h);

(k)  Liens securing Indebtedness permitted under Section 7.02(c); provided that (i) (A) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (including, with respect to BALC Permitted Equipment Financings, BALC Other Permitted Equipment Financing Collateral), (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being financed on the date of the financed acquisition or lease, or the date of completion of the financed construction, repair or improvement, as applicable, and (iii) such Liens attach to such property concurrently with or within ninety (90) days after (A) the financed acquisition thereof, or (B) the date of commencement of the financed lease, construction, repair or improvement thereof, as applicable;

(l)  bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by Pubco or any of its Subsidiaries with any Lender, in each case in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing solely the customary amounts owing to such bank with respect to cash management and operating account arrangements; provided, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(i)  Liens arising out of judgments or awards not resulting in an Event of Default; provided the applicable Loan Party or Subsidiary shall in good faith be prosecuting an appeal or proceedings for review;

(j)  any Lien imposed as a result of a taking under the exercise of the power of eminent domain by any Governmental Authority or by any Person acting under Governmental Authority;

(k)  any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by any Loan Party or any Subsidiary thereof in the ordinary course of business and covering only the assets so leased, licensed or subleased;

(m)  Liens of a collection bank arising under Section 4–210 of the UCC on items in the course of collection;

(l)    Liens securing the Permitted Airplane Financing provided that such Liens do not at any time encumber any property other the aircraft, airframe, aircraft engine or related property financed by such Indebtedness;

(m)  Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Subsidiary to the extent such Equity Interests are owned by a Loan Party); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds, products and accessions thereof) of such Person and not of any other Loan Party or Subsidiary, and (iii) the Indebtedness secured thereby is permitted under Section 7.02(j);

provided that, notwithstanding anything to the contrary in this Section, none of the foregoing provisions of this Section 7.01 shall permit any Lien (other than any Liens pursuant to clauses (a), (c), (d), (f), (g), (l) and (m) of this Section 7.01) to exist on any owned real property of any Loan Party or any of its Subsidiaries.

7.02	Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a)  Indebtedness under the Loan Documents;

(b)  Indebtedness outstanding on the date hereof and listed on Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension;

(c)  Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations, Permitted Equipment Financings, purchase money obligations or Indebtedness financing the construction, repair, replacement, lease or improvement of fixed or capital assets, so long as such purchase money obligation or other Indebtedness is incurred by Borrower or the applicable Subsidiary of the Borrower prior to or within 90 days after the acquisition, construction, repair, replacements, lease or improvement of the applicable asset and are otherwise within the limitations set forth in Section 7.01(i); provided, however, (x) that the aggregate amount of all such Indebtedness (other than Indebtedness under Permitted Equipment Financings) at any one time outstanding shall not exceed the greater of (A) 7.5% of Consolidated EBITDA for the Measurement Period and (B) $10,000,000 and (y) the aggregate principal amount of such Indebtedness in respect of Permitted Equipment Financings at any one time outstanding shall not exceed the greater of (A) 20% of Consolidated EBITDA and (B) $30,000,000;

(d)  Unsecured Indebtedness of a Subsidiary of the Borrower owed to the Borrower or a Subsidiary of the Borrower, which Indebtedness shall (i) to the extent required by the Administrative Agent, be evidenced by promissory notes which shall be pledged to the Administrative Agent as Collateral for the Secured Obligations in accordance with the terms of the Security Agreement, (ii) be on terms (including subordination terms) acceptable to the Administrative Agent and (iii) be otherwise permitted under the provisions of Section 7.03 (“Intercompany Debt”);

(e)  (i) to the extent constituting Indebtedness, the Sandplant Deferred Payment and (ii) Indebtedness incurred by the Borrower or a Subsidiary thereof in a Permitted Acquisition or another Acquisition consented to by the Required Lenders, in each case, (x) constituting ~~earnouts~~Permitted Earnouts or other similar adjustments to the purchase price ~~in an aggregate amount not to exceed $20,000,000~~, or (y) unsecured Indebtedness to sellers constituting Subordinated Debt that is subject to a Seller Debt Subordination Agreement;

(f)  Indebtedness of Loan Parties (other than Intermediate Blocker) under Cash Management Agreements and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof, or the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business so long as such Indebtedness is extinguished within 15 Business Days of its incurrence; provided that such Loan Parties shall not guarantee or otherwise be responsible under such agreements, arrangements, protections or programs for obligations of any Person that is not a Loan Party;

(g)  obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by Pubco or any Subsidiary thereof (other than Intermediate Blocker) or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case (i) in the ordinary course of business ~~or~~, (ii) consistent with past practice or (iii) with respect to any Captive Insurance Program, provided such obligations in respect of any Captive Insurance Program do not exceed the Captive Insurance Threshold in aggregate amount;

(h)  any Swap Contract and guarantees of Swap Contracts of any other Subsidiary entered into in the ordinary course of business to hedge or mitigate interest rate risks, commodity price risks or other risks to which Loan Parties are exposed in the conduct of their business or the management of their liabilities, and not for speculative purposes;

(i)  Guarantees of the Borrower or any Guarantor (other than Intermediate Blocker) in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Guarantor (other than Intermediate Blocker);

(j)  Indebtedness in respect of any Permitted Airplane Financing in an aggregate principal amount up to $3,000,000 under this clause (j); and

(k)  other Indebtedness of the Borrower or any Subsidiary thereof (excluding (i) Intercompany Debt and (ii) Guarantees by the Borrower or any Guarantor of Indebtedness of any Subsidiary that is not a Loan Party) in an aggregate principal amount not exceeding the greater of

(x) $7,500,000 and (y) 10% of Consolidated EBITDA for the Measurement Period at any time outstanding.

7.03	Investments.

Make or hold any Investments, except:

(a)  Investments held by Pubco and its Subsidiaries (other than Intermediate Blocker) in the form of cash or Cash Equivalents; provided that, it shall not be a violation of this Section 7.03(a) for a Restricted Payment permitted by Section 7.06 to be made to Pubco through Intermediate Blocker;

(b)  advances to officers, directors and employees of Pubco and its Subsidiaries (other than Intermediate Blocker) in an aggregate amount not to exceed $500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c)  employee loans or advances that do not exceed $200,000 in the aggregate at any one time outstanding and are made in the ordinary course of business consistent with practices existing on the Closing Date;

(d)  (i) Investments by the Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) until the Intermediate Blocker Merger Date, Investments by Pubco in Intermediate Blocker outstanding on the Intermediate Blocker Effective Date, (iii) additional Investments by Pubco and its Subsidiaries (other than Intermediate Blocker) in Loan Parties (other than Intermediate Blocker), (iv) additional Investments by Subsidiaries of the Borrower that are not Loan Parties in other Subsidiaries that are not Loan Parties and (v) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Loan Parties (other than Intermediate Blocker) in Subsidiaries that are not Loan Parties in an aggregate amount invested from the date hereof not to exceed $5,000,000;

(e)  Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f)  Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment,

(g)  Investments with respect to any Swap Contract permitted under Section 7.02(h);

(h)  promissory notes, securities and other non-cash consideration received in connection with Dispositions permitted hereunder;

(i)  cash deposits required by any Governmental Authority or public utilities;

(j)  Guarantees permitted by Section 7.02;

(k)  Investments existing on the date hereof (other than those referred to in Section 7.03(c)(i)) and set forth on Schedule 7.03;

(l)  (i) Permitted Acquisitions (other than of CFCs and Subsidiaries held directly or indirectly by a CFC which Investments are covered by Section 7.03(c)(iv)), (ii) the First Amendment Effective Date Acquisition; and (iii) other Acquisitions approved by the Required Lenders in writing; ~~and~~

(m)   (i) an initial Investment in the Captive Insurance Program in an aggregate amount not to exceed $50,000, which Investment will be made on or before June 30, 2026, and (ii) additional Investments in the Captive Insurance Program in an aggregate amount at any time not to exceed the Captive Insurance Threshold, provided that the Investments pursuant to this clause (m) shall be for the purpose of meeting the requirements of the Captive Insurance Program and/or to the extent required by applicable Laws.

(n)  ~~(m)~~ other Investments in any Person (other than Intermediate Blocker) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (~~m~~n) in an aggregate amount invested from the date hereof not to exceed $5,000,000;

provided, however, that after giving effect to the making of any loans, advances or deposits permitted by clauses (c), (f), (i), (l)  ~~or~~, (m) or (n) of this Section, no Default or Event of Default shall have occurred and be continuing.

7.04	Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)  any Subsidiary of the Borrower may merge with (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries of the Borrower, provided that when any Loan Party (other than the Borrower, Intermediate Blocker, Holdings, Haymaker Subsidiary or Pubco) is merging with another Subsidiary, a Loan Party shall be the continuing or surviving Person;

(b)  any Loan Party (other than the Borrower, Holdings, Haymaker Subsidiary, Intermediate Blocker or Pubco) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party (other than Holdings, Haymaker Subsidiary, Intermediate Blocker or Pubco);

(c)  any Subsidiary of the Borrower that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to (i) another Subsidiary that is not a Loan Party or (ii) to a Loan Party (other than Haymaker Subsidiary or Intermediate Blocker);

(n)  in connection with any Permitted Acquisition, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of the Borrower and (ii) in the case of any such merger to which any Loan Party (other than the Borrower, Holdings, Haymaker Subsidiary, Intermediate Blocker or Pubco) is a party, such Loan Party is the surviving Person;

(d)  each of the Borrower and any of its Subsidiaries may merge into or consolidate with any other Person (other than Haymaker Subsidiary or Intermediate Blocker) or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving Person and (ii) in the case of any such merger to which any Loan Party (other than the Borrower, Holdings, Haymaker Subsidiary, Intermediate Blocker or Pubco) is a party, such Loan Party is the surviving Person;

(e)  the Loan Parties may consummate the De-SPAC Transaction;

(f)  the Haymaker Subsidiary may (i) Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Loan Party (other than Intermediate Blocker), (ii) terminate its existence, dissolve or otherwise cease to exist or (iii) merge into or consolidate with any other Loan Party (other than Intermediate Blocker), provided that such Loan Party shall be the continuing or surviving Person;

(g)  Holdings may merge into or consolidate with Pubco so long as (i) Pubco shall be the continuing or surviving Person, (ii) Pubco shall, immediately following such merger, consolidation or liquidation directly own all Equity Interests in the Borrower, (iii) the Pubco shall expressly assume all of the obligations of Holdings under this Agreement and the other Loan Documents, (iv) the Secured Parties’ rights and obligations under the Loan Documents, taken as a whole, including their rights and remedies with respect to any Collateral owned by Pubco, and Pubco’s obligations under the Guaranty and the Security Agreement, will not be impaired in any manner as a result of such merger, consolidation or liquidation, and (v) the Borrower shall deliver a certificate to the Administrative Agent certifying and demonstrating that immediately after giving effect to such merger, consolidation or liquidation on a Pro Forma Basis as of the last day of the most recently ended Measurement Period, the Loan Parties are in Pro Forma Compliance; and

(h)  Intermediate Blocker may (A) Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Pubco or Holdings or (B) merge into or consolidate with Pubco or Holdings so long as, in each case, (i) Pubco or Holdings shall be the continuing or surviving Person, (ii) Pubco or Holdings shall, immediately following such merger, consolidation or liquidation directly own all Equity Interests in Holdings or Borrower, as applicable, (iii) the successor Loan Party shall expressly assume all of the obligations of Intermediate Blocker under this Agreement and the other Loan Documents, (iv) the Secured Parties’ rights and obligations under the Loan Documents, taken as a whole, including their rights and remedies with respect to any Collateral owned by such Loan Party, and such Loan Party’s obligations under the Guaranty and the Security Agreement, will not be impaired in any manner as a result of such merger, consolidation or liquidation, and (v) the Borrower shall deliver a certificate to the Administrative Agent certifying and demonstrating that immediately after giving effect to such merger, consolidation or liquidation on a Pro Forma Basis as of the last day of the most recently ended Measurement Period, the Loan Parties are in Pro Forma Compliance.

7.05	Dispositions.

Make any Disposition or enter into any agreement to make any Disposition, except:

(a)  Permitted Transfers;

(b)  Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(c)  Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are applied to the purchase price of such replacement property in accordance with Section 2.05(b)(i);

(d)  Dispositions resulting from any taking or condemnation of any property of the Borrower or any Subsidiary by any Governmental Authority or any assets subject to a casualty;

(e)  Dispositions resulting from the sale or other transfer of the Equity Interests of any Loan Party to any other Loan Party (other than Intermediate Blocker);

(f)  Dispositions permitted by Section 7.04;

(o)  Dispositions of accounts receivables to a third party in connection with the compromise, settlement or collection thereof in the ordinary course of business exclusive of factoring or similar arrangements so long as (i) the account debtor with respect thereto has instituted or consented to the institution of any proceeding under any Debtor Relief Law and (ii) all such Dispositions do not exceed $100,000 in the aggregate in any Fiscal Year; and

(g)  other Dispositions by the Borrower or any of its Subsidiaries so long as (i) at least 75% of the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneously with consummation of the transaction and shall be in an amount not less than the fair market value of the property disposed of, (ii) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted under this Section 7.05, (iii) the aggregate net book value of all of the assets sold or otherwise disposed of by the Loan Parties and their Subsidiaries in all such transactions in any Fiscal Year of the Borrower shall not exceed the Threshold Amount, and (iv) the proceeds of such Disposition shall be applied as a mandatory prepayment pursuant to Section 2.05(b)(i) to the extent required thereunder.

7.06	Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a)  each Subsidiary (other than, at all times following the Intermediate Blocker Effective Date and prior to the Intermediate Blocker Merger Date, Holdings and Intermediate Blocker) may make Restricted Payments to any Person that owns Equity Interests in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(p)  Pubco may pay cash in lieu of fractional common Equity Interests in connection with any conversion of convertible Preferred Pubco Equity to common Equity Interests;

(b)  the Loan Parties and each Subsidiary (other than Intermediate Blocker) may declare and make dividend payments or other distributions payable solely in common Equity Interests of such Person;

(c)  Pubco and each Subsidiary (other than Intermediate Blocker) may make Restricted Payments, not exceeding $2,000,000 in aggregate amount during any Fiscal Year pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Pubco and such Subsidiaries, including, without limitation, to any member of the “Employee Group” as defined in the Organizational Documents of Pubco;

(d)  Pubco and each Subsidiary (other than Intermediate Blocker) may make any “net down payments” involving the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Pubco or such Subsidiary held by any employee in connection with vesting of equity awards, in order to satisfy any tax withholding obligations;

(e)  the Loan Parties (other than Intermediate Blocker) may pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of a Loan Party (other than Intermediate Blocker) held by any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of such Loan Party or make Restricted Payments in the form of distributions to allow a Loan Party (other than Intermediate Blocker) to pay principal or interest on promissory notes that were issued to any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of such Loan Party in lieu of cash payments for the repurchase, retirement or other acquisition or retirement for value of such Equity Interests of the Loan Party held by such Persons; provided that the aggregate amount of Restricted Payments pursuant to this clause (f) shall not exceed $1,000,000;

(f)  subject to each Preferred Equity Subordination Agreement, Pubco may declare and make dividend payments or other distributions payable to the Preferred Pubco Equity Holders with respect to Preferred Pubco Equity, provided, that, both immediately before and immediately after giving effect to the making of such dividend payment or other distribution (and to any Borrowing(s) or other incurrence(s) of Indebtedness made substantially concurrently or in connection therewith):

(i)   no Default or Event of Default exists or would arise therefrom; and

(ii)  solely with respect to any such payment or distribution (or with respect to the applicable portion of a payment or distribution) other than a Preferred Pubco Distribution:

(A)  the Loan Parties are in compliance, on a Pro Forma Basis, with the financial covenant set forth in Section 7.11(b);

(B)  the Consolidated Senior Net Leverage Ratio, calculated on a Pro Forma Basis, shall be less than 2.50 to 1.00;

(g)  subject to each Preferred Equity Subordination Agreement, Pubco may repurchase, redeem, retire or otherwise acquire for value all or any portion of the Preferred Pubco Equity, provided, that, both immediately before and immediately after giving effect to such repurchase, redemption, retirement or acquisition for value (and to any Borrowing(s) or other incurrence(s) of Indebtedness made substantially concurrently or in connection therewith):

(i)  no Default or Event of Default exists or would arise therefrom;

(ii)   the Loan Parties are in compliance, on a Pro Forma Basis, with the financial covenant set forth in Section 7.11(b); and

(iii)   either (1) the Consolidated Senior Net Leverage Ratio, calculated on a Pro Forma Basis, shall be less than 2.50 to 1.00 or (2) the Loan Parties are otherwise in compliance, on a Pro Forma Basis, with the financial covenant set forth in Section 7.11(a) and the Administrative Agent consents in its sole discretion to such repurchase, retirement or other acquisition or retirement for value;

(h)   subject to the Management Fee Subordination Agreement, Pubco may pay the management ~~fee~~fees and expense reimbursements under the Management Agreement; provided that (i) at the time of each such payment, no Default or Event of Default shall exist or would result upon giving pro forma effect thereto and (ii) after giving effect to the payment of any such Restricted Payment, Borrower is in compliance with Section 7.11; provided further that during the continuance of a Default, any such fees or expense reimbursements may continue to be accrued in favor of Management Entity and upon the waiver or rescission of any such Default, any and all such accrued fees may immediately be paid to the Management Entity;

(i)   subject to the Deferred Payment Subordination Agreement, the Borrower may pay the Sandplant Deferred Payment; provided that (i) at the time of such payment, no Default or Event of Default shall exist or would result upon giving pro forma effect thereto, (ii) after giving effect to such Restricted Payment, Borrower is in compliance with Section 7.11; and (iii) prior to the making of such Restricted Payment, the Borrower shall have delivered the Deferred Payment Certificate certifying and demonstrating that after giving effect to the payment of the Sandplant Deferred Payment on a Pro Forma Basis (including any incurrence of Indebtedness in connection therewith), the Loan Parties (excluding Pubco, to the extent Pubco is not included in the most recent financial statements delivered pursuant to Section 6.01) are in Pro Forma Compliance;

(j)   at all times following the Intermediate Blocker Effective Date and prior to the Intermediate Blocker Merger Date, Holdings may make Restricted Payments to Intermediate Blocker, so long as Intermediate Blocker further distributes such Restricted ~~Payment~~Payments ratably solely to ~~its~~the holders of its Class A Common Stock in accordance with its ~~Organization~~Organizational Documents; ~~and~~

(k)   Pubco may (i) acquire Equity Interests in Intermediate Blocker from the Intermediate Blocker Rollover Investor in exchange solely for common Equity Interests in Pubco and (ii) issue common Equity Interests of Pubco (and/or cash in lieu of fractional common Equity Interests) to the Intermediate Blocker Rollover Investor as consideration for such acquisition, in each case pursuant to and in accordance with the Intermediate Blocker Exchange Agreement~~.~~; and

(l)    subject to each Permitted Earnout Subordination Agreement, the Loan Parties may pay each Permitted Earnout; provided that (i) at the time of such payment, no Default or Event of Default shall exist or would result upon giving Pro Forma Effect thereto, (ii) after giving effect to such Restricted Payment, Borrower is in Pro Forma Compliance with Section 7.11, (iii) after giving effect to such Restricted Payment, Liquidity is equal to or greater than $25,000,000, and (iv) prior to the making of such Restricted Payment, the Borrower shall have delivered the Permitted Earnout Certificate certifying and demonstrating that after giving effect to the payment of the Permitted Earnout on a Pro Forma Basis (including any incurrence of Indebtedness in connection therewith), (x) the Loan Parties are in Pro Forma Compliance and (y) Liquidity is equal to or greater than $25,000,000.

7.07 Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto; provided, however, this provision is not intended to restrict the ability of any Loan Party to develop and sell additional products that are complimentary to its current line of business.

7.08 Transactions with Affiliates.

Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than:

(a)   transactions among Loan Parties or between a Loan Party and an entity that becomes a Loan Party as a result of such transaction;

(b)   Restricted Payments permitted under Section 7.06;

(c)   transactions which are entered into in the ordinary course of such Person’s business on fair and reasonable terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arm’s length transaction with a Person other than an officer, director or Affiliate;

(d)   the issuance of Equity Interests or equity-based awards to any officer, director, employee of a Loan Party in the ordinary course of business consistent with market practices;

(e)   normal and reasonable employment or severance or benefit related arrangements between the Loan Parties and their respective officers and employees in the ordinary course of business and consistent with past practices, and transactions pursuant to stock option and other equity award plans and employee benefit plans and arrangements in the ordinary course of business and consistent with market practice; and

(f)   the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers and employees of Loan Parties in the ordinary course of business to the extent attributable to the ownership or operation of the Loan Parties.

7.09 Burdensome Agreements.

Enter into, or permit to exist, any Contractual Obligation (except for this Agreement and the other Loan Documents) that (a) encumbers or restricts the ability of any such Person to (i) to act as a Loan Party; (ii) make Restricted Payments to any Loan Party, (iii) pay any Indebtedness or other obligation owed to any Loan Party, (iv) make loans or advances to any Loan Party, or (v) create any Lien upon any of their properties or assets, whether now owned or hereafter acquired, except, in the case of clause (a)(v) only, for any document or instrument governing Indebtedness incurred pursuant to Section 7.02(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith or (b) requires the grant of any Lien on property for any obligation if a Lien on such property is given as security for the Secured Obligations.

7.10 Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 Financial Covenants.

(a)   Consolidated Senior Net Leverage Ratio. Permit the Consolidated Senior Net Leverage Ratio as of the end of any Measurement Period ending as of the end of any Fiscal Quarter of the Borrower, to be greater than the ratio set forth below opposite such period:

Measurement Period Ending	Ratio

~~Closing~~Fifth Amendment Effective Date through ~~September~~June 30, ~~2024~~2027	~~3.75~~4.00 to 1.00

~~December 31, 2024~~September 30, 2027 and each Fiscal Quarter thereafter	3.50 to 1.00

provided, that notwithstanding the foregoing, the Consolidated Senior Net Leverage Ratio level may, at the irrevocable election of the Borrower and upon written notice to the Administrative Agent prior to the consummation of a Material Acquisition, be increased (i) by 0.50x for the first ~~two~~three (~~2~~3) Fiscal Quarters ending after the date on which such Material Acquisition is consummated and (ii) by 0.25x for the ~~third and~~ fourth Fiscal ~~Quarters~~Quarter ending after the date on which such Material Acquisition is consummated (such increase, the “Leverage Step-Up”), provided, further that (A) in any event, the Consolidated Senior Net Leverage Ratio for any period of four (4) Fiscal Quarters shall not be increased to be greater than 4.00 to 1.00, (B) from and after the First Amendment Effective Date, if the Consolidated Senior Net Leverage Ratio shall have been equal to or less than 3.50 to 1.00 on the last day of at least ~~two~~one (~~2~~1) ~~Fiscals Quarters~~Fiscal Quarter following the end of the preceding Leverage Step-Up, the Consolidated Senior Net Leverage Ratio levels may be increased pursuant to the foregoing proviso on one (1) more occasion during the remaining term of the Facility, and (C) any such increase of the Consolidated Senior Net Leverage Ratio levels pursuant to the foregoing proviso shall apply only with respect to the calculation of the Consolidated Senior Net Leverage Ratio for purposes of determining compliance with this covenant (and not, for the avoidance of doubt, for determination of the Applicable Rate).

~~For the avoidance of doubt, the Borrower and the Lenders acknowledge that (x) the Borrower has elected to increase the Consolidated Senior Leverage Ratio pursuant to a Leverage Step-Up in connection with the consummation of the First Amendment Effective Date Acquisition and (y) as a result, the Consolidated Senior Leverage Ratio for the Measurement Periods ending as of the end of any Fiscal Quarter of the Borrower occurring after the First Amendment Effective Date, shall not be greater than the ratio set forth below opposite such period:~~

~~Measurement Period Ending~~	~~Ratio~~

~~December 31, 2025 and March 31, 2026~~ 	~~4.00 to 1.00~~

~~June 30, 2026 and September 30, 2026~~	~~3.75 to 1.00~~

~~December 31, 2026 and each Fiscal Quarter thereafter~~ 	~~3.50 to 1.00~~

(b)   Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any Measurement Period ending as of the end of any Fiscal Quarter of the Borrower to be less than 1.25:1.00.

7.12 Amendments of Organization Documents; Fiscal Year; Legal Name, State of Formation; Form of Entity and Accounting Changes.

(a)   Amend or modify any of its Organization Documents in any way which could reasonably be expected to adversely affect the interests of the Lenders without the prior written consent of the Administrative Agent (other than such amendments and modifications made to consummate the De-SPAC Transaction);

(b)   amend, modify or waive the Management Agreement (other than such amendments and modifications of the Management Agreement made in to consummate the De-SPAC Transaction) in a manner adverse to the rights or interests of the Lenders, including to (A) increase the amount of the management fees payable under the terms thereof, (B) impose any additional management, consulting, investment, banking, refinancing, transaction or other similar fees, (C) require the payment of interest on any deferred management fees or other fees payable thereunder (other than the accrual of interest at a rate equal to nine percent per annum on deferred management fees pursuant to Section 3(e) of the Management Agreement as in effect on the date hereof), ~~or~~ (D) change the time of payment of any management fees or other fees payable thereunder or (E) increase the amount of any Diligence and Integration Fees (as defined in the Management Agreement in effect on the Fifth Amendment Effective Date);

(c)   Amend, modify or waive any of the Closing Date Acquisition Documents, to the extent any such amendment, modification or waiver would be adverse to the interests of the Lenders without the Administrative Agent’s prior written consent;

(d)   change its Fiscal Year;

(e)   without providing ten (10) days prior written notice to the Administrative Agent (or such extended period of time as agreed to by the Administrative Agent), change its name, state of formation, form of organization or principal place of business;

(f)   make any change in accounting policies or reporting practices, except as required by GAAP;

(g)   amend, modify or waive any of the ~~First Amendment Effective Date Acquisition~~Purchase Documents, to the extent any such amendment, modification or waiver would be adverse to the interests of the Lenders without the Administrative Agent’s prior written consent; provided that Administrative Agent and the Lenders consent to any extension of the Sandplant Deferred Payment to a payment date on or before December 31, 2026 and the accrual of interest on such amount as set forth in the First Amendment Effective Date Acquisition Documents; or

(h)   amend, modify or waive any of (i) the Intermediate Blocker Exchange Agreement, (ii) the Intermediate Blocker Contribution Agreement or (iii) the Organization Documents of Intermediate Blocker, to the extent any such amendment, modification or waiver would be adverse to the interests of the Lenders without the Administrative Agent’s prior written consent.

7.13 Sale and Leaseback Transactions.

Enter into any Sale and Leaseback Transaction.

7.14 Subordinated Debt Payments. Pay, prepay, redeem, purchase, repurchase, defease, retire or extinguish, or otherwise satisfy, or obligate itself or any other Loan Party or Subsidiary to do any of the foregoing, in respect of any Subordinated Debt, except that so long as no Default or Event of Default exists or would arise therefrom, the Borrower may make payments of regularly scheduled principal, interest, accrued fees and expenses and customary indemnification obligations, and other required payments at the scheduled maturity thereof; provided, in each case with respect to Subordinated Debt, that any such payment is in compliance with the terms of any applicable subordination agreement entered into with the Administrative Agent on terms reasonably acceptable to the Administrative Agent.

7.15 Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy or obligate itself to do so prior to the scheduled maturity thereof in any manner (including by the exercise of any right of setoff), or make any payment in violation of any subordination, standstill or collateral sharing terms of or governing any Indebtedness, except (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement, and (b) regularly scheduled or required repayments or redemptions of Indebtedness under the Indebtedness set forth in Schedule 7.02 and refinancings and refundings of such Indebtedness in compliance with Section 7.02(b).

7.16 Amendment, Etc. of Indebtedness.

(a)   Amend, modify or change in any manner any term or condition of any Subordinated Debt Document or give any consent, waiver or approval thereunder;

(b)   take any other action in connection with any Subordinated Debt Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of the Administrative Agent or any Lender; or

(c)   amend, modify or change in any manner any term or condition of any Indebtedness (other than Indebtedness arising under the Loan Documents) if such amendment or modification would add or change any terms in a manner adverse to any Loan Party or any Subsidiary, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto.

7.17	Sanctions.

Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swingline Lender, or otherwise) of Sanctions.

7.18	Anti-Corruption Laws.

Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other anti-corruption legislation in other jurisdictions.

7.19	Holding Company Status.

Notwithstanding anything to the contrary contained herein, none of Pubco, Intermediate Blocker, Holdings or Haymaker Subsidiary shall:

(a)    except as permitted in clause (e) below, incur, directly or indirectly, any Indebtedness other than the Obligations and any other obligation under any Loan Document;

(b)    create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it (other than Liens permitted by clauses (a), (c), (e), (f), (h), (j), (k), (m) or (n) of Section 7.01);

(c)   (i) create or acquire any direct Subsidiary (other than, (A) with respect to Pubco, (x) ownership of Holdings and Haymaker Subsidiary, and (y) after the Intermediate Blocker ~~Effective~~Merger Date but prior to the Intermediate Blocker Merger Date, ownership of Intermediate Blocker and (B) with respect to Intermediate Blocker, ownership of Holdings), or (ii) make or own any direct Investment in any Person; provided that (A) Pubco, Holdings and Haymaker Subsidiary may make or own direct Investments in the Borrower and in cash and Cash Equivalents, (B) Pubco may hold (1) the Equity Interests in Holdings and Haymaker Subsidiary and (2) after the Intermediate Blocker ~~Effective~~Merger Date but prior to the Intermediate Blocker Merger Date, the Equity Interests in Intermediate Blocker and (C) Haymaker Subsidiary may make Investments in the Loan Parties in the form of unsecured subordinated intercompany loans so long as such Indebtedness shall (i) to the extent required by the Administrative Agent, be evidenced by promissory notes which shall be pledged to the Administrative Agent as Collateral for the Secured Obligations in accordance with the terms of the Security Agreement, (ii) be on terms (including subordination terms) acceptable to the Administrative Agent and (iii) be otherwise permitted under the provisions of Section 7.03;

(d)    fail to hold itself out to the public as a legal entity separate and distinct from all other Persons; or

(e)    hold any assets or incur any other obligations or liabilities, other than:

(i) the performance of its obligations as a Guarantor,

(ii) (A) as to Pubco, the direct or indirect ownership of (1) all outstanding Equity Interests in Holdings, (2) after the Intermediate Blocker Effective Date but prior to the Intermediate Blocker Merger Date, 99.07% of the outstanding Equity Interests in Intermediate Blocker, and (3) all of

outstanding Equity Interests in the Haymaker Subsidiary, the Borrower and its Subsidiaries and (B) as to Intermediate Blocker, prior to the Intermediate Blocker Merger Date, all outstanding Equity Interests in in Holdings and (C) as to Holdings, all outstanding Equity Interests in the Borrower and its Subsidiaries,

(iii) maintaining its corporate or other organizational existence and compliance with Laws, including, without limitation, Sarbanes-Oxley Act of 2002, as amended from time to time, the Securities Act and the Exchange Act, registration and reporting obligations and the rules of securities exchange companies with listed equity securities,

(iv) compliance with any order, injunction, judgment, writ or decree of any Governmental Authority,

(v) resolution of any actions, suits, proceedings, claims, disputes or arbitral award to which Pubco or its properties or revenues is subject,

(vi) participating in tax, accounting and other administrative activities as a member of the consolidated group of companies including the Loan Parties,

(vii) as to Pubco, preparing reports to Governmental Authorities and its shareholders, including the filing of registration statements, convening shareholder meetings and other meetings, and compliance with applicable and applicable reporting obligations under its organizational documents and federal, state or other securities laws,

(viii) executing, delivering and performing rights and obligations under the Loan Documents and any documents and agreement to any Acquisition or Investment permitted hereunder to which it is a party,

(ix) making any Restricted Payment permitted by Section 7.06,

(x) any fundamental change permitted by Section 7.04,

(xi) making capital contributions to the Borrower, directly or indirectly,

(xii) executing, delivering and performing rights and obligations under any employment agreements, management agreements (including the Management Agreement), consulting agreements and any documents related thereto,

(xiii) procurement of, and obligations related to, directors’ and officers’ insurance and other insurance necessary or desirable in the business judgment of the Loan Parties,

(xiv) incurrence of any Indebtedness permitted to be incurred by Pubco, Intermediate Blocker or Holdings under Section 7.01 (including, without limitation, any Guarantee of Indebtedness permitted to be incurred by Borrower and its Subsidiaries under Section 7.01),

(xv) activities necessary or advisable to consummate the Transactions and the De-SPAC Transaction, whether consummated on the De-SPAC Closing Date or thereafter,

(xvi) as to Pubco, any issuance or sale of Pubco’s Equity Interests,

(xvii) recruiting, compensation and providing indemnification to officers, directors, consultants, managers and employees in the ordinary course of business, and

(xviii) any activities incidental or reasonably related to the foregoing clauses (i) – (xvii), including incurrence of costs, fees and expenses (including listing fees and reasonable legal, executive, consulting, management, accounting, and other professional fees).

7.20	Limitation on Disqualified Equity Interests and Preferred Equity Interests.

Issue or sell or enter into any agreement or arrangement for the issuance or sale of any Disqualified Equity Interests or preferred Equity Interests, except Preferred Pubco Equity may be issued (A) on or about the De-SPAC Closing Date in redemption or exchange of the Senior Preferred Equity or (B) on or after the De-SPAC Closing Date so long as, in each case:

(a)    no Default or Event of Default exists or would arise from the issuance thereof;

(b)    on the date of the issuance thereof,

(i)    the Loan Parties are in compliance, on a Pro Forma Basis, with the financial covenant set forth in Section 7.11(b); and

(ii)    for all issuances of Preferred Pubco Equity other than Permitted Preferred Pubco Equity, the Consolidated Senior Net Leverage Ratio, calculated on a Pro Forma Basis, shall be less than 2.50 to 1.00;

(c)    the terms of such Preferred Pubco Equity shall be in form and substance satisfactory to the Administrative Agent (including dividend rate and any mandatory redemption date, if applicable, that exceeds the Maturity Date by at least six (6) months); and

(d)    each Preferred Pubco Equity Holder of such Preferred Pubco Equity is at all times subject to the terms of a Preferred Equity Subordination Agreement.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default.

Any of the following shall constitute an event of default (each, an “Event of Default”):

(a)    Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) within five (5) days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b)    Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.08, 6.10, 6.11, 6.15, 6.19, 6.20, Article VII or Article X; or

(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in this Agreement or any Loan other Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (i) the first day on which any Loan Party obtains knowledge of such failure or (ii) written notice thereof has been given to any Loan Party by the Administrative Agent or any Lender; or

(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or any such representation, warranty, certification or statement that is qualified by materiality or Material Adverse Effect shall be incorrect or misleading in any respect) when made or deemed made; or

(e)    Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or Cash Collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)    Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)    Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h)    Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ~~ten~~thirty (~~10~~30 ) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)    Invalidity of Loan Documents. Any payment provision, any financial covenant or any other material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations arising under the Loan Documents, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or it is or becomes unlawful for a Loan Party to perform any of its obligations under the Loan Documents; or

(k)    Collateral Documents. Any Collateral Document after delivery thereof pursuant to the terms of the Loan Documents shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on the Collateral purported to be covered thereby, or any Loan Party shall assert the invalidity of such Liens; or

(l)    Change of Control. There occurs any Change of Control; or

(q)    Subordination. (i) Any of the subordination, standstill, payover and insolvency related provisions of any of the Subordinated Debt Documents (the “Subordinated Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Debt; ~~or~~ (ii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordinated Provisions, (B) that the Subordinated Provisions exist for the benefit of the Administrative Agent and the Secured Parties or (C) that all payments of principal of or premium and interest on the applicable Subordinated Debt, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordinated Provisions~~.~~; (iii) any of the subordination, standstill, payover and insolvency related provisions of any of the Preferred Equity Subordination Agreement, the Management Fee Subordination Agreement, the Deferred Payment Subordination Agreement and the Intermediate

Blocker Subordination Agreement (the “Additional Subordinated Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any party thereto; or (iv) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Additional Subordinated Provisions, (B) that the Additional Subordinated Provisions exist for the benefit of the Administrative Agent and the Secured Parties or (C) that all payments on the Preferred Rights (as defined in any Preferred Equity Subordination Agreement), the Subordinated Indebtedness (as defined in the Deferred Payment Subordination Agreement), the Stock Rights (as defined in the Intermediate Blocker Subordination Agreement) and the Subordinated Obligations (as defined in the Management Fee Subordination Agreement), shall be subject to any of the Additional Subordinated Provisions.

Without limiting the provisions of Article IX, if a Default shall have occurred under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by Administrative Agent (with the approval of requisite Appropriate Lenders (in their sole discretion)) as determined in accordance with Section 11.01; and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by the requisite Appropriate Lenders or by the Administrative Agent with the approval of the requisite Appropriate Lenders, as required hereunder in Section 11.01.

8.02	Remedies upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)    declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)    require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d)    exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or Applicable Law or equity;

provided, however, that upon the occurrence of an event described in Section 8.01(f) with respect to the Borrower, the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03	Borrower’s Right to Cure.

Notwithstanding anything to the contrary contained in Sections 8.01 or 8.02:

(a)    Solely for the purpose of determining whether an Event of Default has occurred as a result of the failure to comply with any Financial Covenants, the Borrower may on one or more occasions designate a Specified Equity Contribution as a dollar-for-dollar increase to Consolidated EBITDA for the applicable Fiscal Quarter; provided that (A) such Specified Equity Contribution (i) is actually received by Borrower after the end of such Fiscal Quarter and on or prior to the tenth (10th) Business Day after the date on which financial statements are required to be delivered with respect to such applicable Fiscal Quarter (the “Cure Expiration Date”) and (ii) does not exceed the aggregate amount necessary to cure any Event of Default resulting from the failure to comply with any Financial Covenant as of such date, (B) the Borrower shall have provided an irrevocable notice (the “Notice of Intent to Cure”) to the Administrative Agent during such 10 Business Day period that such amounts are designated as a Specified Equity Contribution and (C) the Borrower shall prepay the Loans with such net cash proceeds pursuant to Section 2.05(b)(ii)(A) on or prior to the Cure Expiration Date. The Specified Equity Contribution shall be added to Consolidated EBITDA for the applicable Fiscal Quarter and included in any Measurement Period that includes such Fiscal Quarter.

(b)    The parties hereby acknowledge that any Specified Equity Contribution pursuant this Section 8.03 may not be relied on for any purposes of calculating any financial ratio-based covenants, tests or conditions, determining pricing and any baskets with respect to the covenants contained in the Loan Documents (including, without limitation, any based on Consolidated EBITDA) other than for determining actual compliance with the Financial Covenants and shall not result in any adjustment to any amounts with respect to the Fiscal Quarter with respect to which such Specified Equity Contribution was made (or the period after such Fiscal Quarter but before delivery of the Notice of Intent to Cure) other than the amount of and for the purposes of the Consolidated EBITDA referred to in Section 8.03(a) above.

(c)    In furtherance of Section 8.03(a) above, (i) upon actual receipt and designation of the Specified Equity Contribution by Borrower and the prepayment of the Loans pursuant to Section 2.05(b)(ii)(A), the Financial Covenants with respect to such Fiscal Quarter shall be deemed retroactively cured with the same effect as though there had been no failure to comply with the Financial Covenants with respect to such Fiscal Quarter and any Event of Default or Default under Section 7.11(a) or (b) with respect to such Fiscal Quarter shall be deemed not to have occurred for purposes of the Loan Documents, (ii) no Lender or L/C Issuer shall be required to make any Credit Extension hereunder during the ten (10) Business Day period referred to above unless Borrower has actually received the proceeds of the Specified Equity Contribution (and prepaid the Loans pursuant to Section 2.05(b)(ii)(A)), (iii) no Loan Party nor any Subsidiary thereof shall be permitted to make any Restricted Payments during the ten (10) Business Day period referred to above unless Borrower has actually received the proceeds of the Specified Equity Contribution (and prepaid the Loans pursuant to Section 2.05(b)(ii)(A)) and no Restricted Payments shall be made with the proceeds of any Specified Equity Contribution and (iv) unless necessary to prevent fraud, material impairment of the rights of the Administrative Agent or Lenders under this Agreement or the tolling of an applicable statute of limitations, neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 8.02 (or under any other Loan Document) solely on the basis of any Default or Event of Default resulting from the failure to comply with any Financial Covenants with respect to such Fiscal Quarter following receipt of a Notice of Intent to Cure until the earlier of (i) the Cure Expiration Date has occurred without the Specified Equity Contribution having been received (or the Loans not being prepaid pursuant to Section 2.05(b)(ii)(A)) and (ii)

the Borrower provide written notice to the Administrative Agent of its intent not to further comply with its obligations to exercise its rights under this Section 8.03.

(d)   (i) In each period of four consecutive Fiscal Quarters, there shall be at least two Fiscal Quarters in which no cure right set forth in this Section 8.03 is exercised, (ii) in each Fiscal Year, there shall not be more than one (1) cure right exercised pursuant to this Section 8.03, (iii) there shall be no exercise of the cure right set forth in this Section 8.03 in consecutive Fiscal Quarters and (iv) there shall be no pro forma reduction in Indebtedness (through either netting of cash or the prepayment of the Loans) with the Specified Equity Contribution for determining compliance the Financial Covenants for the Fiscal Quarter with respect to which such Specified Equity Contribution was made.

(e)    There can be no more than three (3) Fiscal Quarters in which the cure rights set forth in this Section 8.03 are exercised during the term of this Agreement.

8.04	Application of Funds.

(a)    After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02) or if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Secured Obligations then due hereunder, any amounts received on account of the Secured Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this Second clause payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Secured Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this Third clause payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, L/C Borrowings and Secured Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements and to the to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.14, in each case ratably among the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this Fourth clause held by them; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

(b)    Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to the Fourth clause above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section 8.04.

(c)    Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01	Appointment and Authority.

(a)    Appointment. Each of the Lenders and the L/C Issuer hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)    Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank, and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02	Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

9.03	Exculpatory Provisions.

(a)    The Administrative Agent or the Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arranger, as applicable, and its Related Parties:

(i)     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)    shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or the L/C Issuer any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates that is communicated to, or in the possession of, the Administrative Agent, Arrangers or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.

(b)   Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

(c)   Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04	Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections.

9.05	Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the

Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06	Resignation of Administrative Agent.

(a)   Notice. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)   Effect of Resignation. With effect from the Resignation Effective Date (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article XI and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring Administrative Agent was acting as Administrative Agent and (B) after such resignation for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including, without limitation, (1) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Secured Parties and (2) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(r)   L/C Issuer and Swingline Lender. Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as L/C Issuer and Swingline Lender. If Bank of America resigns as the L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as the L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as applicable, (ii) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue Letters of Credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07	Non-Reliance on Administrative Agent, the Arrangers and the Other Lenders.

Each Lender and the L/C Issuer expressly acknowledges that none of the Administrative Agent nor any of the Arrangers has made any representation or warranty to it, and that no act by the Administrative Agent or any of the Arrangers hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender or the L/C Issuer as to any matter, including whether the Administrative Agent or any Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and the L/C Issuer represents to the Administrative Agent and the Arrangers that it has, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and the L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

9.08	No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Arranger, a Lender or the L/C Issuer hereunder.

9.09	Administrative Agent May File Proofs of Claim; Credit Bidding.

(a)   In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)   to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09, 2.10(b) and 11.04) allowed in such judicial proceeding; and

(ii)   to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 2.10(b) and 11.04.

(b)   Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

(c)   The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (ii) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Applicable Law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (A) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (B) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a)(i) through (ix) of Section 11.01 of this Agreement), and (C) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Secured Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10	Collateral and Guaranty Matters.

(a)   Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(i)   to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 11.01;

(ii)   to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

(iii)   to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

(b)   Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

(c)   The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11	Secured Cash Management Agreements and Secured Hedge Agreements.

Except as otherwise expressly set forth herein or in the Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.04, the Guaranty or any Collateral by virtue of the provisions hereof or the Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of a Facility Termination Date.

9.12	Certain ERISA Matters.

(a)   Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)   such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this agreement,

(ii)   the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)   (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)   such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)   In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

9.13	Recovery of Erroneous Payments.

Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE X

CONTINUING GUARANTY

10.01	Guaranty.

Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Secured Obligations (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided that (a) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor and (b) the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any debtor under any Debtor Relief Laws. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Secured Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

10.02	Rights of Lenders.

Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Secured Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Secured Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

10.03	Certain Waivers.

Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any other Loan Party; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Loan Party; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Secured Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by Applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Secured Obligations.

10.04	Obligations Independent.

The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Secured Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

10.05	Subrogation.

No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Secured Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Secured Obligations, whether matured or unmatured.

10.06	Termination; Reinstatement.

This Guaranty is a continuing and irrevocable guaranty of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this Section 10.06 shall survive termination of this Guaranty.

10.07	Stay of Acceleration.

If acceleration of the time for payment of any of the Secured Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties.

10.08	Condition of Borrower.

Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

10.09	Appointment of Borrower.

Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, L/C Issuer or a Lender to the Borrower shall be deemed delivered to each Loan Party and (c) the Administrative Agent, L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.

10.10	Right of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under Applicable Law.

10.11	Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.11 shall remain in full force and effect until the Secured Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section 10.11 to constitute, and this Section 10.11 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

ARTICLE XI

MISCELLANEOUS

11.01 Amendments, Etc.

(a)   Subject to Section 3.03, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(i)   extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 4.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(ii)   postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(iii)   reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (A) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(iv)   (i) change Section 8.04 or Section 2.13 in a manner that would have the effect of altering the ratable reduction of Commitments, pro rata payments or pro rata sharing of payments required hereunder without the written consent of each Lender or (ii) change Section 2.12(f) in a manner that would alter the pro rata application required thereby without the written consent of each Lender directly affected thereby or (iii) subordinate, or have the effect of subordinating, the Obligations hereunder or the Liens on the Collateral hereunder to any other Indebtedness or other obligation, or (iv) release, or have the effect of releasing, all or substantially all of the value of the Guarantees of the Obligations, in each case, without the written consent of each Lender;

(v)   change any provision of this Section 11.01 or the definition of “Required Lenders” or “Required Class Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(vi)   release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(vii)   release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(viii)  release the Borrower or permit the Borrower to assign or transfer any of its rights or obligations under this Agreement or the other Loan Documents without the consent of each Lender; or

(ix)   directly and materially adversely affect the rights of Lenders holding Commitments or Loans of one Class differently from the rights of Lenders holding Commitments or Loans of any other Class without the written consent of the applicable Required Class Lenders;

and provided, further, that (A) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (B) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (C) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (D) the Fee Letter and the First Amendment Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

(b)   Notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (iii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

(c)   Notwithstanding anything to the contrary herein, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

(d)   Notwithstanding any provision herein to the contrary, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

11.02 Notices; Effectiveness; Electronic Communications.

(a)   Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)   if to Pubco, the Borrower or any other Loan Party, the Administrative Agent, the L/C Issuer or the Swingline Lender, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 1.01(a); and

(ii)   if to any other Lender, to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

This Agreement was prepared by:	Greenberg Traurig, LLP
2200 Ross Ave.
Suite 5200
Dallas, Texas 75201
Attention: [****]
Phone: [****]
E-mail: [****]

(b)   Electronic Communications.

(i)   Notices and other communications to the Administrative Agent, the Lenders, the Swingline Lender and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging, and Internet or intranet websites) pursuant to an electronic communications agreement (or such other procedures approved by the Administrative Agent in its sole discretion); provided that the foregoing shall not apply to notices to any Lender, the Swingline Lender or the L/C Issuer pursuant to Article II if such Lender, the Swingline Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. The Administrative Agent, the Swingline Lender, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(ii)   Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (B) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided that for both clauses (A) and (B), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)   The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Guarantor, the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d)   Change of Address, Etc. Each of the Loan Parties, the Administrative Agent, the L/C Issuer and the Swingline Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including

United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.

(e)   Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices, Loan Notices, Letter of Credit Applications, Notice of Loan Prepayment and Swingline Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies; Enforcement.

(a)   No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(b)   Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04 Expenses; Indemnity; Damage Waiver.

(a)   Costs and Expenses. The Loan Parties shall pay within ten (10) Business Days of demand therefor (i) all reasonable and documented out-of-pocket expenses actually incurred by the Administrative Agent and its Affiliates (including, but not limited to, (A) the reasonable and documented fees, charges and disbursements of one primary firm of counsel for the Administrative Agent and its Affiliates (taken as a whole) and (B) due diligence expenses), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of (x) one primary firm of counsel for the Administrative Agent, L/C Issuer and the Lenders, taken as a whole, (y) if reasonably necessary, of one local firm of counsel in any relevant jurisdiction to all such Persons, taken as a whole and (z) solely in the case of an actual or potential conflict of interest, one additional firm of counsel to all affected parties, taken as a whole), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)   Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel (but limited, in the case of legal fees and expenses, to one firm of counsel to the Indemnitees, taken as a whole, and, solely in the case of an actual or potential conflict of interest, one additional firm of counsel to all affected Indemnitees, taken as a whole (and, if reasonably necessary, of one local firm of counsel in each relevant jurisdiction to all such Persons, taken as a whole)) for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned, leased or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN

ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim not involving an act or omission of the Borrower and that is brought by an Indemnitee against another Indemnitee (other than against any Arranger or the Administrative Agent in their capacities as such). Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)   Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under clauses (a) or (b) of this Section 11.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.12(d).

(d)   Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages that are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(e)   Payments. All amounts due under this Section 11.04 shall be payable not later than ten (10) Business Days after demand therefor.

(f)   Survival. The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swingline Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns.

(a)   Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)   Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment(s) and the Loans (including for purposes of this clause (b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)   Minimum Amounts.

(A)   in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in clause (b)(i)(B) of this Section 11.06 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)  in any case not described in clause (b)(i)(A) of this Section 11.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Facility, or $1,000,000, in the case of any assignment in respect of the Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)  Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans and/or the Commitment assigned, except that this clause (b)(ii) shall not apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans.

(iii)  Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 11.06 and, in addition:

(A)   the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Facilities;

(B)   the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for assignments in respect of (1) any unfunded Term Commitment or any Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)   the consent of the L/C Issuer and the Swingline Lender (each such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Facility.

(iv)   Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)   No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons) or (D) any holder of Subordinated Debt.

(vi)   Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this clause (b)(vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii)   Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause

(b)  shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c)   Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and interest amounts) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (with respect to such Lender’s interest only), at any reasonable time and from time to time upon reasonable prior notice.

(d)   Participations.

(i)   Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participations.

(ii)   Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(f) (it being understood that the documentation required under Section 3.01(f) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.06; provided that such Participant (A) shall be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under clause (b) of this Section 11.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the

Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Sections 3.06 and 11.13 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103–1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)   Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note or Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)   Resignation as L/C Issuer or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitment and Revolving Loans pursuant to clause (b) above, Bank of America may, (i) upon thirty (30) days’ notice to the Administrative Agent, the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as L/C Issuer or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swingline Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swingline Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of

America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07 Treatment of Certain Information; Confidentiality.

(a)   Treatment of Certain Information. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16(c) or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (B) the provider of any Platform or other electronic delivery service used by the Administrative Agent, the L/C Issuer and/or the Swingline Lender to deliver Borrower Materials or notices to the Lenders or (viii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, or (ix) with the consent of the Borrower or to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.07, (xi) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (xii) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 11.07. For purposes of this Section 11.07, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

(b)   Non-Public Information. Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (i) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with Applicable Law, including United States federal and state securities Laws.

(c)   Press Releases. The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and then, in any event the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.

(d)   Customary Advertising Material. The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties; provided that Sponsor is given reasonable advance notice and the opportunity to consult in any such publication which contains the name, logo or trademark of “SunTx” or reasonably related names, logos or trademarks.

11.08 Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the L/C Issuer or such Affiliates, irrespective of whether or not such Lender, the L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have under Applicable Law. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Integration; Effectiveness.

This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successor and assigns.

11.11 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13 Replacement of Lenders.

(a)   If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)   the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(ii)   such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)  in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)  such assignment does not conflict with Applicable Laws; and

(v)   in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

(b)   A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c)   Each party hereto agrees that (i) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided further that any such documents shall be without recourse to or warranty by the parties thereto.

(d)   Notwithstanding anything in this Section 11.13 to the contrary, (A) the Lender that acts as the L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to the L/C Issuer or the depositing of Cash Collateral into a Cash Collateral account in amounts and pursuant to arrangements reasonably satisfactory to the L/C Issuer) have been made with respect to such outstanding Letter of Credit and (B) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.

11.14 Governing Law; Jurisdiction; Etc.

(a)   GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)   SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)   WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 11.14. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)   SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY

PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

11.16 Subordination.

Each Loan Party (a “Subordinating Loan Party”) hereby subordinates the payment of all obligations and indebtedness of any other Loan Party owing to it, whether now existing or hereafter arising, including but not limited to any obligation of any such other Loan Party to the Subordinating Loan Party as subrogee of the Secured Parties or resulting from such Subordinating Loan Party’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of any such other Loan Party to the Subordinating Loan Party shall be enforced and performance received by the Subordinating Loan Party as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Secured Obligations, but without reducing or affecting in any manner the liability of the Subordinating Loan Party under this Agreement. Without limitation of the foregoing, so long as no Default has occurred and is continuing, the Loan Parties may make and receive payments with respect to Intercompany Debt; provided, that in the event that any Loan Party receives any payment of any Intercompany Debt at a time when such payment is prohibited by this Section 11.16, such payment shall be held by such Loan Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Administrative Agent.

11.17 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower, Holdings and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates are arm’s-length commercial transactions between the Borrower, Holdings, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates, on the other hand, (ii) each of the Borrower, Holdings and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower, Holdings and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent, each Arranger and each Lender and each of their respective Affiliates each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for the

Borrower, Holdings, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, the Arranger, nor any Lender nor any of their respective Affiliates has any obligation to the Borrower, Holdings, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Arranger, nor any Lender nor any of their respective Affiliates has any obligation to disclose any of such interests to the Borrower, Holdings, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower, Holdings and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arranger, the Lenders and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

11.18 Electronic Execution; Electronic Records; Counterparts.

This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent, the L/C Issuer, the Swingline Lender, and each Lender (collectively, each a “Credit Party”) agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, L/C Issuer nor Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, L/C Issuer and/or Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Credit Party without further verification and (b) upon the request of the Administrative Agent or any Credit Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

Neither the Administrative Agent, L/C Issuer nor Swingline Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, L/C Issuer’s or Swingline Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The

Administrative Agent, L/C Issuer and Swingline Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Credit Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

11.19 USA Patriot Act Notice.

Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107–56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of the Borrower and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each other Loan Party in accordance with the Patriot Act. The Borrower and each other Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

11.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)   the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(b)   the effects of any Bail-In Action on any such liability, including, if applicable:

(i)   a reduction in full or in part or cancellation of any such liability;

(ii)   a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)   the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

11.21 Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

11.22 Time of the Essence.

Time is of the essence of the Loan Documents.

11.23 ENTIRE AGREEMENT.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	CONCRETE PARTNERS, LLC By: Name: Title:

HOLDINGS:	CONCRETE PARTNERS HOLDING, LLC By: Name: Title:

[Signature Page to Credit Agreement (Concrete Partners)]